                                                                    Exhibit 99.2

                       THE DOE RUN RESOURCES CORPORATION
   AMENDED AND RESTATED EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION
                       OF ACCEPTANCES FOR ALL OUTSTANDING
                11.25% SENIOR SECURED NOTES DUE 2005, SERIES B;
                  11.25% SENIOR NOTES DUE 2005, SERIES B; AND
             FLOATING INTEREST RATE SENIOR NOTES DUE 2003, SERIES B

    The 11.25% Senior Notes due 2005, Series B ("Senior Notes") and Floating Interest Rate Senior Notes due 2003, Series B (the "Floaters") were issued pursuant to that certain Indenture (the "Senior Notes/Floaters Indenture") dated March 12, 1998 among The Doe Run Resources Corporation ("Doe Run" or the "Company"), the Guarantors named therein and State Street Bank and Trust Company, as trustee. The 11.25% Senior Secured Notes due 2005, Series B (the "Senior Secured Notes") were issued pursuant to that certain Indenture (the "Senior Secured Notes Indenture"; and together with the Senior Notes/Floaters Indenture, the "Old Notes Indentures") dated September 1, 1998 among Doe Run, the Guarantors named therein and State Street Bank and Trust Company, as trustee.

    On June 6, 2002, Doe Run distributed an Exchange Offer, Cash Offer, Consent Solicitation and Senior Loan Participation (as amended and supplemented to the date hereof, the "Old Offers"). Doe Run is now amending and restating its Exchange Offer to Holders on the terms set forth herein. For a summary of changes made to the Old Offers, see "Summary of Changes Made to Old Offers" on page 3.

    Doe Run is hereby offering the holders of the notes described above (collectively, the "Old Notes") the opportunity to exchange the Old Notes for new notes, in each case subject to the terms and conditions set forth below. As part of the exchange offer, Doe Run is also soliciting the consent of the holders of Old Notes to certain amendments (the "Proposed Amendments") to the Old Notes Indentures. Doe Run is additionally seeking acceptances from holders of its Old Notes to a prepackaged plan of reorganization (the "Plan") for which confirmation will be sought in the event an insufficient principal amount of Old Notes is tendered into the Exchange Offer. The exchange offer and the consent solicitation as well as the solicitation of acceptances described below (and in each case, the consummation of the other transactions contemplated thereby) are referred to herein as the "Transactions."

                                 EXCHANGE OFFER

    Doe Run is offering holders of the Old Notes (each a "Holder" and as a group, "Holders") the opportunity to exchange such Old Notes (the "Exchange Offer") for the following consideration:

FOR EACH $1,000 PRINCIPAL AMOUNT OF:
11.25% Senior Secured Notes due 2005,          -  $660 aggregate principal amount of new
  Series B...................................  notes due 2008 of Doe Run, having substantially the terms described herein
                                                  (the "Exchange Notes"); and

                                               -  Such Holder's pro rata portion (with
                                               respect to all of the Exchanging Holders) of
                                                  Warrants (as further described herein) to
                                                  purchase up to 40% of the aggregate common
                                                  stock outstanding of Doe Run

11.25% Senior Notes due 2005, Series B.......  -  $560 aggregate principal amount of
                                               Exchange Notes; and

                                               -  Such Holder's pro rata portion (with
                                               respect to all of the Exchanging Holders) of
                                                  Warrants (as further described herein) to
                                                  purchase up to 40% of the aggregate common
                                                  stock outstanding of Doe Run

Floating Interest Rate Senior Notes due 2003,
  Series B...................................  -  $560 aggregate principal amount of
                                               Exchange Notes; and

                                               -  Such Holder's pro rata portion (with
                                               respect to all of the Exchanging Holders) of
                                                  Warrants (as further described herein) to
                                                  purchase up to 40% of the aggregate common
                                                  stock outstanding of Doe Run

    Each Holder shall agree, by accepting Exchange Notes, to waive receipt of any and all accrued and unpaid interest on the Old Notes, and, accordingly, no interest shall be payable on account of the interest payments scheduled but unpaid on March 15, 2002 and September 15, 2002.

    Interest on the Exchange Notes will be payable on April 15 and October 15 of each year commencing on April 15, 2003 as follows: Through December 31, 2005, interest may be paid, at the sole option of Doe Run, at the per annum rate of either (x) 3% in cash and 11.5% paid in kind or (y) 8.5% paid solely in cash. For all interest payment dates after December 31, 2005 and until the maturity of the Exchange Notes, interest will be paid on April 15 and October 15 of each year at the rate of 11.75% per annum and will be payable only in cash.

    Only Holders who are reasonably believed by Doe Run to be Accredited Investors (as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended) will be allowed to participate in the Exchange Offer. Holders who are not Accredited Investors are receiving this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances for informational purposes only. Acceptances will not be solicited or accepted from such Holders unless Doe Run subsequently seeks and obtains the consent of the Bankruptcy Court to do so.

                              CONSENT SOLICITATION

    The tender of the Old Notes in the Exchange Offer will constitute consent to certain amendments to the indentures under which such Old Notes were issued. The primary purpose of the Proposed Amendments is to eliminate substantially all of the restrictive operating and financial covenants and to modify a number of the event of default provisions and various other provisions in the Old Notes Indentures. See "The Proposed Amendments."

    If a Holder does not tender its Old Notes and the Exchange Offer is consummated, Doe Run may leave such unexchanged Old Notes outstanding. With respect to such Old Notes not tendered, Doe Run also reserves the right (but is under no obligation) to purchase, subject to the terms of the New Senior Credit Facility and the Congress/CIT Credit Facility (as defined herein), such Old Notes (whether pursuant to open market purchases, negotiated transactions or otherwise and whether for consideration similar to or different from that offered in the Exchange Offer), to defease such Old Notes pursuant to the terms of the Old Notes Indentures or as otherwise agreed with the Holder of such Old Notes or to redeem such Old Notes in accordance with their terms. In the event Old Notes that are not tendered in the Exchange Offer are left outstanding and the Exchange Offer is successfully consummated, Holders of such Old Notes will not be entitled to the benefit of substantially all of the restrictive operating and financial covenants and certain event of default provisions presently contained in the Old Notes Indentures because of the effects of the Proposed Amendments. See "Risk Factors--Risks for Holders Not Tendering in the Exchange Offer."

                      SOLICITATION OF ACCEPTANCES TO PLAN

    Doe Run is simultaneously seeking acceptances ("Acceptances") from Holders of its Old Notes to the Plan. If the Minimum Tender (as defined below) is not achieved but the requisite Acceptances needed for confirmation of the Plan are achieved, Doe Run intends to commence a Chapter 11 case in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and to seek to have such Bankruptcy Court confirm the Plan. A copy of the Plan is attached as Exhibit A hereto.

    Each Ballot pursuant to which the Acceptances will be sought will contain a space to mark, pursuant to which Holders agree to assign their rights and claims under the guarantees made with respect to the Old Notes to Reorganized Doe Run (as defined in the Plan) provided that such assignee agrees to forbear from enforcing or seeking to enforce such guarantees made with respect to the Old Notes by the guarantors thereunder until such time as any other Holder seeks to enforce such guarantees. Holders who do not so mark their Ballot, along with those Holders not delivering an Acceptance in support of the Plan, shall, assuming the Plan is confirmed, receive Exchange Notes without Guarantees of the Guarantors described herein. See "Comparison of Exchange Offer and Plan."

                        CONDITIONS TO THE EXCHANGE OFFER

    The consummation of each of the Exchange Offer and the Plan is subject to a number of conditions as discussed in this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances.

                                EXPIRATION DATE

    The Exchange Offer will expire at such times as follows, unless such Exchange Offer is extended (such time and date, as it may be extended, the "Expiration Date");

    - In the event that on October 4, 2002 (the "First Expiration Date"), Doe Run has received the valid tender (without withdrawal) into the Exchange Offer and Consent Solicitation by Holders of at least 95% of each of the Senior Notes, Senior Secured Notes and Floaters outstanding (the "Minimum Tender"), the Exchange Offer and Consent Solicitation will expire and Doe Run will proceed to consummate the Exchange Offer, subject to the satisfaction of all of the other conditions precedent to the consummation of the Exchange Offer.

    - In the event that on the First Expiration Date, the Minimum Tender has not been achieved, Doe Run will extend the Offer until October 15, 2002 (the "Second Expiration Date") at which time, if the Minimum Tender has been achieved, the Exchange Offer and Consent Solicitation will expire and Doe Run will proceed to consummate the Exchange Offer subject to the satisfaction of all of the other conditions precedent to the consummation of the Exchange Offer. In the event that, on the Second Expiration Date, the Minimum Tender has not been achieved but Doe Run has received Acceptances to the Plan of Holders from (a) Holders of at least 66 2/3% of the aggregate principal amount of each of the Senior Notes, Senior Secured Notes and Floaters and (b) a majority in number of Holders, in each case actually voting on the Plan, then Doe Run intends to commence a Chapter 11 case and seek to have the Plan confirmed by the Bankruptcy Court. The Second Expiration Date may be extended by Doe Run with the consent of the lenders under both the New Senior Credit Facility and the Congress/CIT Credit Facility, as well as Renco.

    The time the Exchange Offer actually expires pursuant to the terms set forth above is referred to herein as the Expiration Time. Prior to the Expiration Time, Holders may tender Old Notes into the

Exchange Offer and/or deliver Acceptances to the Plan on account of such Old Notes held by such Holder.

    Tendered Old Notes may be withdrawn at any time prior to the Expiration
Date.

    DOE RUN'S OFFER OF EXCHANGE NOTES AND WARRANTS IN THE EXCHANGE OFFER IS BEING MADE IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ACCORDINGLY, THIS AMENDED AND RESTATED EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES IS BEING DISTRIBUTED ONLY TO HOLDERS BELIEVED BY DOE RUN TO BE "ACCREDITED INVESTORS", AS DEFINED IN THE RULES UNDER THE SECURITIES ACT. IN THE EVENT THAT THIS AMENDED AND RESTATED EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES IS DELIVERED TO A PERSON THAT IS NOT AN ACCREDITED INVESTOR, SUCH DELIVERY SHALL BE FOR INFORMATIONAL PURPOSES ONLY AND NO OFFER OF SECURITIES IS MADE TO SUCH PERSON. EACH HOLDER TENDERING FOR EXCHANGE NOTES AND WARRANTS PURSUANT TO THE EXCHANGE OFFER, IN MAKING SUCH TENDER WILL BE DEEMED TO HAVE MADE CERTAIN ACKNOWLEDGMENTS, REPRESENTATIONS AND AGREEMENTS AS SET FORTH IN THE LETTER OF TRANSMITTAL AND CONSENT TO PROPOSED AMENDMENTS UNDER "THE EXCHANGE OFFER--NOTICE TO INVESTORS IN THE EXCHANGE NOTES."

    NONE OF THE SECURITIES OFFERED HEREBY OR THE PROPOSED AMENDMENTS HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE OR FOREIGN SECURITIES AUTHORITY OR ANY OTHER REGULATORY AUTHORITY, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF THESE TRANSACTIONS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS AMENDED AND RESTATED EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    BECAUSE THE EXCHANGE NOTES AND WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAWS, NONE OF SUCH SECURITIES MAY BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS. ACCORDINGLY, THE RESALE OF EXCHANGE NOTES AND WARRANTS BY HOLDERS PARTICIPATING IN THE EXCHANGE OFFER WILL BE RESTRICTED.

    IF A CHAPTER 11 CASE IS COMMENCED AND THE PLAN IS CONFIRMED (AND, ACCORDINGLY, THE EXCHANGE OFFER IS NOT CONSUMMATED CONSENSUALLY), THE SECURITIES LAW TREATMENT OF THE EXCHANGE NOTES AND WARRANTS WILL BE DIFFERENT THAN THAT SET FORTH ABOVE. SEE "SECURITIES LAW CONSIDERATIONS FOR ISSUANCE UNDER PLAN" HEREIN.

    NO CASE HAS BEEN COMMENCED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE BY DOE RUN. ACCORDINGLY, THIS AMENDED AND RESTATED EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES HAS NOT BEEN APPROVED BY ANY BANKRUPTCY COURT, INCLUDING WITH RESPECT TO WHETHER IT CONTAINS ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. NONETHELESS, IF A CHAPTER 11 CASE IS COMMENCED BY DOE RUN, DOE RUN INTENDS TO PROMPTLY SEEK AN ORDER OF THE BANKRUPTCY

COURT FINDING THAT THE SOLICITATION OF ACCEPTANCES ON SUCH PLAN BY MEANS OF THIS AMENDED AND RESTATED EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES WAS IN COMPLIANCE WITH SECTION 1125 AND 1126(B) OF THE BANKRUPTCY CODE AND SEEK CONFIRMATION OF THE PLAN PURSUANT TO SECTION 1129 OF THE BANKRUPTCY CODE. FOR FURTHER DISCUSSION RESPECTING THE POTENTIAL CHAPTER 11 CASE AND CONFIRMATION OF A PLAN, SEE "SOLICITATION SUMMARY AND VOTE REQUIRED FOR APPROVAL."

SEPTEMBER 20, 2002

                             AVAILABLE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Doe Run with the Commission are incorporated in this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances by reference:

     1. Doe Run's Annual Report on Form 10-K for the fiscal year ended October 31, 2001;

     2. Doe Run's Current Report on Form 8-K dated January 30, 2002;

     3. Doe Run's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2002;

     4. Doe Run's Current Report on Form 8-K dated March 15, 2002;

     5. Doe Run's Current Report on Form 8-K dated April 15, 2002;

     6. Doe Run's Current Report on Form 8-K dated May 15, 2002;

     7. Doe Run's Current Report on Form 8-K dated June 6, 2002;

     8. Doe Run's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2002;

     9. Doe Run's Current Report on Form 8-K dated July 9, 2002;

    10. Doe Run's Current Reports on Form 8-K dated July 19, 2002;

    11. Doe Run's Current Report on Form 8-K dated August 2, 2002;

    12. Doe Run's Current Report on Form 8-K dated August 6, 2002;

    13. Doe Run's Current Report on Form 8-K dated August 7, 2002;

    14. Doe Run's Current Report on Form 8-K dated August 14, 2002;

    15. Doe Run's Current Report on Form 8-K dated August 20, 2002;

    16. Doe Run's Current Report on Form 8-K dated August 27, 2002; and

    17. Doe Run's Current Report on Form 8-K dated September 5, 2002.

    All documents filed by Doe Run pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances and prior to the termination of the Exchange Offer made hereunder shall be deemed to be incorporated by reference into this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances to the extent that a statement contained herein or in any other subsequently filed document which supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances. Please note the following typographical errors appearing in footnote (8) (Guarantor

Subsidiaries) to Doe Run's Condensed Consolidating Balance Sheet as filed in Doe Run's quarterly report filed on Form 10-Q: references on pages 19 and 23 to "October 31, 2002" should read "October 31, 2001" and references to
"January 31, 2002" on page 21 should read "January 31, 2001". These typographical errors do not appear in the copies of such documents which were delivered with the Offering Memorandum dated June 6, 2002.

    Doe Run will furnish without charge to each person, including any beneficial owner, to whom this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

       The Doe Run Resources Corporation
       1801 Park 270 Drive
       Suite 300
       St. Louis, Missouri 63146
       Attention: Marvin K. Kaiser

    For a presentation of certain projected financial information concerning Doe Run (along with critical assumptions forming the basis thereof) see "Financial Projections," attached as an appendix hereto. Also see "Risks Relating to the Exchange Notes--Doe Run's Actual Results of Operations May Differ Materially from Doe Run's Projections."

                     SUMMARY OF CHANGES MADE TO OLD OFFERS

    Set forth below is a summary of the key changes made to the Offers as set forth in the Offering Memorandum dated June 6, 2002 and the amendments and supplements thereto issued prior to the date hereof (the "Old Offers"). Holders are urged to read the entire Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances as this summary is not purported to be complete.

                 OLD OFFERS                               REVISED EXCHANGE OFFER
---------------------------------------------  ---------------------------------------------
Cash Offer pursuant to Modified Dutch
Auction.                                       Cash Offer eliminated.

Senior Loan Participation pursuant to which    Senior Loan Participation eliminated;
Holders participating in Exchange Offer or     Exchange/ Loan Offer eliminated; The Exchange
Exchange/Loan Offer could be lenders under     Offer is the only offer Doe Run is seeking to
the New Senior Credit Facility.                consummate in order to achieve a consensual
                                               restructuring outside of bankruptcy. The only
                                               consideration available to a Holder is
                                               Exchange Notes and Warrants. The Accrued
                                               Interest Payment is no longer payable upon
                                               exchange of Old Notes.

Warrants to purchase 20% of the aggregate      Warrants to purchase up to 40% of the
common stock of Doe Run allocated to lenders   aggregate common stock of Doe Run allocated
under New Senior Credit Facility.              to Exchanging Holders, see "Description of
                                               Warrants."No Warrants issuable in connection
                                               with the New Senior Credit Facility.

New Senior Credit Facility in an aggregate     New Senior Credit Facility in an aggregate
amount of up to $60.7 million.                 amount of up to $35.5 million. $15.5 million
                                               of this amount shall be borrowed at closing
                                               which, net of a 3% original issue discount,
                                               results in net proceeds to Doe Run of
                                               $15.035 million. See "Description of Certain
                                               Other Indebtedness--New Senior Credit
                                               Facility."

Minimum Tender required for consummation of    Minimum Tender required for consummation of
the Old Offers of 90% of the outstanding       Exchange Offer of 95% of the outstanding
principal amount of each of the Senior Notes,  principal amount of each of the Senior Notes,
Senior Secured Notes and Floaters              Senior Secured Notes and Floaters. If the
outstanding.                                   Minimum Tender is not achieved, Doe Run
                                               intends to commence a Chapter 11 case and
                                               seek to have the Plan confirmed by the
                                               Bankruptcy Court, if the requisite
                                               Acceptances has been received.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances, including, without limitation, statements regarding financial position, budgets and plans and objectives for future operations are forward-looking statements. Although Doe Run believes that the expectations reflected in such forward-looking statements are reasonable, Doe Run can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from Doe Run's expectations ("Cautionary Statements") are disclosed in the section captioned "Risk Factors" and elsewhere in this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances. All subsequent written and oral forward-looking statements attributable to Doe Run or any person acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS AMENDED AND RESTATED EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO APPEARING ELSEWHERE IN THIS AMENDED AND RESTATED EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES AND/OR INCORPORATED BY REFERENCE THEREIN. PROSPECTIVE INVESTORS ARE URGED TO READ THIS AMENDED AND RESTATED EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES IN ITS ENTIRETY BEFORE PARTICIPATING IN THE EXCHANGE OFFER, CONSENT SOLICITATION OR SOLICITATION OF ACCEPTANCES.

                                  THE COMPANY

    Doe Run is a producer of base and precious metals with operations in the United States and Peru. Doe Run is the largest integrated lead producer in North America and the largest primary lead producer in the western world. In Peru, Doe Run operates the La Oroya smelter ("La Oroya"), one of the largest polymetallic processing facilities in the world offering an extensive product mix of non-ferrous and precious metals, including silver, copper, zinc, lead and gold.

    All of Doe Run's issued and outstanding capital stock is indirectly owned by The Renco Group, Inc. ("Renco"). Renco is owned by trusts established by Mr. Ira Leon Rennert, Renco's Chairman and Chief Executive Officer, for himself and members of his family. As a result of such ownership, Mr. Rennert controls Doe Run and its subsidiaries. Doe Run owns 100% of Doe Run Cayman Ltd. ("Doe Run Cayman"), a Cayman Islands corporation. Doe Run Cayman owns in excess of 99% of the interest in Doe Run Peru S.R.L. ("Doe Run Peru"), with a de minimis number of shares owned by current and former employees of both Doe Run Peru and Empresa Minera del Centro del Peru S.A. ("Centromin") pursuant to Peruvian law. Centromin is the Peruvian government entity whose subsidiary held the assets and liabilities of La Oroya, which was purchased by Doe Run Peru in October, 1997. Doe Run Peru is a Peruvian limited liability company.

    Doe Run's business in the United States includes an integrated primary lead operation, a secondary lead operation and lead fabrication operations. In Peru, Doe Run produces various base metals and precious metals and has a copper mining and milling operation.

    Doe Run's U.S. primary lead operation consists of two primary smelters, which obtain concentrates from Doe Run's four operating mills supplemented from time to time with concentrates purchased in the open market. The mills are supplied with ore mined from six production shafts along approximately 40 miles of the Viburnum Trend in southeastern Missouri, one of the world's most productive lead deposits. As of October 31, 2001, Doe Run's U.S. ore reserves consisted of approximately 50 million proven and probable tons, containing grades of 5.85% lead, 1.34% zinc and .25% copper. Doe Run also operates a secondary smelter in southeastern Missouri where it produces lead metal from recycled lead-acid batteries and other lead bearing materials. Through its subsidiary, Fabricated Products, Inc. ("Fabricated Products"), Doe Run produces value-added lead products such as lead oxide, lead sheet and lead bricks at facilities in Arizona, Washington and Texas. These operations permit Doe Run to participate in and manage the entire lead life cycle from mining lead ore, to producing refined lead metal, to fabricating value-added lead products, to recycling batteries and other materials containing lead.

    Doe Run's Peruvian operations consist of the La Oroya smelting complex, acquired in October 1997, and the Cobriza mine and mill, acquired in August 1998. La Oroya's unique combination of base metal smelters, refineries and by-product circuits enable it to process complex polymetallic concentrates and to produce high quality finished metals and by-products. In 2001, La Oroya was one of Peru's largest exporters, exporting approximately 89% of its total shipments to North America, Europe and Asia, as well as other Latin American countries. Its customers include end-users of base metals and metal by-products, as well as international metal trading companies.

BACKGROUND, PURPOSE AND OVERVIEW OF THE TRANSACTIONS

    Doe Run has substantial indebtedness and debt service requirements. As of July 31, 2002, on a consolidated basis, Doe Run had $507.8 million of indebtedness outstanding, or $382.8 million net of the $125.0 million Special Term Deposit made in a foreign bank as collateral for a loan made to Doe Run Peru, securing indebtedness of a like amount. This Special Term Deposit was, effective September 12, 2002, used to repay the aforementioned loan made to Doe Run Peru. Doe Run Peru is, accordingly, indebted to Doe Run in the amount of $139.1 million, pursuant to the Intercompany Note. See "Recent Developments; Current Transactions- Conversion of Special Term Deposit into Intercompany Note". The Intercompany Note will, on the Closing Date, be pledged as collateral to secure Doe Run's obligations under the New Senior Credit Facility and the Exchange Notes.

    Low metal prices over the past four years, coupled with Doe Run's substantial debt service requirements, have significantly depleted Doe Run's operating liquidity. In fiscal 2001, cash from operating activities was sufficient to meet Doe Run's capital and debt service requirements due to significant cash generated from reductions in net working capital. Doe Run received a significant tax refund payment in Peru, reduced trade receivables and significantly reduced inventories by $11.3 million during 2001. The reductions in receivables and inventory coupled with increases in borrowings on revolving credit lines have significantly reduced availability under revolving credit facilities.

    Notwithstanding the cash generated or conserved by these activities, Doe Run was not able to stay in compliance under its various debt obligations. At October 31, 2001, Doe Run failed to maintain consolidated net worth and EBITDA for U.S. operations, as required by Doe Run's existing revolving credit facility with Congress Financial Corporation ("Congress"). Previously granted waivers of these defaults expired on March 14, 2002. Any extension of the waivers or amendment of the covenants is at the option of Congress. On March 18, 2002, Doe Run announced that it did not make scheduled interest payments on the Old Notes and it did not make the required interest payments on the Old Notes prior to the grace periods granted by the Old Notes Indentures, all of which expired on April 15, 2002. On this date, Doe Run announced its agreement in principle with Regiment Capital Advisors, L.L.C. ("Regiment") and Renco relating to its intention to consummate the Old Offers and the transactions contemplated thereby.

    On May 15, 2002, Doe Run filed on Form 8-K the terms of its agreement in principle with Regiment and Renco. As part of that filing on Form 8-K, Doe Run announced that, in addition to its intention to launch the Exchange Offer, Cash Offer, Consent Solicitation and Senior Loan Participation, and to enter into the New Senior Credit Facility, Renco will purchase (the "Renco Investment"), on the Closing Date, $20.0 million aggregate liquidation preference of Doe Run's 12.5% Series A Redeemable Preferred Stock (the "Series A Preferred Stock"). The
Series A Preferred Stock will accrue dividends at a rate of 12.5% per annum, but such dividends will be paid in kind until (x) the Warrants have expired or have been repurchased and (y) no amounts are outstanding under the New Senior Credit Facility. The Series A Preferred Stock will rank senior to all other classes of capital stock of Doe Run for purposes of liquidation preference and dividends and will be redeemable, at the option of Renco, at any time after the date which is six months after the maturity date of the Exchange Notes. See "Description of Equity Investment, Corporate Governance and Other Related Party Transactions-- The Renco Investment."

    On June 6, 2002, Doe Run commenced its Exchange Offer, Cash Offer, Consent Solicitation and Senior Loan Participation.

    On July 19, 2002, Doe Run amended the terms of the Old Offers to provide Holders with the option of exchanging their Old Notes for a participation interest in the Initial Senior Loan then contemplated by the Old Offers. This offer has been eliminated as part of the revised Exchange Offer offered hereby.

    On August 23, 2002 Doe Run announced that, despite the fact that it had received sufficient tenders necessary to consummate the Old Offers, it was extending the expiration date of the Old Offers due to the belief by Doe Run and Renco that, given the continuing market price erosion of lead, consummating the Old Offers in their then present form would not provide Doe Run with adequate liquidity.

    On September 5, 2002, Doe Run, after several extensions, announced it had reached an agreement in principle with Regiment pursuant to which Doe Run would seek to consummate either the revised Exchange Offer or the Plan. A summary of the differences between the Old Offers and the Exchange Offer made hereby can be found in the section herein entitled "Summary of Changes Made to Old Offers".

    Doe Run has not made the September 15, 2002 scheduled interest payment on the Old Notes nor does it foresee making such payment in the future. No accrued and unpaid interest payments on the Old Notes are payable pursuant to the Exchange Offer made hereby.

    In addition to the Renco Investment, Renco will enter into a Credit Support Agreement (the "Renco Credit Support Agreement") on the Closing Date among Renco, Doe Run, Congress and The CIT Group/Business Credit, Inc. ("CIT"), pursuant to which, at certain times, advances in excess of the amounts otherwise available pursuant to the borrower's borrowing base under the Congress/CIT Credit Facility would be made available to Doe Run and the other borrowers thereunder up to an aggregate amount of $15.0 million.

    At the Closing Date, Doe Run, Fabricated Products and The Buick Resource Recycling Facility LLC (the "Buick LLC"), a newly formed subsidiary of Doe Run, will enter into an Amended and Restated Loan and Security Agreement with Congress and CIT (the "Congress/CIT Credit Facility"). Pursuant to the Congress/CIT Credit Facility, the borrowers under the facility shall be able to borrow up to a maximum of $75.0 million (including a letter of credit sub-limit up to $15.0 million) based upon a borrowing base consisting of certain accounts receivable and eligible inventories. The Congress/CIT Credit Facility will mature on the third anniversary of the Closing Date and will bear interest at a per annum rate equal to the "prime rate" plus 100 basis points, and be subject to certain standard fees. See "Description of Certain Other Indebtedness--Congress/CIT Credit Facility".

    On September 17, 2002, Doe Run Peru entered into an amended and restated revolving credit facility with Banco de Credito del Peru (the "BCP Revolving Credit Facility"), to be fully effective as of September 25, 2002. Pursuant to the BCP Revolving Credit Facility, assuming the successful completion of the requisite syndication (described below) of the full loan amounts, Doe Run Peru will be able to borrow (i) up to a maximum amount of $45 million (including a $5.0 million letter of credit sub-facility) based upon a borrowing base consisting of certain accounts receivable and eligible inventories and (ii) up to $13.0 million for the issuance of certain payment and performance bonds. The BCP Revolving Credit Facility will have maturities of 1, 3 or 6 months for each drawing thereunder (at the option of Doe Run Peru), with a final maturity for the entire facility three years from the Closing Date, and bear interest at a per annum rate equal to the London Interbank Offer Rate (based upon certain periods of duration) plus a fixed margin and be subject to certain standard fees. As of the date hereof, the lender under the BCP Revolving Credit Facility has only committed to lend an aggregate of $40.0 million, and has given a best efforts undertaking to syndicate the balance of the $58.0 million aggregate credit facility. The new BCP Revolving Credit Facility will satisfy the condition precedent to the closing of the Transactions. No assurance can be given that the syndication of the additional $18.0 million will be fully accomplished prior to or after the Closing Date. In the event that the other Transactions described herein are not consummated by November 25, 2002, an Event of Default will exist under the BCP Revolving Credit Facility. See "Description of Certain Other Indebtedness--BCP Revolving Credit Facility".

    Regiment and certain of its affiliates have agreed to exchange a minimum of $55 million of Old Notes held by them into the Exchange Offer.

    Doe Run is undertaking the Transactions in order to reduce its leverage, increase its liquidity and enable it to capitalize on its competitive strengths. In addition, management has made significant changes to operations which it believes will significantly improve profit margins and cash generated from operations. However, such improvements were not sufficient to enable Doe Run to make the scheduled March 15, 2002 and September 15, 2002 interest payments on the Old Notes.

    Management believes that it is in the best interest of all Doe Run's investors and creditors to continue to operate in an effort to optimize the productive capacity of Doe Run's assets and therefore has no plans to discontinue operations. Management believes that if the Transactions are consummated, Doe Run will be able to capitalize on its competitive strengths due to the decreased leverage and increased liquidity that may result. If successful, the Transactions would result in Doe Run's replacing its existing $305.0 million of Old Notes, plus $36.2 million of unpaid accrued interest thereon, with, depending upon the amount of Old Notes that participate in the Exchange Offer, approximately $198.0 million of face amount debt consisting of the New Senior Credit Facility, the Exchange Notes and Old Notes that did not participate in the Exchange Offer. However, there can be no assurance that liquidity will be adequate to meet Doe Run's obligations prior to restructuring or even if the Transactions are consummated. If Doe Run is unable to meet its obligations, certain actions by creditors could result in an interruption or discontinuance of operations.

    The consummation of the Exchange Offer is contingent upon a number of conditions including: (i) the valid tender (without subsequent withdrawal) of a minimum of 95% of the aggregate principal amount of each of (x) the Senior Secured Notes, (y) the Senior Notes and (z) the Floaters outstanding into the Exchange Offer; (ii) the receipt of the Requisite Consents; (iii) the consummation of the Renco Investment; (iv) the execution of the Renco Credit Support Agreement; (v) the closing of the New Senior Credit Facility; and
(vi) the consummation of the Congress/CIT Credit Facility and the BCP Revolving Credit Facility. There can be no assurance that Doe Run will be able to satisfactorily consummate any of the Transactions.

    In the event that the Minimum Tender is not achieved but the requisite Acceptances have been achieved, Doe Run intends to commence a Chapter 11 case and seek to have the Plan confirmed by the Bankruptcy Court.

                          SUMMARY OF THE TRANSACTIONS

THE EXCHANGE OFFER

Terms of the Exchange Offer...............  Doe Run is offering, upon the terms and subject to the conditions contained in this Amended and Restated
                                            Exchange Offer, Consent Solicitation and Solicitation of
                                            Acceptances and in the accompanying Letter of
                                            Transmittal and Consent to Proposed Amendments for the
                                            Old Notes, to exchange each outstanding $1,000 principal
                                            amount of Old Notes, for the following consideration:

    - in the case of the Senior Secured Notes, $660 aggregate principal amount of Exchange Notes and such Holder's pro rata portion (with respect to all of the Exchanging Holders) of Warrants to purchase up to 40% of the aggregate common stock outstanding of Doe Run.

    - in the case of the Senior Notes, $560 aggregate principal amount of Exchange Notes and such Holder's pro rata portion (with respect to all of the Exchanging Holders) of Warrants to purchase up to 40% of the aggregate common stock outstanding of Doe Run.

    - in the case of the Floaters, $560 aggregate principal amount of Exchange Notes and such Holder's pro rata portion (with respect to all of the Exchanging Holders) of Warrants to purchase up to 40% of the aggregate common stock outstanding of Doe Run.

    - The Exchange Offer will not affect Doe Run's obligation to pay principal, interest and penalties on any Old Notes which are not tendered pursuant to the Exchange Offer. However, if the Exchange Offer is consummated, the covenants and certain other terms in the indentures governing the Old Notes will be substantially less restrictive and will afford significantly reduced protections to the Holders of Old Notes who do not so tender pursuant to the Exchange Offer. See "Risk Factors--Risks for Holders Not Tendering in the Exchange Offer.

    - Each Holder shall agree, by accepting Exchange Notes, to waive receipt of any and all accrued and unpaid interest on the Old Notes, and, accordingly, no interest, including penalties thereon, shall be payable on account of the interest payments scheduled but unpaid on March 15, 2002 and September 15, 2002.

THE EXCHANGE NOTES

Issue Date................................  The Exchange Notes will be issued within five business days after the Expiration Date of the Exchange Offer, at
                                            which time, the Exchange Notes will be issued and the
                                            transactions contemplated by the Congress/CIT Credit
                                            Facility, the New Senior Credit Facility and the Renco
                                            Investment will be consummated and the Renco Credit
                                            Support Agreement will be executed.

Maturity Date.............................  November 1, 2008, at which time all outstanding principal as well as all accrued and unpaid interest
                                            shall be due in full.

Interest..................................  Interest on the Exchange Notes will be payable on
                                            April 15 and October 15 of each year commencing on
                                            April 15, 2003 as follows: Through calendar year 2005,
                                            interest may be paid, at the sole option of Doe Run, at
                                            the per annum rate of either (x) 3% in cash and 11.5%
                                            paid in kind or (y) 8.5% paid solely in cash. For all
                                            interest payment dates after December 31, 2005 and
                                            until the maturity of the Exchange Notes, interest

                                            will be paid on April 15 and October 15 of each year at
                                            the rate of 11.75% per annum and will be payable only in
                                            cash.

Optional Redemption.......................  The Exchange Notes will be subject to redemption, in whole or in part, at the option of Doe Run, at any time,
                                            at the following redemption prices (expressed as a
                                            percentage of principal amount): (i) if redeemed during
                                            the twelve month period beginning on the Closing Date,
                                            100%; (ii) if redeemed during the twelve month period
                                            beginning on the anniversary of the Closing Date in
                                            2003, 106%; (iii) if redeemed during the twelve month
                                            period beginning on the anniversary of the Closing Date
                                            in 2004, 104%; (iv) if redeemed during the twelve month
                                            period beginning on the anniversary of the Closing Date
                                            in 2005, 102%; and (v) if redeemed during the twelve
                                            month period beginning on the anniversary of the Closing
                                            Date in 2006 and at any time thereafter, 100%; plus, in
                                            each case, accrued interest to the redemption date. See
                                            "Description of Exchange Notes--Optional Redemption".

Renco Call................................  Renco will have the right, at any time, to require that all or part of the then outstanding Exchange Notes be
                                            sold to Renco at a price equal to, at any given time,
                                            the price (including accrued interest) that Doe Run
                                            would have to pay to redeem such Exchange Notes at such
                                            time (the "Renco Call"). The Renco Call will be subject
                                            to terms (as to selection of Exchange Notes to be
                                            purchased, notices, etc) substantially similar to Doe
                                            Run's right to redeem the Exchange Notes. See
                                            "Description of Exchange Notes--Renco Call".

Guarantees................................  Doe Run's obligations under the Exchange Notes will be guaranteed by the following subsidiaries of Doe Run:
                                            Fabricated Products, DR Land Holdings, LLC, Doe Run
                                            Cayman, Buick LLC, Doe Run Peru and Doe Run Development
                                            (each a "Subsidiary" and each a "Guarantor"). In the
                                            future, Doe Run's obligations may be guaranteed by
                                            certain of Doe Run's Restricted Subsidiaries (as defined
                                            herein). See "Description of Exchange Notes--Certain
                                            Covenants; Future Guarantees."

Ranking...................................  Except to the extent of any assets securing the New
                                            Senior Credit Facility and the Congress/CIT Credit
                                            Facility (see "Description of Certain Other
                                            Indebtedness") and the Senior Secured Notes (to the
                                            extent they remain outstanding), the Exchange Notes will
                                            rank equally in right of payment to the New Senior
                                            Credit Facility, the Congress/CIT Credit Facility and
                                            the Old Notes (to the extent they remain outstanding).
                                            Further, except as described herein with respect to the
                                            guarantee of Doe Run Peru, the indebtedness of Doe Run
                                            and the Guarantors evidenced by the Exchange Notes and
                                            the guarantees rank senior in right of payment to all
                                            future unsecured senior subordinated and subordinated
                                            indebtedness of Doe Run and the Guarantors,
                                            respectively, and equally in

                                            right of payment with all other existing and future
                                            unsubordinated indebtedness of Doe Run and the
                                            Guarantors.

                                            Notwithstanding the foregoing, the indebtedness of Doe
                                            Run Peru evidenced by its guarantee of the Exchange
                                            Notes will be contractually subordinated to the
                                            indebtedness under the BCP Revolving Credit Facility
                                            (see "Description of Certain Other Indebtedness").

Change of Control.........................  Upon the occurrence of a Change of Control (as defined herein), Doe Run will be obligated to make an offer to
                                            purchase all of the then outstanding Exchange Notes at a
                                            purchase price equal to 101% of the principal amount of
                                            the Exchange Notes plus accrued and unpaid interest
                                            thereon to the date of purchase. Doe Run cannot
                                            guarantee that it will have the financial resources
                                            necessary to purchase the Exchange Notes or that the
                                            purchase will be permitted under the New Senior Credit
                                            Facility or the Congress/CIT Credit Facility. For a
                                            summary of what constitutes a Change of Control please
                                            see "Description of Exchange Notes--Change of Control."

Covenants.................................  The Indenture contains covenants that, among other things, limit the ability of Doe Run, and the ability of
                                            its subsidiaries, to incur additional indebtedness, pay
                                            dividends or make other distributions, make investments,
                                            dispose of assets, issue capital stock of subsidiaries,
                                            create liens securing indebtedness, enter into
                                            transactions with affiliates, or enter into mergers or
                                            consolidations or sell all or substantially all of its
                                            or its subsidiaries' assets. See "Description of
                                            Exchange Notes--Certain Covenants."

Warrants..................................  Each Holder who tenders their Old Notes into the
                                            Exchange Offer will receive a pro rata share of Warrants
                                            exercisable for an aggregate of 40% of the outstanding
                                            common stock of Doe Run (assuming the participation by
                                            Holders of 100% of the aggregate amount of Old Notes
                                            outstanding). The Warrants will be allocated to
                                            exchanging Holders according to the percentage that the
                                            principal amount of Old Notes successfully tendered by
                                            such Holder bears to the aggregate principal amount of
                                            Old Notes outstanding. Accordingly, if less than 100% of
                                            the outstanding Old Notes are successfully tendered into
                                            the Exchange Offer, Warrants to purchase less than an
                                            aggregate of 40% of Doe Run's common stock will be
                                            issued. Such Warrants will be issued at an initial
                                            aggregate exercise price of $4 million. The Warrants
                                            will not be exercisable until November 1, 2008. Doe Run
                                            or Renco may, at any time, call all (but not less than
                                            all) of the Warrants and any outstanding shares of stock
                                            issued upon exercise thereof at a price equal to the
                                            greater of (x) $10 million and (y) the appraised fair
                                            market value of the Warrants, provided that in the event
                                            that this call option is exercised during the first
                                            forty eight months after the Warrants are issued, Doe
                                            Run will be required to, at

                                            the same time, redeem the Exchange Notes at the then
                                            applicable redemption prices therefor (see "Description
                                            of Exchange Notes--Optional Redemption"). Doe Run will
                                            not be able to call the Warrants without the prior or
                                            concurrent repayment in full of the New Senior Credit
                                            Facility. Holders of Warrants ("Warrant Holders") may,
                                            at any time beginning thirty six months after the
                                            Closing Date, require Doe Run to repurchase all (but not
                                            less than all) of the Warrants at a price equal to the
                                            appraised fair market value of the Warrants. If this
                                            option is exercised by the Warrant Holders, Doe Run may,
                                            under certain circumstances, defer the payment of the
                                            purchase price to the Holders of the Warrants. See
                                            "Description of Warrants".

Corporate Governance......................  The terms of the Warrants issued to Warrant Holders will require the expansion, on the Closing Date, of Doe Run's
                                            Board of Directors to three members from its present
                                            composition of one director (who is Mr. Rennert) and
                                            will entitle the Warrant Holders to designate one of
                                            these three directors, whose consent will be required
                                            for certain corporate transactions. As long as any
                                            Warrants remain outstanding, the Warrant Holders will
                                            retain the right to designate this director. Under
                                            certain circumstances constituting a default under the
                                            Warrants or the New Senior Credit Facility, an
                                            additional director (the "Special Director") may be
                                            appointed by the Warrant Holders. This Special Director
                                            will have the right to direct Doe Run to: (x) sell all
                                            of the Capital Stock of Doe Run or any of its
                                            subsidiaries; or (y) merge or consolidate Doe Run with
                                            another entity; or (z) sell any or all of the assets of
                                            Doe Run or any of its subsidiaries and apply the
                                            proceeds to cure the applicable default which entitled
                                            the Warrant Holders to appoint such director. See
                                            "Description of Equity Investment, Corporate Governance
                                            and Other Related Party Transactions."

CONSENT SOLICITATION; CONDITIONS TO THE
  EXCHANGE OFFER

Consent Solicitation......................  Concurrently with the Exchange Offer, Doe Run is soliciting consents to certain Proposed Amendments to
                                            the Old Notes Indentures and waivers to certain
                                            provisions contained in the Old Notes Indentures (such
                                            consents and waivers being referred to collectively as
                                            the "Consents"). The tender of the Old Notes in the
                                            Exchange Offer will constitute delivery of a Consent.
                                            The Proposed Amendments to the Old Notes Indentures
                                            would eliminate substantially all of the restrictive
                                            operating and financial covenants and would modify a
                                            number of the event of default provisions and various
                                            other provisions in the Old Notes Indentures. The
                                            Proposed Amendments will not become operative unless and
                                            until the Exchange Offer is consummated. In order to
                                            amend each of the Old Notes Indentures, Consents are
                                            needed from Holders of a majority of the outstanding Old
                                            Notes issued under such indentures

                                            ("Requisite Consents"). See "Description of Exchange
                                            Notes; The Proposed Amendments."

Conditions to Exchange Offer..............  The consummation of the Exchange Offer is contingent upon a number of conditions including: (i) the valid
                                            tender (without subsequent withdrawal) of a minimum of
                                            95% of the aggregate principal amount of each of
                                            (x) the Senior Secured Notes, (y) the Senior Notes and
                                            (z) the Floaters outstanding into the Exchange Offer;
                                            (ii) the receipt of the Requisite Consents; (iii) the
                                            consummation of the Renco Investment; (iv) the execution
                                            of the Renco Credit Support Agreement; (v) the closing
                                            of the New Senior Credit Facility; and (vi) the
                                            consummation of the Congress/CIT Credit Facility and the
                                            BCP Revolving Credit Facility.

SOLICITATION OF ACCEPTANCES FOR
  PREPACKAGED PLAN........................  Concurrently with the Exchange Offer, we are also soliciting Acceptances of the Plan. At this time, Doe
                                            Run has not commenced a bankruptcy case under
                                            chapter 11 of the Bankruptcy Code. Under the Plan, all
                                            holders of Old Note Claims (i.e., claims on account of
                                            the Old Notes), whether or not they have tendered their
                                            notes in the Exchange Offer, will receive, subject to
                                            compliance with certain surrender provisions of the
                                            Plan, the consideration being offered in the Exchange
                                            Offer.

                                            The procedures for completing and delivering a Ballot
                                            and, if applicable, a Master Ballot, are described
                                            herein under the caption "Procedures for Tendering,
                                            Consenting and Voting Acceptances on the Plan."

COMPARISON OF EXCHANGE OFFER AND PLAN

                                       EXCHANGE OFFER                          PLAN
                              ---------------------------------  ---------------------------------
Approvals Required..........  (a) at least 95% of the aggregate  Acceptances from (a) Holders of
                              principal amount of each of the    at least 66 2/3% of the aggregate
                              Floaters, Senior Notes and Senior  principal amount of each of the
                              Secured Notes tendered (and not    Floaters, Senior Notes and Senior
                              withdrawn) and (b) receipt of the  Secured Notes and (b) a majority
                              Requisite Consents to the          in number of Holders, in each
                              Proposed Amendments                case actually voting on the Plan

Effect on Holders that do
  not Participate...........  Holders that do not tender Old     Upon consummation of the Plan,
                              Notes into the Exchange Offer      Doe Run's obligations under the
                              will not receive Exchange Notes    Old Notes will be extinguished.
                              if the Exchange Offer is
                              consummated. Any trading market
                              for Old Notes will be severely
                              limited. Adoption of the Proposed
                              Amendments will result in such
                              Holders not enjoying the
                              protection of covenants and
                              events of default in the Old
                              Notes Indentures.

Consideration...............  Exchanging Holders will receive    Upon consummation of the Plan,
                              Exchange Notes and Warrants as     all Holders will receive Exchange
                              set forth herein                   Notes and Warrants on
                                                                 substantially the same terms as
                                                                 if the Exchange Offer had been
                                                                 consensually consummated;
                                                                 provided, however, that only
                                                                 holders of Class 2B (Senior
                                                                 Secured Note Claims), Class 3A
                                                                 (Senior Note Claims) and
                                                                 Class 3B (Floating Note) who (i)
                                                                 deliver Acceptances to the Plan
                                                                 and (ii) check the applicable box
                                                                 on such Acceptance pursuant to
                                                                 which such Holders shall be
                                                                 deemed to agree to assign their
                                                                 rights and claims under the
                                                                 guarantees made with respect to
                                                                 the Old Notes to Reorganized Doe
                                                                 Run shall receive Exchange Notes
                                                                 that are guaranteed by the
                                                                 Guarantors. See "Summary of
                                                                 Classification and Treatment of
                                                                 Creditors Under the Plan" herein
                                                                 and the Plan attached hereto.

                                       EXCHANGE OFFER                          PLAN
                              ---------------------------------  ---------------------------------
When Consummated............  The New Senior Credit Facility,    The New Senior Credit Facility,
                              the Renco Credit Support           the Renco Credit Support
                              Agreement, the Congress/CIT        Agreement, the Congress/CIT
                              Credit Facility, the Buick Asset   Credit Facility, the Buick Asset
                              Transfer Agreement, the Indenture  Transfer Agreement, the Indenture
                              governing the Exchange Notes and   governing the Exchange Notes and
                              the Supplemental Indentures will   the Supplemental Indentures will
                              be executed, and the transactions  be executed, and the transactions contemplated thereby consummated,  contemplated thereby consummated
                              on the Closing Date.               on the Effective Date of the
                                                                 Plan, which will occur after Doe
                                                                 Run has filed for bankruptcy
                                                                 pursuant to Chapter 11 of the
                                                                 United States Bankruptcy Code and
                                                                 after the Plan has been confirmed
                                                                 by the Bankruptcy Court.

    References herein to the Closing Date refer to the Closing Date in the event the Exchange Offer is consummated consensually and to the Effective Date of the Plan in the event Doe Run seeks to confirm the Plan upon receipt of the requisite Acceptances.

NEW SENIOR CREDIT FACILITY

New Senior Credit Facility................  The loan to be made pursuant to the New Senior Credit
                                            Facility will be issued in an aggregate principal amount
                                            of up to $35.5 million ($15.5 million of which shall be
                                            initially lent at closing on the terms more fully
                                            described herein (the "Initial Senior Loan") and up to
                                            an aggregate of $20 million of which shall be lent to
                                            Doe Run upon its request and at the discretion of the
                                            lenders under the New Senior Credit Facility on terms to
                                            be decided in the event such additional sums are ever
                                            advanced).

Interest..................................  The Initial Senior Loan will initially accrue and bear interest at the rate of 11.25% per annum, payable
                                            monthly. Upon the repayment in full of the Initial
                                            Senior Loan, Doe Run will be required to pay Regiment
                                            contingent interest depending on the date of repayment
                                            of the Initial Senior Loan as follows:

                                                 MONTHS AFTER
                                               ISSUANCE INITIAL
                                                 SENIOR LOAN         CONTINGENT
                                                    REPAID            INTEREST
                                             --------------------   ------------
                                                             0-12    $  500,000
                                                            13-24    $1,500,000
                                                            25-30    $3,000,000;

                                            provided, however, that the $3,000,000 contingent
                                            interest payment referred to above must be paid at the
                                            end of the thirtieth month (if the Initial Senior Loan
                                            is then outstanding) even if the Initial Senior Loan is
                                            repaid at a later date.

Discount; Fees..................................  Upon the launch of the revised Exchange Offer,
                                                  Renco paid Regiment a commitment fee of $150,000.
                                                  At the Closing Date, Doe Run will pay Regiment a
                                                  funding fee of $750,000. Thereafter, until the
                                                  Initial Senior Loan shall have been repaid in full,
                                                  Doe Run will pay Regiment a yearly anniversary fee
                                                  equal to an aggregate of $75,000. The Initial
                                                  Senior Loan will also be issued at a 3% discount,
                                                  thus resulting in proceeds to Doe Run of
                                                  $15,035,000.

Maturity........................................  The Initial Senior Loan will mature thirty six months after the Closing Date.

Amortization....................................  Doe Run will not be required to make any amortization payment on the Initial Senior Loan
                                                  prior to its maturity.

                                                  Contingent prepayments of principal may be required
                                                  under certain circumstances set forth in agreements
                                                  governing the New Senior Credit Facility.

Covenants; Events of Default....................  The New Senior Credit Facility contains certain financial covenants and other covenants that, among
                                                  other things, limit the ability of Doe Run, and the
                                                  ability of its subsidiaries, to incur additional
                                                  indebtedness, pay dividends or make other
                                                  distributions, make voluntary prepayments of any
                                                  financing debt (with certain exceptions), make
                                                  investments, dispose of assets, issue capital stock
                                                  of subsidiaries, create liens securing
                                                  indebtedness, enter into transactions with
                                                  affiliates, or enter into mergers or consolidations
                                                  or sell all or substantially all of its or its
                                                  subsidiaries' assets. The New Senior Credit
                                                  Facility will also contain covenants requiring Doe
                                                  Run to maintain certain financial ratios and
                                                  standards. Events of Default under the New Senior
                                                  Credit Facility will arise for non-payment, certain
                                                  bankruptcy events and failure to maintain certain
                                                  financial covenants previously described. See
                                                  "Description of Certain Other Indebtedness--New
                                                  Senior Credit Facility."

Guarantee; Security.............................  The New Senior Credit Facility will be guaranteed by certain of the subsidiaries of Doe Run. The New
                                                  Senior Credit Facility will be secured by liens on
                                                  certain of the assets of Doe Run and certain of its
                                                  subsidiaries, including certain of Doe Run's real
                                                  estate interests, political risk insurance policies
                                                  and the Intercompany Note (as defined herein). The
                                                  New Senior Credit Facility will also be secured by
                                                  a first priority lien on the shares of capital
                                                  stock and/or membership interests, as the case may
                                                  be, of Doe Run and certain of its subsidiaries,
                                                  including Buick LLC, held directly or indirectly by
                                                  Renco. Notwithstanding the foregoing, the
                                                  indebtedness of Doe Run Peru evidenced by its
                                                  guarantee of the New

                                                  Senior Credit Facility will be contractually
                                                  subordinated to the indebtedness under the BCP
                                                  Revolving Credit Facility (see "Description of
                                                  Certain Other Indebtedness").

                                                  For a further description of the New Senior Credit
                                                  Facility, see "Description of Certain Other
                                                  Indebtedness--New Senior Credit Facility."

EXPIRATION OF EXCHANGE OFFER; CLOSING DATE

Expiration of Exchange..........................  Offer The Exchange Offer will expire at such times as follows, unless such Exchange Offer is extended
                                                  (such time and date, as it may be extended, the
                                                  "Expiration Date"):

                                                  - In the event that on the First Expiration Date,
                                                    Doe Run has achieved the Minimum Tender, the
                                                    Exchange Offer and Consent Solicitation will
                                                    expire and Doe Run will proceed to consummate the
                                                    Exchange Offer, subject to the satisfaction of
                                                    all of the other conditions precedent to the
                                                    consummation of the Exchange Offer.

                                                  - In the event that on the First Expiration Date,
                                                    the Minimum Tender has not been achieved, Doe Run
                                                    will extend the Offer until the Second Expiration
                                                    Date at which time, if the Minimum Tender has
                                                    been achieved, Doe Run will proceed to consummate
                                                    the Exchange Offer, subject to the satisfaction
                                                    of all of the other conditions precedent to the
                                                    consummation of the Exchange Offer. In the event
                                                    that, on the Second Expiration Date, the Minimum
                                                    Tender has not been achieved but Doe Run has
                                                    received Acceptances to the Plan from
                                                    (a) Holders of at least 66 2/3% of the aggregate
                                                    principal amount of each of the Senior Notes,
                                                    Senior Secured Notes and Floaters outstanding and
                                                    (b) a majority in number of Holders, in each case
                                                    actually voting on the Plan, then Doe Run intends
                                                    to commence a Chapter 11 case and seek to have
                                                    the Plan confirmed by the Bankruptcy Court.

Closing Date....................................  Within five Business Days after the Expiration
                                                  Date, assuming the satisfaction of all conditions
                                                  precedent as set forth herein.

PROCEDURES FOR TENDERING THE OLD NOTES, CONSENTS
AND/OR ACCEPTANCES

Exchange Offer Tender Procedures................  Holders desiring to tender pursuant to the Exchange
                                                  Offer must use a Letter of Transmittal and Consent
                                                  to Proposed Amendments to tender Old Notes in
                                                  exchange for Exchange Notes.

                                                  A Holder may request his or her broker, dealer,
                                                  commercial bank, trust company or other nominee to
                                                  effect the transaction for him or her. A Holder
                                                  having Old Notes registered in the name of a
                                                  broker, dealer, commercial bank, trust company or
                                                  other nominee must contact that broker, dealer,
                                                  commercial bank, trust company or other nominee if
                                                  he or she intends to tender such Old Notes in the
                                                  Exchange Offer.

                                                  A Holder whose Old Notes are not immediately
                                                  available or who cannot deliver the Letter of
                                                  Transmittal and Consent to Proposed Amendments or
                                                  other documents required to be delivered to the
                                                  Exchange Agent prior to the Expiration Date may
                                                  nevertheless tender Old Notes in accordance with
                                                  the guaranteed delivery procedures described
                                                  herein. See "The Exchange Offer--Procedures for
                                                  Tendering and Consenting."

Withdrawal Rights...............................  Tenders may be withdrawn at any time prior to the
                                                  Expiration Date. To be effective, a written or
                                                  facsimile notice of withdrawal must be received in
                                                  a timely manner by the Exchange Agent. See "The
                                                  Exchange Offer--Withdrawal of Tenders and
                                                  Revocation of Consents."

Procedure for Voting on the Plan................  To be entitled to vote to accept or to reject the
                                                  Plan, a Holder of Old Notes must be the beneficial
                                                  interest holder of such security at the close of
                                                  business on the Record Date, whether such claims
                                                  are held of record on the record date in such
                                                  Holder's name or in the name of such Holder's
                                                  broker, dealer, commercial bank, trust company or
                                                  other nominee. For purposes of determining whether
                                                  the requisite number of Acceptances is received to
                                                  approve the Plan, only votes that are cast at the
                                                  direction of beneficial interest holders in
                                                  accordance with the procedures set forth in this
                                                  Amended and Restated Exchange Offer, Consent
                                                  Solicitation and Solicitation of Acceptances will
                                                  be counted. Ballots are to be used by beneficial
                                                  interest holders whether such beneficial interest
                                                  holders are also record holders or hold through
                                                  other record holders. Master Ballots are to be used
                                                  by record holders of Old Notes that hold such Old
                                                  Notes for the account of one or more beneficial
                                                  interest holders. A record holder that holds Old
                                                  Notes on behalf of one or more beneficial interest
                                                  holders should collect completed Ballots from such
                                                  beneficial interest holders and should complete a
                                                  Master Ballot reflecting the votes of such
                                                  beneficial interest holders, as indicated on their
                                                  respective ballots.

                                                  The Ballots require voting Holders to make certain
                                                  certifications. Votes must be made on the
                                                  appropriate Ballot in order to be counted. A Holder
                                                  of Old Note

                                                  Claims must vote all such Old Note Claims either to
                                                  accept or reject the Plan and such a Holder may not
                                                  split its vote.

                                                  Under the Bankruptcy Code, for purposes of
                                                  determining whether the requisite Acceptances have
                                                  been received from an Impaired Class of Claims, the
                                                  vote will be tabulated based on the ratio of
                                                  (a) Claims of such Impaired Class with respect to
                                                  which a vote to accept was received to (b) all
                                                  Claims of such Impaired Class with respect to which
                                                  any valid vote was received. Therefore, it is
                                                  possible that the Plan could be approved by an
                                                  Impaired Class of Claims with the affirmative vote
                                                  of significantly less than 66 2/3% in amount and
                                                  one-half in number of the entire Class of Claims.
                                                  Failure by a Holder of Old Notes to send a
                                                  completed and signed Ballot or Master Ballot (as
                                                  appropriate) will be deemed to constitute an
                                                  abstention by such Holder, as the case may be, with
                                                  respect to a vote on the Plan. Any Ballot that is
                                                  executed by a Holder, but does not indicate an
                                                  acceptance or rejection of the Plan also will be
                                                  counted as an abstention with respect to the Plan.
                                                  Except as otherwise ordered by the Bankruptcy
                                                  Court, a Ballot or, where appropriate, Master
                                                  Ballot that is not submitted to the Balloting Agent
                                                  will constitute an abstention with respect to a
                                                  vote on the Plan under section 1126(b) of the
                                                  Bankruptcy Code for purposes of confirmation of the
                                                  Plan.

                                                  If Doe Run determines to pursue confirmation of the
                                                  Plan, and such Plan is consummated, holders of Old
                                                  Notes will receive the consideration being offered
                                                  in the Exchange Offer, except that those Holders
                                                  who fail to comply with certain surrender
                                                  provisions of the Plan will not receive guarantees
                                                  on Exchange Notes.

MISCELLANEOUS

Financial Advisor...............................  Jefferies & Company, Inc. is acting as the
                                                  Financial Advisor to Doe Run in connection with the
                                                  Exchange Offer, Consent Solicitation and
                                                  Solicitation of Acceptances.

Information Agent...............................  MacKenzie Partners, Inc. is acting as Information
                                                  Agent in connection with the Exchange Offer,
                                                  Consent Solicitation and Solicitation of
                                                  Acceptances. Any questions regarding the Exchange
                                                  Offer, including procedures for tendering Old Notes
                                                  in the Exchange Offer and delivering Ballots in
                                                  support of the Plan, should be directed to the
                                                  Information Agent as follows: (212) 929-5500 (Call
                                                  Collect) or (800) 322-2885 (Toll Free).

Exchange Agent..................................  State Street Bank and Trust Company is the Exchange
                                                  Agent for the Exchange Offer.

Balloting Agent.................................  State Street Bank and Trust Company has been appointed as the Balloting Agent with respect to
                                                  the Solicitation of Acceptances of the Plan.
                                                  Ballots and Master Ballots should be returned to
                                                  State Street Bank and Trust Company.

                                  RISK FACTORS

    Prior to deciding whether to (a) participate in the Exchange Offer,
(b) deliver Consents to the Proposed Amendments or (c) deliver Acceptances to the Plan, Holders should consider carefully the following factors as well as the other matters in this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances. These risks are not intended to represent a complete list of the general or specific risks that may affect Holders who tender or fail to tender in the Exchange Offer or deliver Acceptances to the Plan.

FAILURE TO CONSUMMATE THE EXCHANGE OFFER OR THE PLAN

    WE BELIEVE THAT THE COMPLETION OF THE EXCHANGE OFFER OR THE CONSUMMATION OF
     THE PLAN IS CRITICAL TO OUR CONTINUING VIABILITY.

    Doe Run is in default under its Old Notes and its existing revolving credit facility with Congress. While Doe Run Peru entered into the BCP Revolving Credit Facility on September 17, 2002, if the Transactions are not consummated by November 25, 2002, an Event of Default will arise thereunder. Unless we consummate the transactions described in this document, including the Initial Senior Loan and the Renco Investment, we will not have sufficient cash flow to continue our operations. If one of the Exchange Offer or the Plan is not consummated, we may seek to accomplish an alternative out-of-court or bankruptcy court approved restructuring of our capitalization and our obligations to our creditors and equity holders or liquidation pursuant to a case under the Bankruptcy Code. There can be no assurance that any alternative restructuring arrangement or plan can be accomplished, or, if accomplished, would result in a successful reorganization of Doe Run, or that any reorganization or liquidation would be on terms as favorable to the Holders of Old Notes as the terms of the Exchange Offer and Plan. Moreover, the commencement of a Chapter 11 case other than for the purpose of confirming the Plan could adversely affect the relationships between us and our employees, customers and suppliers, both in the United States and in Peru. In addition, there is a risk that distributions to Holders of Old Notes under a liquidation or under another form of reorganization would be substantially delayed and diminished.

RISKS FOR HOLDERS TENDERING IN THE EXCHANGE OFFER OR DELIVERING ACCEPTANCES TO
  THE PLAN

    CLAIMS BY NON-TENDERING HOLDERS OF OLD NOTES

    It is a condition to the consummation of the Exchange Offer (which condition may be waived by Doe Run subject to approval by the lenders under both the New Senior Credit Facility and the Congress/CIT Credit Facility as well as Renco) that at least 95% of each series of the outstanding Old Notes be validly tendered and not withdrawn in the Exchange Offer. There can be no assurance that Holders of such percentages will validly tender and not withdraw their Old Notes in the Exchange Offer or that we will not waive these conditions and consummate the Exchange Offer with lower percentages. Furthermore, as discussed above, we intend to commence a Chapter 11 case and seek to have the Plan confirmed by the Bankruptcy Court if we do not receive the Minimum Tender but do receive the required Acceptances. Non-tendering Holders may seek to assert claims for damages and/or injunctive relief in connection with the Exchange Offer and/or the Plan or otherwise against Doe Run or its officers, directors or stockholders. While we believe that any such claims would be without merit, such claims could have a material adverse effect on the consummation of the Exchange Offer and/or Doe Run. We have agreed to indemnify our directors and officers, and their respective affiliates, with respect to any such claims.

    In the event that Doe Run seeks to confirm the Plan, Doe Run's subsidiaries, including Doe Run Peru, will not be filing a Chapter 11 case and, accordingly, will not be proponents of the Plan. Accordingly, a Holder who does not deliver an Acceptance to the Plan (which Acceptance contains a release of all guarantees issued by any Guarantors of the Old Notes) may seek to enforce the

Guarantee of the Old Notes against the respective Guarantors. In the event that Doe Run commences a Chapter 11 case and seeks to have the Plan confirmed, any or all of Doe Run's subsidiaries may file a Chapter 11 case or otherwise seek court imposed protection from its creditors in order to obtain relief of its guarantees made with respect to the Old Notes.

    LIQUIDITY OF EXCHANGE NOTES; NO PRIOR PUBLIC MARKET FOR EXCHANGE NOTES

    We do not plan to list the Exchange Notes on any national securities exchange or interdealer quotation system sponsored by a national securities association. Although the Old Notes are not so listed, there is currently a limited trading market for the Old Notes. The Exchange Notes are new securities for which there is currently no market. There can be no assurance that an active trading market for the Exchange Notes will develop or, if such market develops, as to the liquidity or sustainability of any such market.

    PREFERENTIAL TRANSFER; FRAUDULENT CONVEYANCE

    If we were to become subject to a petition for relief under the Bankruptcy Code within 90 days after the consummation of the Exchange Offer or, with respect to certain insiders specified in the Bankruptcy Code, within one year, and certain other conditions are met, the consideration paid to any Holder of Old Notes in the Exchange Offer, absent the presence of one of the Bankruptcy Code defenses to avoidance, could be avoided by the trustee in bankruptcy as a preferential transfer and, to the extent avoided, the value of such consideration could be recovered from such Holder and from subsequent transferees. Further, if any payment of the principal of, and/or accrued interest on, the Exchange Notes were made during the 90-day time period (or one year with respect to certain insiders) prior to the filing of a bankruptcy petition and Bankruptcy Code defenses to avoidance were unavailable and certain other conditions were met, such payment could constitute a preferential transfer if the consideration paid to such Holder is greater than the amount such holder would have received upon liquidation and could be avoided by the trustee in bankruptcy and, to the extent avoided, could be recovered from such Holder.

    Under relevant federal and state fraudulent conveyance statutes, generally stated and subject to certain exceptions, if a court found that at the time the Exchange Offer were consummated, (a) Doe Run effected the Exchange Offer with the intent of hindering, delaying or defrauding creditors, or (b) Doe Run received less than reasonably equivalent value or fair consideration in the Exchange Offer and Doe Run (i) was insolvent or rendered insolvent by reason of the Exchange Offer, (ii) was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, such court could avoid some or all of the transactions effected by the Exchange Offer, with uncertain consequences to the Holders. We do not believe any aspect of the Exchange Offer will constitute a fraudulent conveyance, but there is no assurance a court would agree with such belief.

RISKS FOR HOLDERS NOT TENDERING IN THE EXCHANGE OFFER

    PROPOSED AMENDMENTS TO THE OLD NOTES INDENTURE

    In the event that the Consents are obtained with respect to the Old Notes Indentures, the covenants and certain other terms in the Old Notes Indentures will be substantially less restrictive, and will afford significantly reduced protections to the Holders of Old Notes governed by the Old Notes Indentures, than those currently set forth in the Old Notes Indentures. The Proposed Amendments to the Old Notes Indentures that would be adopted if the requisite number of Consents are obtained would, among other things, eliminate the covenants in the Old Notes Indentures that restrict our ability to consolidate or merge, consummate certain asset sales, engage in transactions with affiliates, incur debt, make restricted payments (including payment of dividends), effect a change of control, issue equity securities, incur liens, and allow subsidiaries to make guarantees, and would also eliminate covenants that require us to maintain corporate existence, pay taxes prior to delinquency, maintain properties, maintain insurance, deliver certificates reporting an event of default and provide financial statements.

    ENFORCEABILITY OF GUARANTEES ON OLD NOTES

    In the event Doe Run commences a Chapter 11 case and the Plan is confirmed by the Bankruptcy Court, Holders who do not deliver Acceptances to the Plan will retain guarantees on the Old Notes made by certain of Doe Run's subsidiaries, including Doe Run Peru. Holders should not rely on their ability to enforce these guarantees. The guarantee of Doe Run Peru will be especially difficult to enforce because the guarantees made by Doe Run Peru and its subsidiaries on the Old Notes is, pursuant to the Old Notes Indentures, contractually subordinated to the obligations of such entities to BCP. Any attempt to enforce any guarantee made by Doe Run Peru or its subsidiaries on the Old Notes or the Exchange Notes will constitute an event of default under the BCP Revolving Credit Facility during which time no payments of any kind may be made by Doe Run Peru or any of its subsidiaries on account of the guarantees made by such entities on the Old Notes or the Exchange Notes. See "Description of Other Indebtedness--BCP Revolving Credit Facility."

    REDUCED LIQUIDITY OF OLD NOTES

    The trading market for Old Notes that remain outstanding following consummation of the Exchange Offer could become even more limited or nonexistent due to the reduction in the amount of Old Notes outstanding upon consummation of the Exchange Offer, which could adversely affect the liquidity, market price and price volatility of the Old Notes. There can be no assurance that a market in the Old Notes that remain outstanding following consummation of the Exchange Offer will exist and no assurance as to the prices at which the Old Notes that remain outstanding following consummation of the Exchange Offer may be traded.

RISKS RELATING TO THE EXCHANGE NOTES

    DOE RUN'S INDEBTEDNESS COULD MATERIALLY AND ADVERSELY AFFECT ITS BUSINESS
     AND PREVENT IT FROM FULFILLING ITS OBLIGATIONS UNDER THE EXCHANGE NOTES

    After completion of this offering, Doe Run believes that it will have the necessary liquidity to capitalize on its competitive strengths. Nevertheless, Doe Run will continue to have significant leverage upon consummation of the Transactions. This indebtedness could have significant adverse effects on its business. For example, it could:

    - increase Doe Run's vulnerability to general adverse economic and industry conditions or a downturn in its business;

    - reduce the availability of Doe Run's cash flow to fund working capital, capital expenditures and other general business purposes;

    - limit Doe Run's flexibility in planning for, or reacting to, changes in its industry, making it more vulnerable to economic downturns and limiting its ability to withstand competitive pressure;

    - place Doe Run at a competitive disadvantage compared to its competitors that have less debt; and

    - limit Doe Run's ability to borrow additional funds.

    If Doe Run's indebtedness affects its operations in these ways, its business, financial condition and results of operations could suffer, making it more difficult for Doe Run to satisfy its obligations under the Exchange Notes. Furthermore, the documents governing the New Senior Credit Facility permit Doe

Run to incur substantial amounts of additional debt in specified circumstances. If Doe Run incurs additional debt in the future, the related risks could intensify.

    COVENANT RESTRICTIONS UNDER THE INDENTURE GOVERNING THE EXCHANGE NOTES MAY
     LIMIT DOE RUN'S ABILITY TO OPERATE ITS BUSINESS

    The indenture governing the Exchange Notes will contain covenants that may restrict Doe Run's ability and the guarantors' ability to finance future operations or capital needs or to engage in other business activities.

    In addition, the indenture governing the Exchange Notes will restrict, among other things, Doe Run's ability and the guarantors' ability to:

    - incur additional indebtedness;

    - make specified restricted payments;

    - make specified asset sales;

    - incur liens;

    - engage in intra-company transactions, such as the payment of dividends and the making of loans or advances;

    - engage in transactions with affiliates;

    - issue and sell capital stock of our subsidiaries; and

    - engage in a merger, consolidation or sale of substantial assets.

    Doe Run cannot assure you that it will meet the covenants in the indenture or that the holders of the Exchange Notes that are party to the indenture will waive any failure to meet these covenants. A breach of any of these covenants would result in a default under the indenture, and may in turn result in a default under certain other outstanding financing documents to which Doe Run and/or its subsidiaries are a party. If an event of default occurs under these financing documents and continues beyond any applicable cure period, the lenders under such financing arrangements could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If Doe Run's indebtedness were to be accelerated, there can be no assurance that it would be able to pay it. Such acceleration would have a material adverse effect on Doe Run's financial condition. See "Description of Certain Other Indebtedness" and "Description of Exchange Notes."

    THE GUARANTEES OF THE EXCHANGE NOTES MAY NOT BE ENFORCEABLE BECAUSE OF
     FRAUDULENT CONVEYANCE LAWS

    The Exchange Notes are to be guaranteed by certain of Doe Run's subsidiaries. If a court voids the guarantees, your right as a holder of Exchange Notes to participate in any distribution of the assets of any of Doe Run's subsidiaries upon the liquidation, reorganization or insolvency of a subsidiary will be subject to the prior claims of that subsidiary's creditors.

    Doe Run's subsidiaries' guarantees may be subject to review under U.S. federal bankruptcy laws or relevant state fraudulent conveyance laws (or relevant Peruvian bankruptcy laws in the case of guarantees issued by Doe Run
Peru) if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors' unpaid creditors. Although laws differ among various jurisdictions, in general under fraudulent conveyance laws a court could subordinate or avoid a guarantee if it is found that:

    - the debt under the guarantee was incurred with the actual intent to hinder, delay or defraud creditors; or

    - a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee and a guarantor:

    - was insolvent or was rendered insolvent because of its guarantee;

    - was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that we or it would incur, debts beyond its ability to pay upon maturity (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

    It may be asserted that, since the guarantors incurred their guarantees for Doe Run's benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

    The standards for determining insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it issued the guarantee, either:

    - the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

    - the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

    Doe Run believes that, at the time the guarantors initially incur the debt represented by the guarantees, the guarantors will not be insolvent or rendered insolvent by the incurrence of the debt, be lacking sufficient capital to run their businesses effectively or be unable to pay obligations on the guarantees as they mature or become due.

    In reaching the foregoing conclusions, Doe Run has relied upon its analyses of internal cash flow projections and estimated values of the assets and liabilities of the guarantors. Doe Run cannot assure you, however, that a court passing on the same questions would reach the same conclusions.

    If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that particular guarantor and you will only be a creditor of any guarantor whose obligation was not set aside or found to be unenforceable.

    NO PUBLIC MARKET EXISTS FOR THE EXCHANGE NOTES, AND THE OFFERING AND SALE OF
     THE EXCHANGE NOTES IS SUBJECT TO SIGNIFICANT LEGAL RESTRICTIONS AS WELL AS UNCERTAINTIES REGARDING THE LIQUIDITY OF THE TRADING MARKET FOR THE EXCHANGE NOTES

    The Exchange Notes will not be registered under the Securities Act of 1933 or any state securities laws. As a result, holders of Exchange Notes may only offer or resell Exchange Notes if:

    - there is an applicable exemption from the registration requirements of the Securities Act and applicable state laws that applies to the circumstances of the sale; or

    - Doe Run files a registration statement and it becomes effective.

    The Exchange Notes are a new issue of securities with no established trading market and Doe Run does not intend to list them on any securities exchange. As a result, you cannot be sure that an active trading market will develop for the Exchange Notes.

    In addition, the liquidity of the trading market for the Exchange Notes, if any, and the market price quoted for the Exchange Notes, may be adversely affected by changes in interest rates in general and by changes in Doe Run's financial performance or prospects, or in the prospects for companies in the metals industry in general.

    HOLDERS SHOULD NOT RELY ON DOE RUN PERU'S GUARANTEE OF THE EXCHANGE NOTES IN
     MAKING AN INVESTMENT DECISION TO ACQUIRE EXCHANGE NOTES

    As discussed herein, Doe Run Peru will be a guarantor of the Exchange Notes. While Doe Run Peru will be legally obligated to make certain payments on the Exchange Notes if and when Doe Run does not, Holders should not, in making an investment decision to acquire Exchange Notes, rely on Doe Run Peru's ability to make such payments as required by its guarantee of the Exchange Notes because Doe Run Peru may experience significant shortages of liquidity which would preclude it from continuing its operations at present levels. As discussed herein, unless the BCP Revolving Credit Facility has been successfully syndicated by Banco de Credito del Peru on or prior to the Closing Date, the maximum amount available for borrowing by Doe Run Peru will be $40.0 million (subject to a borrowing base of eligible inventory and accounts receivable). See "Description of Certain Other Indebtedness--Banco de Credito del Peru Credit Facility." The amounts available to Doe Run Peru under the BCP Revolving Credit Facility may be insufficient to ensure the continued operation of Doe Run Peru at present levels. Doe Run Peru is seeking additional sources of liquidity but no assurance can be given that such sources will be available on commercially reasonable terms.

    The potential lack of liquidity described herein may have a material adverse effect on the business, financial condition and results of operations and future prospects of Doe Run Peru and could result in Doe Run Peru's inability to continue its operations at present levels. Any legal recourse holders of Exchange Notes may have against Doe Run Peru arising from Doe Run Peru's guarantee of the Exchange Notes may be significantly limited if Doe Run Peru is subject to Peruvian insolvency or bankruptcy proceedings at such time and/or if Doe Run Peru's assets have otherwise been used to satisfy its obligations to other creditors. As discussed herein, Doe Run Peru's guarantee of the Exchange Notes and the New Senior Credit Facility are each contractually subordinated to the lenders under the BCP Revolving Credit Facility and any attempt to seek to enforce such guarantees will result in an event of default under the BCP Revolving Credit Facility thus precluding the payments by Doe Run Peru of any amounts due on account of such guarantees. See "Description of Certain Other Indebtedness."

    DOE RUN'S ACTUAL RESULTS OF OPERATIONS MAY DIFFER MATERIALLY FROM DOE RUN'S
     PROJECTIONS

    The projected financial information contained in the appendix to this Exchange Offer, Consent Solicitation and Solicitation of Acceptances is based on Doe Run's estimated results of operations based upon certain assumptions described more fully under "Financial Projections--Summary of Significant Assumptions." Doe Run does not intend to update or otherwise revise the projections to reflect events or circumstances existing or arising after the date of this Exchange Offer, Consent Solicitation and Solicitation of Acceptances or to reflect the occurrence of unanticipated events. The independent public accountants for Doe Run have not examined or provided any other form of assurance on the projected financial information. Consequently, no person other than Doe Run assumes any responsibility for the projected financial information. The projected financial information is necessarily based upon numerous estimates and assumptions described in "Financial Projections--Summary of Significant Assumptions." These estimates and assumptions are inherently subject to significant business, economic and competitive uncertainties, contingencies and risks, many of which are beyond the control of Doe Run. Actual results will vary from these projections and the variations may be material. Financial projections are speculative in nature and one or more assumptions underlying these projections may prove not to be valid. The projections should not be regarded as a representation by Doe Run, any of its affiliates or any other person that the projections will be achieved. Holders are cautioned not to place undue reliance on the projected financial information contained in this Exchange Offer, Consent Solicitation and Solicitation of Acceptances.

RISKS RELATING TO DOE RUN'S BUSINESS

    LIQUIDITY CONCERNS

    Upon the consummation of the Transactions (assuming participation in the Exchange Offer by 95% of the aggregate principal amount of each series of Old Notes outstanding), Doe Run will have, on a consolidated basis, $391.0 million in outstanding indebtedness, including the indebtedness of Doe Run Peru or $234.6 million excluding the effects of Financial Accounting Standard No. 15 (see Note (1) to Notes to Pro Forma Consolidated Balance Sheet). As discussed below, Doe Run is dependent upon certain payments from Doe Run Peru to meet a portion of its debt service requirements and the ability of Doe Run Peru to make such payments shall be, as discussed below, significantly limited. Accordingly, Doe Run's indebtedness and Doe Run Peru's indebtedness may adversely affect Doe Run's ability to meet its requirements under the Exchange Notes and the New Senior Credit Facility. As detailed herein, the past performance of Doe Run's consolidated businesses has left it with insufficient liquidity to meet its obligations under its various debt obligations.

    Management believes that it is in the best interest of all of Doe Run's investors and creditors to continue to operate in an effort to optimize the productive capacity of Doe Run's assets and therefore has no plans to discontinue operations. Management believes that if the Transactions are consummated, Doe Run will be able to capitalize on its competitive strengths due to the decreased leverage and increased liquidity that may result. However, there can be no assurance that the Transactions will be completed or that liquidity will be adequate to meet Doe Run's obligations prior to restructuring or even if the Transactions are consummated. If Doe Run is unable to meet its obligations, certain actions by creditors could result in an interruption or discontinuance of operations.

    PROBABLE LACK OF CASH FLOW FROM PERUVIAN SUBSIDIARY

    Doe Run has, in the past, received certain payments in the form of management fees, interest payments and other distributions from Doe Run Peru. As discussed herein, the covenants governing the BCP Revolving Credit Facility place strict limitations on the ability of Doe Run Peru to pay dividends, fees and other distributions to Doe Run (based upon limitations which make such payments contingent upon the achievement of specific financial performance by Doe Run Peru). It is expected that Doe Run Peru's financial performance, along with its significant capital expenditures required under its environmental remediation program (see "Risks Relating to the Operation of Doe Run Peru-- Regulations Requiring Significant Capital Expenditures") will preclude Doe Run Peru from making distributions in the foreseeable future to Doe Run in an amount greater than $4 million in the aggregate per year, which payments will be reimbursement for services and expenses provided to and/or advanced on behalf of Doe Run Peru by Doe Run. This amount is significantly lower than amounts previously advanced by Doe Run Peru to Doe Run. Accordingly, no reliance can be made upon Doe Run's receipt of distributions from Doe Run Peru in order to meet its debt service requirements. Furthermore, no assurance can be given that changes in the laws of Peru will not adversely affect the ability of Doe Run Peru to make payments, dividends and other distributions to Doe Run.

    VOLATILITY OF BASE METAL PRICES; TREATMENT CHARGES AND PENALTIES

    Base metal prices, treatment charges and penalties that may be charged customers fluctuate and are affected by numerous factors beyond Doe Run's control, including expectations for inflation, speculative activities, global and regional demand and production, political and economic conditions and production costs in major producing regions. The aggregate effect of these factors is impossible for Doe Run to predict and could have a material adverse effect on the results of operations, financial condition and liquidity of Doe Run.

    As discussed herein, low market prices for base metals coupled with lower treatment charges have had an adverse impact on Doe Run's and Doe Run Peru's liquidity and profitability. The volatility of

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these factors makes it impossible for Doe Run to predict with any degree of certainty when, if ever, such market prices or treatment charges may improve. If these factors deteriorate further, such deterioration would have a material adverse effect on the business condition and future prospects of Doe Run.

    GOVERNMENTAL REGULATION

    The U.S. mining operations of Doe Run are subject to inspection and regulation by the Mine Safety and Health Administration of the Department of Labor ("MSHA") under provisions of the Federal Mine Safety and Health Act of 1977. All other U.S. operations of Doe Run are subject to inspection and regulation by the Occupational Safety and Health Administration of the Department of Labor ("OSHA") under the provisions of the Occupational Safety and Health Act of 1970. It is Doe Run's policy to comply with the directives and regulations of MSHA and OSHA. In addition, Doe Run takes such necessary actions as, in its judgment, are required to provide for the safety and health of its employees. Doe Run believes that it is substantially in compliance with the regulations promulgated by MSHA and OSHA; however, compliance with new, more stringent MSHA and/or OSHA directives could have a material adverse effect on results of operations, financial condition and liquidity of Doe Run.

    ENVIRONMENTAL MATTERS AND CLAIMS

    Doe Run's U.S. operations are subject to numerous federal, state and local environmental laws and regulations governing, among other things, air emissions, waste water discharge, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. Doe Run also is a defendant in numerous lawsuits filed between 1996 and the date hereof claiming property damage and personal injury from alleged releases of lead from the Herculaneum smelter. Punitive damages are also being sought in these cases. Environmental laws and regulations have changed rapidly in recent years and may become more stringent in the future. Insurance against environmental risks (including potential for pollution or other hazards as a result of disposal of waste products occurring from mining, milling and smelting) is not generally available to Doe Run or to other companies within the industry. Should Doe Run be unable to fund fully the cost of compliance or of remediating an environmental problem, Doe Run might be required to suspend operations or enter into interim compliance measures requiring additional expenditures pending completion of the required remedy.

    Doe Run signed a voluntary Administrative Order on Consent ("AOC") in September 2000 to study and address issues related to the slag pile, plant property, and community soils adjacent to the primary smelter in Herculaneum, elevated blood lead levels in the community and lead releases from the plant. The U.S. Environmental Protection Agency ("EPA") and the Missouri Department of Natural Resources signed the AOC with an effective date of May 29, 2001. In addition, Doe Run has agreed to replace the soil in yards of private residences within a four-tenths of a mile radius to the Herculaneum smelter. Doe Run also agreed to test soils in an area outside the half-mile zone to determine if additional remediation is required.

    In September 2001, Doe Run agreed to an acceleration of the lead testing program on the remaining area within one mile of the Herculaneum smelter. As a result of the completion of this testing, Doe Run signed an AOC with the EPA on December 21, 2001. The new AOC requires additional yard replacement relating to those residences with the highest soil lead measurements and those with children.

    On April 26, 2002, Doe Run signed a Settlement Agreement with the State of Missouri whereby it agreed to offer buyouts to approximately 160 homeowners in an area close to the Herculaneum smelter. Under the terms of the proposed buyout plan, an estimated 20 homeowners, each having

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children less than 72 months old living with them, have been offered buyouts, with the remaining affected homeowners to be extended buyout offers by the end of calendar year 2004. The current total estimated cost of community cleanup is approximately $2.4 million, (of which $1.8 million had been spent through July 31, 2002) with the spending to be completed by the end of calendar year 2002. This total does not include the cost of the buyout plan, which could be as high as $10 million if all affected homeowners accept Doe Run's buyout offer. It cannot currently be estimated how many of the homeowners will accept the buyout offer. Because air lead emissions from the Herculaneum smelter have been reduced and are expected to meet the ambient air lead standard in third quarter 2002 and thereafter, it is possible that many of the homes purchased could be held as rental income property and, therefore, accounted for as capital assets. At this time, it is not possible to determine the outcome of the remaining areas of study or what additional remediation actions, if any, may be required after the study is completed. Estimated costs may change if required levels of remediation are different from those currently estimated or if additional homes are identified as a result of additional regulatory decisions. Continuing compliance by Doe Run with environmental laws and regulations, as well as personal injury and property and other damage claims, and Doe Run's obligations pursuant to the settlement agreements discussed herein, could have a material adverse effect on Doe Run's results of operations, financial condition and liquidity.

    OPERATING RISKS

    The business of mining and smelting is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations, cave-ins, rockbursts, flooding and periodic interruptions due to inclement or hazardous weather conditions. Such risks could result in damage to, or destruction of, mineral properties or producing facilities, personal injury, environmental damage, delays in mining, monetary losses and possible legal liability. Although Doe Run currently maintains insurance within ranges of coverage consistent with industry practice, no assurance can be given that such insurance will continue to be available at economically feasible premiums. In July 1992, Doe Run experienced a strike by the workers at the Herculaneum smelter resulting in metal output significantly lower than planned levels and higher operating expenses due to increased security costs and outside services. Although Doe Run's work force is no longer significantly unionized, there can be no assurance that Doe Run will not experience labor disputes in the future. In July and August 1993, production at the Herculaneum smelter was curtailed significantly due to flooding of the Mississippi River. There can be no assurance that Doe Run's operations will not be adversely affected in the future by flooding or other adverse conditions beyond Doe Run's control.

    The business of smelting and refining complex concentrates generally is subject to a number of risks and hazards, including environmental hazards, industrial accidents and labor disputes. Such risks could result in personal injury, environmental damage, delays in operation, monetary losses and possible legal liability. Although Doe Run Peru maintains insurance within ranges of coverage consistent with industry practice, no assurance can be given that such insurance will be available at economically feasible premiums.

    DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS

    During fiscal 2001, Doe Run's U.S. operations had approximately 170 lead metal customers including six of the eight largest lead-acid battery manufacturers in the world. These six customers accounted for approximately 43% of U.S. net sales in fiscal 2001. The loss of any of Doe Run's large customers or curtailment of purchases by these customers could have a material adverse effect on the results of operations, financial condition and liquidity of Doe Run. For fiscal 2001, Johnson Controls, Inc. accounted for approximately 11% of Doe Run's U.S. operations' net sales.

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    DEPENDENCE ON LEAD-ACID BATTERY USE

    Doe Run sells a significant portion of its lead production for use in lead-acid batteries. The obsolescence of, or any curtailment in the use of, lead-acid batteries could have a material adverse effect on the results of operations, financial condition and liquidity of Doe Run.

    EXPLORATION AND DEVELOPMENT

    Doe Run competes to acquire properties producing or capable of producing lead and other minerals, conducts exploration activities and engages in development projects. As a result of the competition for property, some of which is with companies with greater financial resources than Doe Run, Doe Run may be unable to acquire attractive mining properties on terms it considers acceptable. Mineral exploration is highly speculative in nature, involves many risks and frequently is nonproductive, and there can be no assurance that Doe Run's mineral exploration efforts will be successful. Once mineralization is discovered, it may take a number of years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. Doe Run's ability to increase its production longevity of concentrate feeds is dependent on the successful development of new ore bodies and/or expansion of existing mining operations. There can be no assurance that Doe Run's exploration programs will yield new reserves to expand and replace existing reserves that are being depleted by current production or that Doe Run will be able to obtain adequate supplies of concentrate feeds in the open market at economically acceptable terms.

RISKS RELATING TO THE OPERATION OF DOE RUN PERU

    RAW MATERIALS

    In addition to concentrates feeds, Doe Run Peru's operations are heavily dependent on the supply of various raw materials and services, including water, hydroelectric power, oxygen, coal and fluxes. Doe Run Peru produces its oxygen requirements from an onsite oxygen plant and extracts limestone and silica fluxes from deposits close to its facility. The oxygen plant is the subject of a sale and leaseback facility under which the lease expires in January 2004 at which time Doe Run Peru has the option to purchase the plant for nominal consideration. Doe Run Peru purchases its coal requirements through annual contracts based on market prices. The availability of raw materials could be affected by natural disasters, third party shutdowns or other factors beyond Doe Run Peru's control. Any protracted interruption in the availability of any raw materials could have a material adverse effect on the business, financial condition or results of operations of Doe Run Peru.

    Doe Run Peru's La Oroya smelting operations depend on the availability of lead, zinc and copper concentrates as raw materials. A significant portion of these concentrates are currently secured from the Peruvian domestic market. The effects of recent low metals prices have resulted in economic pressure on some of the Peruvian domestic producers of these concentrates. If one or more of these suppliers of concentrates were to cease or suspend operations there can be no assurance that Doe Run Peru would be able to secure replacements for these necessary raw materials on economically acceptable terms, and accordingly, such a cessation or suspension of activities of these suppliers could have a material adverse effect on the business operations and financial condition and future prospects of Doe Run Peru.

    In May of 2002, there was a labor stoppage at a key mine belonging to Volcan Compania Minera S.A.A. ("Volcan"), a critical supplier of lead and zinc concentrates to Doe Run Peru. Volcan used this labor stoppage as the basis for its declaration that a force majeure existed under its contract with Doe Run Peru, thus relieving Volcan from its contractual requirements to deliver lead and zinc concentrates to Doe Run Peru. Doe Run Peru depends upon the availability of lead and zinc concentrates to manufacture its end products of finished metals and by-products. While the aforementioned labor stoppage has, as of the date hereof, ceased, and while Doe Run Peru has not suffered any adverse

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economic impact as a result of this force majeure declaration, no assurance can be given that similar events will not occur in the future, and any such events could have a material adverse effect on Doe Run Peru's business, financial condition or results of operations.

    ENVIRONMENTAL ISSUES IN PERU

    Doe Run Peru is subject to numerous environmental laws and regulations enacted in the last ten years in Peru governing, among other things, air emissions, waste water discharge, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials and is also subject to certain Peruvian constitutional provisions assuring each person the right to a clean and healthful environment. The current and future application of these laws and regulations related to Doe Run Peru is subject to certain agreements with the Peruvian Ministry of Energy and Mines ("MEM"), a governmental agency. Given the developing nature of environmental law and enforcement policies in Peru, however, the Peruvian government could in the future require compliance with additional environmental requirements that would adversely affect Doe Run Peru's business, financial condition or results of operations. Further, the Peruvian government or other interested persons may seek changes in the future to the terms and conditions of any of the agreements made by Doe Run Peru with the MEM that may adversely affect Doe Run Peru's business, financial conditions or results of operations. Doe Run Peru also is potentially subject to claims for alleged personal injury and property and other damages resulting from release of certain substances into the environment, to the extent such liabilities were not retained and/or are not satisfied by Centromin pursuant to the agreement between Doe Run and Centromin for the purchase of La Oroya. Compliance with environmental laws and regulations, as well as personal injury and property and other damage claims, could have a material adverse effect on Doe Run Peru's business, financial condition or results of operations. Insurance against environmental risks (including potential for pollution or other hazards as a result of disposal of waste products occurring from exploration and production) is not generally available to Doe Run Peru or to other companies within the industry. Should Doe Run Peru be unable to fund fully the cost of remediating an environmental problem, it could be required to suspend operations or take interim compliance measures pending completion of the required remedy. The aforementioned costs of environmental remediation and compliance by Doe Run Peru could have a material adverse effect on Doe Run Peru's business condition and future prospects and could impair Doe Run Peru's future ability to make payments, dividends and other distributions to Doe Run.

    REGULATIONS AND CONTRACTUAL COMMITMENTS REQUIRING SIGNIFICANT EXPENDITURES

    The operation of Doe Run Peru's facilities at La Oroya and Cobriza are each subject to a separate Programa de Adecuacion y Manejo Ambiental (Environmental Remediation and Management Program) ("PAMA"), which functions as the equivalent of an operating permit and is administered by MEM. Compliance with these PAMA's requires significant capital expenditures.

    Pursuant to the PAMA governing La Oroya, Doe Run has committed to implement the following projects through January 13, 2007:

    - new sulfuric acid plants;

    - treatment plant for the copper refining effluent;

    - industrial waste water treatment plant for the smelter and refinery;

    - improve Huanchan lead and copper slag deposits;

    - build an arsenic trioxide deposit;

    - management and disposal of lead and copper slag wastes;

    - domestic waste water treatment and domestic waste disposal; and

    - monitoring station.

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    La Oroya's operations historically and currently exceed some of the applicable MEM maximum permissible limits pertaining to air emissions, ambient air quality and wastewater effluent quality. The PAMA projects have been designed to achieve compliance with these requirements prior to the expiration of the PAMA on January 13, 2007. No assurance can be given that implementation of the PAMA projects is feasible or that their implementation will achieve compliance with the applicable legal requirements by the end of the PAMA period. In January 2002, Doe Run received permission from the MEM to change certain PAMA projects and the timing of their completion. However, the Peruvian government may in the future require compliance with additional more onerous environmental regulations.

    Pursuant to the acquisition agreement pursuant to which the La Oroya facility was acquired from Centromin, Doe Run Peru is contractually obligated to Centromin to invest $120 million for the benefit of the La Oroya facility in the five years following the October 1997 acquisition. The investments include certain capital and other expenditures for the La Oroya PAMA, and social, road, plant, equipment and other similar modernization expenditures. As of October 31, 2001, Doe Run Peru's verified expenditures under such commitment were $102 million. If Doe Run fails to invest the required amount of $120 million by October 27, 2002, it will incur a penalty equal to 30% of the shortfall. While management expects that such obligation will be met, no assurance can be given that the required amount of investments will be made by such date.

    Doe Run Peru also has made investment commitments of $105 million under its legal stability agreement with the Peruvian government. While Doe Run Peru has already invested in excess of $40 million, failure to meet such investment commitment by the end of 2006, absent modification of the agreement to at least the statutory minimum of $50.0 million, could result in the loss of certain stability benefits that now allow Doe Run Peru to maintain its accounts in US dollars. Such loss may result in Doe Run Peru incurring income taxes resulting from inflation of the local currency, among other effects. While management expects that such obligations will be met within the time required or that the contract will be modified to meet the statutory minimum, no assurance can be given that the full amount of the required investments will be made, or that modification of the legal stability agreement will be obtained.

    The PAMA governing the Cobriza facility expired in May, 2002 without Doe Run Peru having met it obligations thereunder. Pursuant to Supreme Decree
No. 022-2002-EM, to which the continued operation of the Cobriza facility is subject, Doe Run Peru expects that this facility will be allowed (subject to its payment of a fine in an amount between $25,000 and $35,000) a period of from 12-18 months to effect compliance with its PAMA obligations. To achieve compliance with its PAMA obligations at the Cobriza facility, Doe Run Peru will have to make significant capital expenditures including the cessation of deposits of certain metal tailing into the Mantero River. The aforementioned capital expenditures have an estimated cost of $10 million - $20 million. In the event that Doe Run Peru is unable to achieve compliance with its PAMA obligations on or prior to April 19, 2004, it will be subject to additional fines and/or closure. In the event that the Cobriza facility is closed, Doe Run Peru may have difficulty obtaining replacement concentrate supplies on economically advantageous terms.

    Doe Run Peru's compliance with any existing or future PAMA, or any future actions required by the MEM's adding of requirements to such a PAMA, may adversely affect Doe Run Peru's business and financial conditions and future prospects.

    No assurance can be given that the Peruvian government will not impose other conditions that may adversely affect Doe Run Peru's business, financial condition or results of operations or that there will not be changes in the Peruvian government that will adversely affect Doe Run Peru or Doe Run Cayman.

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    LABOR MATTERS

    Approximately 89% of Doe Run Peru's workforce is represented by labor unions. Doe Run Peru has a five-year collective bargaining agreement with its main labor union for the hourly employees at La Oroya, which expires in July 2003, and it has other multi-year labor agreements with other unions. Although management believes its present labor relations are generally good, in the past, work stoppages and strikes have occurred. There can be no assurance that a work stoppage or strike will not occur prior to the expiration of the current labor agreements or during negotiations for new labor agreements (including extensions of the existing labor agreements) or as to the effect of any such work stoppage or strike on Doe Run Peru's production levels. Work stoppages or other labor-related developments affecting Doe Run Peru could have a material adverse effect on the business, financial condition or results of operations of Doe Run Peru.

    ENFORCEABILITY OF JUDGMENTS UNDER PERUVIAN LAW

    Substantially all of the assets of Doe Run Peru are located in Peru. In the event that the holders of Exchange Notes were to obtain a judgment in the United States against Doe Run Peru and seek to enforce such judgment in Peru, the holders' ability to enforce the judgment in Peru would be subject to Peruvian laws regarding recognition and enforcement of foreign judgments. Peruvian courts will give to the foreign judgment the same force and treatment that is given by the country where such foreign court sits to the judgments enacted by Peruvian courts, provided that the foreign judgment complies with the following statutory limitations set forth in Article 2104 of the Peruvian Civil Code: (i) the judgment must not resolve matters for which exclusive jurisdiction of Peruvian courts applies (i.e., disputes relating to real estate located in Peru);
(ii) the competence of the foreign court which issued the judgment must be recognized by Peruvian conflicts of law rules; (iii) the party against whom the judgment was obtained must have been properly served in connection with the foreign proceedings; (iv) the judgment of the foreign court must be a final judgment, not subject to any further appeal; (v) no pending proceedings may exist in Peru among the same parties and on the same subject; (vi) the judgment by the foreign court cannot be in violation of public policy; and (vii) the foreign court must grant reciprocal treatment to judgments issued by Peruvian courts.

    Furthermore, as discussed herein, any attempt to enforce the guarantees of Doe Run Peru or any of its subsidiaries made with respect to the Old Notes, Exchange Notes or New Senior Credit Facility will result in the occurrence of an event of default under the BCP Revolving Credity Facility which will effectively preclude Doe Run Peru or any of its subsidiaries from making payments on account of such guarantees.

FACTORS RELATING TO THE ECONOMIC AND POLITICAL SITUATION IN PERU

    POLITICAL AND ECONOMIC SITUATION IN PERU

    During the past 30 years, Peru has experienced political instability under both civilian and military governments. These governments have pursued various policies, including frequent intervention in the economic and social structure. Past governments have imposed controls on prices, exchange rates, local and foreign investment and international trade, restricted the ability of companies to dismiss employees, expropriated private sector assets, and prohibited the remittance of "profits" to foreign investors and payments to foreign creditors. In 1974, the government of Peru expropriated the assets of Doe Run Peru's predecessor and transferred them to Centromin, a government-owned conglomerate.

    Doe Run Peru's financial condition and results of operations could be adversely affected by changes in economic or other policies of the Peruvian government, including reversal of the trend toward privatization, or other political or economic developments in Peru.

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    Recently, Peru has experienced a certain level of political unrest and, if this political unrest were to increase significantly, Doe Run's Peruvian operations and Doe Run's overall business, financial condition and results of operations may be adversely affected.

    EXCHANGE CONTROLS

    During the 1970s and 1980s, government policies restricted the ability of companies in Peru to, among other things, repatriate funds and import products, including oil, from abroad. In addition, currency exchange rates were strictly controlled and all export sales revenues were required to be deposited in the Central Bank where they were exchanged from U.S. dollars to the then local currency at less-than-market rates of exchange. The current Peruvian legal framework imposes no restrictions on the ability of a company operating in Peru to transfer foreign currency from Peru to other countries or to convert Peruvian currency into foreign currency or foreign currency into Peruvian currency. There can be no assurance that the Peruvian government will continue its current policy of permitting currency transfers and conversions without restriction or that Doe Run Peru would be able to service its debt obligations in a timely manner were the Peruvian government to reinstitute exchange controls.

    TERRORIST ACTIVITY

    Peru experienced significant terrorist activity in the 1980s and early 1990s, during which period terrorist groups escalated their acts of violence against the government, the private sector and Peruvian residents. Recently, there has been increased concern over terrorist activity in Peru, which could cause direct or indirect harm to Doe Run's Peruvian operations and Doe Run's overall business, financial condition and results of operations may be adversely affected. Although Doe Run Peru has implemented certain anti-terrorist practices, there can be no assurance that future terrorist activity will not have a material adverse effect on the business, financial condition or results of operations of Doe Run Peru.

    INFLATION AND CURRENCY DEVALUATION

    Peru has in the past experienced high levels of inflation. In addition, the Peruvian currency has been devalued numerous times in the past 20 years. A portion of the operating costs of Doe Run Peru are denominated in nuevos soles and therefore could be significantly affected by the rate of inflation in Peru. If inflation in Peru were to increase significantly without a corresponding devaluation of the nuevo sol, the financial condition and results of operations of Doe Run Peru could be materially and adversely affected.

RISKS RELATING TO CONTROL BY RENCO

    CONTROL BY RENCO

    Doe Run is an indirect subsidiary of Renco, of which Mr. Ira Leon Rennert is the controlling shareholder. As a result of his indirect ownership of Doe Run, and his status as a Director, Mr. Rennert is, and will continue to be, able to influence the policies of Doe Run, including mergers, sales of assets and similar transactions. Pursuant to the terms governing the warrants, the Board of Directors of Doe Run will, upon consummation of the Exchange Offer and the Transactions contemplated herein, be comprised of three individuals including one designee of the Warrant Holders. However, Mr. Rennert will still be able to exert significant influence upon Doe Run as he will, pending exercise of the warrants, effectively control 100% of the Capital Stock of Doe Run. See "Description of Warrants" and "Description of Equity Investment, Corporate Governance and Other Transactions--Doe Run Corporate Governance."

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    CERTAIN PENSION CONTROLLED GROUP LIABILITIES

    Doe Run may be jointly and severally liable, together with all other members of Renco's "controlled group" under the Employee Retirement Income Security Act ("ERISA") (the "Renco Controlled Group") for certain pension funding, termination and excise taxes and for certain other pension related matters in the event that any member of the Renco Controlled Group is unable to satisfy certain of its pension obligations arising pursuant to ERISA.

    Certain members of the Renco Controlled Group, of which Doe Run is a member, have materially under-funded pension plans. In the event that any member of the Renco Controlled Group is unable to meet its obligations under any pension plan subject to ERISA, and such inability to meet such obligations results in the Pension Benefit Guaranty Corporation (the "PBGC") requiring such plan to be terminated (a "PBGC Termination"), the PBGC may require that Doe Run or any other member of the Renco Controlled Group satisfy such pension plan obligations. If, in the event that such a PBGC Termination occurs, and the PBGC requires that Doe Run satisfy such pension plan obligations, such a requirement would have a materially adverse effect on Doe Run's business and financial condition and future prospects and could impair Doe Run's ability to meet its obligations under the Exchange Notes and the New Senior Credit Facility.

CERTAIN RISK FACTORS SPECIFIC TO THE PLAN

    OBJECTION TO CLASSIFICATIONS

    Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. Doe Run believes that the classification of claims and interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion. If the Bankruptcy Court concludes that the classification of claims and interests under the Plan does not comply with the requirements of the Bankruptcy Code, the Plan may not be able to be confirmed.

    RISK OF NON-CONFIRMATION OF THE PLAN

    If a chapter 11 case for Doe Run is filed, there can be no assurance that the Plan will be confirmed by the Bankruptcy Court. For a description of the requirements for confirmation of the Plan, see "Summary of Exchange Offer and Plan--Approvals Required." Doe Run believes that the Plan would meet all of the requirements for confirmation of the Plan under the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court would also conclude that the requirements for confirmation of the Plan have been satisfied. See "Summary of Exchange Offer and Plan--Consideration."

    NON-OCCURRENCE OF EFFECTIVE DATE OF THE PLAN

    Even if all Classes of Claims that are entitled to vote accept the Plan, the Plan may not go effective on the Effective Date. The Plan sets forth conditions to the consummation of the Plan which may not be satisfied by the Effective Date. Doe Run believes that it will satisfy all requirements for consummation required under the Plan. There can be no assurance, however, that the Bankruptcy Court will also conclude that the requirements for consummation of the Plan have been satisfied.

    DELAY IN CONSUMMATING EXCHANGE OFFER

    If a chapter 11 case for Doe Run is filed, and the Plan can be confirmed, the date of consummation of the Exchange Offer will be delayed until after confirmation of the Plan by the Bankruptcy Court. We estimate that the process of obtaining confirmation of the Plan will delay consummation of the Exchange Offer for a minimum of 30 days and may result in a delay for a substantially longer period. Any delay may materially and adversely affect the Company.

                           SOURCES AND USES OF FUNDS

    The expected sources of funds to accomplish the Exchange Offer assuming a closing date of October 31, 2002 and the uses of the net cash proceeds from the Renco Investment and the New Senior Credit Facility, are as follows:

        SOURCES OF FUNDS            AMOUNT               USES OF FUNDS              AMOUNT
--------------------------------  -----------   --------------------------------  -----------
Series A Preferred Stock........  $20,000,000   Re-Payment of Congress/CIT        $28,717,000
                                                Credit Facility.................

New Senior Credit Facility......  $15,035,000   Fees and Expenses of the          $ 4,577,000(1)
                                                  Transactions..................

                                                Interest on Old Notes not
                                                  participating in the Exchange
                                                  Offer.........................  $ 1,741,000(2)
                                  -----------                                     -----------

  Total.........................  $35,035,000   Total...........................  $35,035,000
                                  ===========                                     ===========

------------------------

(1) Includes professional fees and expenses, fees relating to the New Senior Credit Facility, Financial Advisor and Information Agent Fees and fees relating to the Congress/CIT Credit Facility.

(2) Assumes that 5% of each of the Senior Secured Notes, Senior Notes and Floaters do not participate in the Exchange Offer and Holders of each such series of Old Notes receive $118.2778, $118.2778 and $95.4531 per $1,000 principal amount held, respectively and reflect scheduled and unpaid installments of interest due on the Old Notes (including penalty interest due thereon) on each of March 15, 2002 and September 15, 2002. The Old Notes Indentures provide for the payment of penalty interest on overdue installments at the rate of 13.25% per annum.

            HISTORICAL PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

UNAUDITED PRO FORMA FINANCIAL DATA

    The following unaudited pro forma financial statements are derived from our historical financial statements incorporated by reference into this prospectus. The unaudited pro forma statements of operations for the year ended October 31, 2001 and the nine months ended July 31, 2002 reflect the Transactions as if they had occurred on November 1, 2000. The unaudited pro forma balance sheet as of July 31, 2002 reflects the Transactions as if they had occurred on July 31, 2002.

    The unaudited pro forma financial statements give effect to the Transactions as follows:

    - the receipt of net proceeds of $15.0 million from the New Senior Credit Facility;

    - the receipt of proceeds from the issuance of $20.0 million of Series A Preferred Stock to Renco pursuant to the Renco Investment;

    - the exchange of $167.0 million aggregate principal amount of the Exchange Notes for $289.8 million of the aggregate principal amount of Old Notes (representing 95% of the outstanding principal amount), and the issuance of the Warrants to Exchange Noteholders exercisable for up to 40% of the fully diluted common stock of Doe Run, at an initial aggregate exercise price of $4.0 million;

    - the payment of accrued but unpaid interest and penalties (including penalty interest thereon) at the balance sheet date on the Old Notes remaining outstanding.

    The pro forma financial statements also give effect to another event related to the Transactions. In 1998, Doe Run used $125.0 million of the proceeds from the sale of the Senior Notes and Floaters to make a deposit (the "Special Term Deposit") with Banco de Credito Overseas Limited ("BCOL"). BCOL then loaned an amount equal to the Special Term Deposit to Doe Run Peru (the "Note Payable to Foreign Bank"). Effective September 12, 2002, Doe Run offset the Special Term Deposit against the Note Payable to Foreign Bank, and, in return, Doe Run Peru delivered the Intercompany Note to Doe Run in an equivalent amount, plus accrued and unpaid interest for an aggregate indebtedness evidenced by the Intercompany Note of $139.1 million. This Intercompany Note will not bear interest during the term of the BCP Revolving Credit Facility and will be pledged by Doe Run as collateral to secure Doe Run's obligations under the New Senior Credit Facility and also as collateral to secure Doe Run's obligations under the Exchange Notes. Further, obligations under the Intercompany Note will be subordinate to Doe Run Peru's obligations under the BCP Revolving Credit Facility.

    The pro forma financial statements set forth herein are not necessarily indicative of the results that actually would have been achieved had such transactions been consummated on the dates indicated or that may be achieved in future periods.

    The pro forma financial data should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the pro forma financial data set forth herein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in Doe Run's Annual Report on Form 10-K for the fiscal year ended October 31, 2001. The pro forma financial data was prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice.

ACCOUNTING TREATMENT

    Doe Run is required to account for the restructuring as a troubled debt restructuring pursuant to Statement of Financial Accounting Standard
No. 15--Accounting by Debtors and Creditors for Troubled Debt Restructurings ("Statement No. 15"). A restructuring of debt constitutes a troubled debt restructuring for purposes of Statement No. 15 if a creditor, for economic or legal reasons related to the debtor's financial difficulties, grants a concession to the debtor that it would not otherwise consider. Under Statement No. 15, a debtor may not change the carrying amount of the payable at the time of restructuring unless the total future cash payments, including interest, specified by the new terms are less than the carrying amount of the payable at the time of restructuring. If the total future cash payments specified by the new terms are greater than the carrying amount of the restructured payable, then the carrying amount equals the carrying amount of the restructured payable at the time of the restructuring. The premise of Statement No. 15 is that the creditor is interested in protecting its unrecovered investment and, if possible, earning a return. To the extent the total future cash payments under the restructured terms are greater than the carrying amount of that investment, the difference represents the creditor's return on its investment, which will be recognized through interest expense over the remaining term.

    Under the terms of the Exchange Notes, total expected future payments will be greater than the carrying amount of the Old Notes exchanged. As a result, Doe Run is required to record the Exchange Notes on its balance sheet at a carrying amount equal to the carrying amount of the Old Notes exchanged, plus unpaid accrued interest. Therefore, the related carrying amounts on Doe Run's balance sheet will exceed the outstanding face amount due on these obligations as follows (dollars in thousands):

                                                                        AMOUNT TO BE RECORDED
                                               FACE AMOUNT AT CLOSING   UNDER STATEMENT NO. 15
                                               ----------------------   ----------------------
Exchange Notes...............................         $167,010                 $315,746

    The future effect of this accounting treatment is that Doe Run will recognize substantially less interest expense related to the Exchange Notes during their term, because the majority of the interest payments will be reflected in the carrying amount of the Exchange Notes. In addition, instead of being amortized over the term of the related debt, all expenses of the restructuring must be expensed. Any contingent amounts payable are assumed payable in the application of Statement No. 15. As a result, a gain may result in future periods if contingent amounts payable are not required. Accordingly, the pro forma financial statements assume that the paid in kind option of the Exchange Notes will be exercised and the related amounts are included in the future cash flows accounted for under Statement No. 15 as described above.

    These pro forma financial statements intend to show the pro forma effects of the Transactions and the application of Statement No. 15 separately. The "Adjustments for the Transactions" reflects the adjustments to affect the Transactions as if it were not a troubled debt restructuring requiring the application of Statement No. 15, and the "Statement No. 15 Adjustments" are those necessary to adjust the financials, including the pro forma effects of the Transactions, for the application of Statement No. 15.

FINANCIAL PROJECTIONS

    For a presentation of certain projected financial information concerning Doe Run (along with critical assumptions forming the basis thereof), see "Financial Projections" attached as an appendix hereto. Also see "Risks Relating to the Exchange Notes--Doe Run's Actual Results of Operations May Differ Materially From Doe Run's Projections."

                       THE DOE RUN RESOURCES CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JULY 31, 2002
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         ADJUSTMENTS FOR
                                                               THE         STATEMENT NO. 15
                                            HISTORICAL    TRANSACTIONS     ADJUSTMENTS (H)    PRO FORMA
                                            ----------   ---------------   ----------------   ---------
ASSETS
Current assets:
  Cash....................................  $  12,545       $      --         $      --       $  12,545
  Trade accounts receivable, net of
    allowance for doubtful accounts.......     61,929              --                --          61,929
  Inventories.............................    107,541              --                --         107,541
  Prepaid expenses and other current
    assets................................     22,798          (1,355)(a)          (302)         21,141
                                            ---------       ---------         ---------       ---------
    Total current assets..................    204,813          (1,355)             (302)        203,156
Property, plant and equipment, net........    257,916              --                --         257,916
Special Term Deposit......................    125,000        (125,000)(b)            --              --
Other noncurrent assets, net..............      5,222            (204)(a)        (1,513)          3,505
                                            ---------       ---------         ---------       ---------
    Total assets..........................  $ 592,951       $(126,559)        $  (1,815)      $ 464,577
                                            =========       =========         =========       =========

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Current maturities of long-term debt....  $ 380,014       $(373,022)(c)     $   4,919       $  11,911
  Accounts payable........................     40,711              --                --          40,711
  Accrued liabilities.....................     83,689         (30,062)(d)            --          53,627
                                            ---------       ---------         ---------       ---------
    Total current liabilities.............    504,414        (403,084)            4,919         106,249
Long-term debt, less current maturities...    127,799         112,110 (c)       143,547         383,456
Other noncurrent liabilities..............     59,640             742 (e)            --          60,382
                                            ---------       ---------         ---------       ---------
    Total liabilities.....................    691,853        (290,232)          148,466         550,087

Preferred stock...........................         --          20,000 (f)            --          20,000

Shareholder's deficit:
  Common stock, $.10 par value, 1,000
    shares authorized, issued and
    outstanding...........................         --              --                --              --
  Additional paid in capital..............      5,238              --                --           5,238
  Accumulated deficit and accumulated
    other comprehensive losses............   (104,140)        143,673 (g)      (150,281)       (110,748)
                                            ---------       ---------         ---------       ---------
    Total shareholder's deficit...........    (98,902)        143,673          (150,281)       (105,510)
                                            ---------       ---------         ---------       ---------
    Total liabilities and shareholder's
      deficit.............................  $ 592,951       $(126,559)        $  (1,815)      $ 464,577
                                            =========       =========         =========       =========

                                                   (SEE NOTES ON FOLLOWING PAGE)

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

    At July 31, 2002 the face amount of outstanding Old Notes was $305,000, of which it is assumed 95% or $289,750 will be refinanced, and Exchange Notes issued with a face amount of approximately $167,010 resulting in a deleveraging of the Company by approximately $151,200, which includes unpaid accrued interest on the Old Notes exchanged of $28,500. Most of the amount of this deleveraging will continue to be shown as a liability of the Company for capitalized future interest payments.

(a)  To write off remaining debt issuance costs relating to the Old Notes     $  (4,692)
     exchanged..............................................................
     To defer debt issuance costs relating to the New Senior Credit Facility
     and Exchange Notes, excluding the effects of Statement No. 15..........      3,133
                                                                              ---------
                Total adjustments to deferred debt issuance costs...........  $  (1,559)
                                                                              =========
                Adjustment to current portion of deferred debt issuance       $  (1,355)
                  costs.....................................................
                Adjustment to noncurrent portion of deferred debt issuance    $    (204)
                  costs.....................................................

(b)  Elimination of Special Term Deposit and Note Payable to Foreign Bank...  $(125,000)
(c)  To adjust total debt, excluding the effects of Statement No. 15, for the following:
         (i)    Cancellation of the Old Notes exchanged, net of original      $(287,734)
                  issue discount............................................
        (ii)    Proceeds from New Senior Credit Facility....................     15,035
       (iii)    Reduction of borrowings under existing U.S. revolving credit    (30,223)
                  facility..................................................
        (iv)    Issuance of Exchange Notes..................................    167,010
         (v)    Elimination of Special Term Deposit and Note Payable to        (125,000)
                  Foreign Bank..............................................
                                                                              ---------
                Total adjustments to long-term debt.........................  $(260,912)
                                                                              =========
                Adjustments to current maturities of long-term debt.........  $(373,022)
                Adjustments to long-term debt, less current maturities......  $ 112,110

(d)  To adjust accrued interest expense for the following:
         (i)    To pay interest related to the Old Notes remaining            $    (833)
                  outstanding...............................................
        (ii)    To write off interest related to the Old Notes exchanged,
                  excluding the effects of Statement No. 15.................    (28,484)
       (iii)    To pay accrued fees relating to the transactions............       (745)
                                                                              ---------
                                                                              $ (30,062)
                                                                              =========

(e)  To record the issuance of the Warrants at their fair value.............  $     742

(f)  To record the issuance of Series A Preferred Stock.....................  $  20,000

(g)  To adjust retained deficit for the gain on extinguishment of debt,
     excluding the effects of Statement No. 15, related to the exchange of    $ 143,673
     the Old Notes net of the following:....................................
         (i)    Write off deferred financing fees related to the Old Notes       (4,692)
                  exchanged.................................................
        (ii)    Write off accrued interest on the Old Notes exchanged.......     28,484

(h)  For the application of Statement No. 15, Doe Run is required to record the Exchange Notes at an amount equal to the carrying amount of the Old
     Notes exchanged, plus accrued interest eliminating the gain on extinguishment and increasing debt.
     To offset the gain on extinguishment for the application of Statement
     No. 15 as follows:
         (i)    To increase debt for future interest payments, including
                  amounts contingently payable, on the Exchange Notes, up to the carrying amount of the Old Notes exchanged plus unpaid
                  accrued interest thereon..................................   (148,466)
        (ii)    To write-off financing fees related to the Exchange Notes...     (1,815)
                                                                              ---------
                                                                              $(150,281)
                                                                              =========

                       THE DOE RUN RESOURCES CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 2001
                             (DOLLARS IN THOUSANDS)

                                                          ADJUSTMENTS FOR
                                                                THE         STATEMENT NO. 15
                                             HISTORICAL    TRANSACTIONS       ADJUSTMENTS      PRO FORMA
                                             ----------   ---------------   ----------------   ---------
Net sales..................................   $737,482       $     --           $    --        $737,482
Costs and expenses:
  Cost of sales............................    665,279             --                --         665,279
  Depletion, depreciation and
    amortization...........................     30,461             --                --          30,461
  Selling, general and administrative
    expenses...............................     29,726             --                --          29,726
  Other costs and expenses.................       (162)            --                --            (162)
                                              --------       --------           -------        --------
    Total costs and expenses...............    725,304             --                --         725,304
                                              --------       --------           -------        --------
    Income from operations.................     12,178             --                --          12,178
Other income (expense):
  Interest expense.........................    (59,992)        27,128 (i)        23,053 (l)      (9,811)
  Interest income..........................     14,870        (14,063)(j)            --             807
  Other, net...............................     (1,676)            --                --          (1,676)
                                              --------       --------           -------        --------
                                               (46,798)        13,065            23,053         (10,680)

    Income before income tax expense.......    (34,620)        13,065            23,053           1,498
Income tax expense.........................      8,226             --                --           8,226
                                              --------       --------           -------        --------
  Income (loss) before extraordinary item
    and cumulative effect of change in
    accounting principle...................   $(42,846)      $ 13,065           $23,053        $ (6,728)
  Preferred stock dividends................         --         (2,500)(k)            --          (2,500)
                                              --------       --------           -------        --------
Income (loss) before extraordinary item and
  cumulative effect of change in accounting
  principle allocable to common
  shareholder..............................   $(42,846)      $ 10,565           $23,053        $ (9,228)
                                              ========       ========           =======        ========

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 2001
                             (DOLLARS IN THOUSANDS)

(i)   To adjust interest expense for the following (excluding the effects of
      Statement No. 15)
          (i)    Elimination of interest on the Old Notes exchanged..........  $  33,679
         (ii)    Elimination of deferred financing fees on the Old Notes
                 exchanged...................................................      2,199
        (iii)    Reduction of interest on existing U.S. revolving credit
                 facility....................................................      4,912
         (iv)    Elimination of interest on Note Payable to Foreign Bank.....     14,376
          (v)    Interest on Exchange Notes..................................    (23,774)
         (vi)    Interest on New Senior Credit Facility......................     (3,205)
        (vii)    Amortization of financing fees incurred on Exchange Notes
                 and New Senior Credit Facility..............................       (830)
                                                                               ---------
                                                                               $  27,357
                                                                               =========

(j)   Elimination of interest on Special Term Deposit........................  $ (14,063)
                                                                               =========

(k)   To accrue paid in kind dividends on the preferred stock at a rate of     $  (2,500)
      12.5%..................................................................
                                                                               =========

(l)   Because the total future payments under the Exchange Notes and New
      Senior Credit Facility exceed the carrying amount of the exchanged Old
      Notes, the Exchange Notes will be recorded at the carrying amount of the exchanged Old Notes plus unpaid accrued interest thereon, with the difference to be recorded as interest expense over the new term

      To adjust interest expense for the application of Statement No. 15 as follows:
          (i)    Adjustment of interest on Exchange Notes....................  $  22,751
         (ii)    Write-off fees associated with the restructuring............        302
                                                                               ---------
                                                                               $  23,053
                                                                               =========

                       THE DOE RUN RESOURCES CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JULY 31, 2002
                             (DOLLARS IN THOUSANDS)

                                                          ADJUSTMENTS FOR
                                                                THE         STATEMENT NO. 15
                                             HISTORICAL    TRANSACTIONS       ADJUSTMENTS      PRO FORMA
                                             ----------   ---------------   ----------------   ---------
Net sales..................................   $489,388        $    --           $    --        $489,388
Costs and expenses:
  Cost of sales............................    445,683             --                --         445,683
  Depletion, depreciation and
    amortization...........................     22,790             --                --          22,790
  Selling, general and administrative
    expenses...............................     20,388             --                --          20,388
  Other costs and expenses.................       (639)            --                --            (639)
                                              --------        -------           -------        --------
    Total costs and expenses...............    488,222             --                --         488,222
                                              --------        -------           -------        --------
    Income from operations.................      1,166             --                --           1,166
Other income (expense):
  Interest expense.........................    (42,685)        16,089 (m)        20,262 (p)      (6,334)
  Interest income..........................     10,619        (10,547)(n)            --              72
  Other, net...............................     (2,237)            --                --          (2,237)
                                              --------        -------           -------        --------
                                               (34,303)         5,542            20,262          (8,499)

    Income before income tax expense.......    (33,137)         5,542            20,262          (7,333)
Income tax expense.........................         --             --                --              --
                                              --------        -------           -------        --------
  Net income (loss)........................   $(33,137)       $ 5,542           $20,262        $ (7,333)
  Preferred stock dividends................         --         (2,109)(o)            --          (2,109)
                                              --------        -------           -------        --------
  Net income (loss) allocable to common
    shareholder............................   $(33,137)       $ 3,433           $20,262        $ (9,442)
                                              ========        =======           =======        ========

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JULY 31, 2002

(m)    To adjust)interest expense for the following (excluding the effects of
                                                            Statement No. 15
          (i)    Elimination of interest on the Old Notes exchanged..........  $ 25,006
         (ii)    Elimination of deferred financing fees on the Old Notes
                 exchanged...................................................     1,645
        (iii)    Reduction of interest on existing U.S. revolving credit
                 facility....................................................     2,478
         (iv)    Elimination of interest on Note Payable to Foreign Bank.....    10,781
          (v)    Interest on Exchange Notes..................................   (20,794)
         (vi)    Interest on New Senior Credit Facility......................    (2,404)
        (vii)    Amortization of financing fees incurred on Exchange Notes
                 and New Senior Credit Facility..............................      (623)
                                                                               --------
                                                                               $ 16,089
                                                                               ========

(n)   Elimination of Special Term Deposit....................................  $(10,547)
                                                                               ========
(o)   To accrue paid in kind dividends on the preferred stock at a rate of     $ (2,109)
      12.5%..................................................................
                                                                               ========
(p)   Because the total future payments under the Exchange Notes exceed the carrying amount of the exchanged Old Notes, the Exchange Notes will be recorded at the carrying amount of the exchanged Old Notes plus unpaid accrued interest thereon, with the difference to be recorded as interest expense over the new term.

      To adjust interest expense for the application of Statment No.15 as follows:
          (i)    Adjustment of interest on Exchange Notes....................  $ 20,035
         (ii)    Write-off fees associated with restructuring................  $    227
                                                                               --------
                                                                               $ 20,262
                                                                               ========

                            PRO FORMA CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

                                                               AS OF JULY 31, 2002
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
Long-term debt (including current portion)
  Existing Doe Run Credit Facility..........................  $ 37,988    $      --
  Congress/CIT Credit Facility..............................        --        7,769
  Existing Doe Run Peru Credit Facility.....................    34,800           --
  BCP Revolving Credit Facility.............................        --       34,800
  New Senior Credit Facility, net of discount...............        --       15,035
  Old Notes(b)..............................................   302,878       15,144
  Exchange Notes, net of discount(a)........................        --      315,476
  Notes Payable to Foreign Bank(c)..........................   125,000           --
  Other Note Payable........................................       153          153
  Sale and Leaseback Obligations............................     6,547        6,547
  Capital Lease Obligations.................................       447          447
                                                              --------    ---------
Total Long-term debt........................................  $507,813    $ 395,367
Preferred stock.............................................        --       20,000
Shareholder's deficit:
  Common stock, par value $.10 per share, 1000 shares
    authorized, issued and outstanding, actual and as
    adjusted................................................         0            0
  Additional paid-in capital................................     5,238        5,238
  Accumulated deficit and accumulated other comprehensive
    losses..................................................  (104,140)    (110,748)
                                                              --------    ---------
Total shareholder's deficit:................................   (98,902)    (105,510)
                                                              --------    ---------
Total capitalization........................................  $408,911    $ 309,857
                                                              ========    =========

------------------------
    AT JULY 31, 2002 THE FACE AMOUNT OF OUTSTANDING OLD NOTES WAS $305,000, OF WHICH IT IS ASSUMED 95% OR $289,750 WILL BE REFINANCED, AND NEW DEBT ISSUED WITH A FACE AMOUNT OF APPROXIMATELY $167,010 RESULTING IN A DELEVERAGING OF THE COMPANY BY APPROXIMATELY $151,200 INCLUDING UNPAID ACCRUED INTEREST ON THE OLD NOTES EXCHANGED OF APPROXIMATELY $28,500. THE AMOUNT OF THIS DELEVERAGING WILL CONTINUE TO BE SHOWN AS A LIABILITY OF THE COMPANY FOR CAPITALIZED FUTURE INTEREST PAYMENTS.

(a) Doe Run is required by Statement No. 15 to record the Exchange Notes on its balance sheet at a carrying amount equal to the difference between the principal of the Exchange Notes and the carrying value of the Old Notes exchanged, plus unpaid accrued interest. Therefore, the related carrying amounts on Doe Run's balance sheet will exceed the outstanding face amount due on these obligations as follows:

                                                FACE AMOUNT    AMOUNT TO BE RECORDED
                                                 AT CLOSING    UNDER STATEMENT NO. 15
                                                ------------   ----------------------
Exchange Notes................................    $167,010            $315,476

(b) The As-Adjusted balance assumes exchange of 95% of the outstanding aggregate principal amount of Old Notes.

(c) Effective September 12, 2002, Doe Run offset the Special Term Deposit against the Note Payable to Foreign Bank, and, in return, Doe Run Peru delivered the Intercompany Note to Doe Run in an equivalent amount, plus accrued and unpaid interest for an aggregate indebtedness evidenced by the Intercompany Note of $139,063. This Intercompany Note will not bear interest during the term of the BCP Revolving Credit Facility and will be pledged by Doe Run as collateral to secure Doe Run's obligations under the New Senior Credit Facility and also as collateral to secure Doe Run's obligations under the Exchange Notes. Further, obligations under the Intercompany Note will be subordinate to Doe Run Peru's obligations under the BCP Revolving Credit Facility.

                   RECENT DEVELOPMENTS; CURRENT TRANSACTIONS

    Doe Run has either completed, or intends to complete between now and the Closing Date, a number of significant transactions that have not been previously described in its most recent Annual Report on Form 10-K for the fiscal year ended October 31, 2001 and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2002. These transactions and events include:

FORMATION OF THE BUICK RESOURCE RECYCLING FACILITY LLC

    As a condition precedent to the closing of the New Senior Credit Facility, Doe Run is required to form the Buick LLC and transfer promptly after the Closing Date the assets of its Buick Division, other than employees and certain other excluded assets as described below (the "Required Buick Transfer"), the entire membership interest of Buick LLC will be pledged by Doe Run and Buick LLC will grant a first priority lien on its assets subject to certain permitted liens to secure the obligations of Doe Run under the New Senior Credit Facility, and Buick LLC will grant a second priority lien on its assets to secure the obligations of Doe Run under the Exchange Notes (except, in each case, for inventory, receivables and related property of the Buick LLC pledged to secure Buick LLC's obligations as borrower under the Congress/CIT Credit Facility). On May 20, 2002, a certificate of formation was filed with the Secretary of State of Delaware pursuant to which this subsidiary was formed under the name of The Buick Resource Recycling Facility LLC. Doe Run is required to transfer to the Buick LLC (a) all fixed assets pertaining to the Buick Division of Doe Run and
(b) all other material assets (including certain contractual rights) pertaining to the Buick Division of Doe Run, but excluding employees and certain other assets to be mutually determined by Doe Run and the Required Lenders. Doe Run shall continue to operate the Buick facility following the transfer under a Facility Operating Agreement. It shall be an event of default under the New Senior Credit Facility if (i) Doe Run fails to file, within 90 days after the Closing Date, all applications required to obtain all required consents, approvals and authorizations of all applicable governmental authorities in order to accomplish the Required Buick Transfer or (ii) Doe Run fails to use its best efforts to effectuate the Required Buick Transfer.

    For a more detailed description of the New Senior Credit Facility, see "New Senior Credit Facility".

CORPORATE GOVERNANCE

    The composition of Doe Run's Board of Directors shall be governed by an Investor Rights Agreement (the "Investor Rights Agreement") to be executed concurrently with the closing of the Transactions. Pursuant to the terms of the Investor Rights Agreement, Doe Run will cause its Board of Directors to consist of the following individuals:

    - two individuals to be selected by the stockholder of Doe Run, one of whom will be Mr. Rennert;

    - an individual (the "Independent Director") to be designated by Warrant Holders.

    Pursuant to the Investor Rights Agreement, Doe Run will not take, nor permit its subsidiaries to take, certain actions including, but not limited to
(i) filing a voluntary bankruptcy petition; (ii) merging or consolidating with another entity; (iii) making certain changes to its organizational document, and
(iv) issuing capital stock or securities convertible into or exercisable for capital stock without the approval of the Independent Director.

    Under certain circumstances, the holders of a majority of the Warrants will be entitled to cause the stockholders of Doe Run to elect a Special Director (as defined herein) to Doe Run's Board of Directors upon whose approval and direction Doe Run will be required to enter into certain extraordinary corporate transactions. See "Description of Equity Investment, Corporate Governance and Other Transactions--Doe Run Corporate Governance".

COMPENSATION OF MANAGEMENT PERSONNEL

    As an incentive to certain key management personnel to remain in the employ of Doe Run, Doe Run has entered into amended employment agreements with the following individuals (among others): Jeffrey L. Zelms; Marvin K. Kaiser; Richard L. Amistadi; Kenneth R. Buckley; and Jerry L. Pyatt. Pursuant to these agreements, each of the aforementioned individuals will be paid the following: a bonus equal to 50% of such individual's base salary for year 2002 (the "Bonus Amount") and, assuming the Transactions are successfully completed, the Bonus Amount at the end of years 2003, 2004 and 2005, assuming such individual is then in the employ of Doe Run.

NET WORTH APPRECIATION AGREEMENTS

    Certain executive officers (not including Mr. Rennert) and several other employees will be parties to new net worth appreciation agreements with Doe Run which will be entered into upon consummation of the Transactions. The agreements will replace any prior such agreements with the employee. Pursuant to the new agreements, upon termination of each such person's employment with Doe Run, he is entitled to receive a fixed percentage of the increase in the net worth of Doe Run, as defined, from a base date until the end of the fiscal quarter preceding the date of his termination, subject to vesting as described below. Such amount is payable without interest in 40 equal quarterly installments, commencing three months after the termination of the employee's employment, and at three month intervals thereafter. In addition, Mr. Buckley's agreement provides for a "Peru Credit" under which he is entitled to receive a fixed percentage of the cumulative net income of Doe Run Peru with provisions similar to those described above. Certain other employees are parties to net worth appreciation agreements providing for a Peru Credit.

    The following table summarizes the net worth appreciation agreements to he held by certain executive officers and the amounts earned thereunder.

                                                               MAXIMUM NET
                                                                  WORTH
                                                              PERCENTAGE(1)   BASE DATE
                                                              -------------   ---------
Jeffrey L. Zelms............................................    5.0   %         (2)
Marvin K. Kaiser............................................    1.5             (2)
Richard L. Amistadi.........................................    1.5             (2)
Jerry L. Pyatt..............................................    1.0             (2)
Kenneth R. Buckley..........................................    0.5             (2)
Kenneth R. Buckley/Peru Credit(3)(4)........................    1.0           10/23/97
Other U.S. Employees........................................    1.0             (2)

------------------------

(1) Represents the maximum percentage of the increase in net worth to which employee would be entitled when fully vested.

(2) The Base Date will be the first business day after the restructuring contemplated by the Transactions is consummated.

(3) Mr. Buckley's rights with respect to the Peru Credit are fully vested.

(4) An aggregate of up to 2.25% Peru Credits (when fully vested) have been issued to other employees of Doe Run Peru.

    In the case of each of the foregoing employees, rights to the net worth appreciation benefits will vest pursuant to the following schedule: (x) 60% on the third anniversary of the Base Date; (y) 20% on the fourth anniversary of the Base Date; (z) 20% on the fifth anniversary of the Base Date.

    The net worth appreciation agreements also provide that, in the event of payment of a dividend (other than dividends paid for taxes) or a sale of the Company, the active participants will be entitled to receive a percentage of the dividend or the net proceeds of the sale equal to their maximum percentages under the agreements regardless of whether their net worth percentage has vested. Vesting may be accelerated upon disability or death.

TAX SHARING ARRANGEMENTS

    At the Closing Date, Doe Run will enter into a Tax Sharing Agreement with Renco which will supercede any and all prior such agreements and, pursuant to which, Doe Run will agree to make distributions to Renco in an amount equal to the net income tax liability (exclusive of any such liabilities actually paid by Doe Run) of Doe Run assuming Doe Run were a "C" corporation for income tax purposes. Distributions made while the New Senior Credit Facility or Warrants or Exchange Notes are outstanding will be limited to liabilities generated subsequent to the Closing Date without any benefit or expense for items created by or occurring prior to the Closing Date, and furthermore, all such payments shall be subject to the terms of the New Senior Credit Facility.

RENCO MANAGEMENT COMPENSATION

    Pursuant to the Management Agreement between Renco and Doe Run, Doe Run is obligated to pay Renco a management fee equal to $2.4 million per fiscal year. Pursuant to the terms of the New Senior Credit Facility, until such time as Doe Run's obligations under the New Senior Credit Facility have been satisfied, Doe Run's ability to pay Renco management fees in any fiscal year will be limited to
(a) $100,000 per month and (b) if (x) Consolidated Domestic EBITDA (as measured pursuant to the terms of the New Senior Credit Facility) in such fiscal year of Doe Run exceeds $30.0 million and (y) the aggregate amount of cash distributed by Doe Run Peru to Doe Run during such fiscal year exceeds $12.0 million, an additional amount, not to exceed $1.2 million, equal to the excess, if any, of the aggregate amount of cash distributed by Doe Run Peru to Doe Run in such fiscal year over $12.0 million. Pursuant to the terms of the Indenture, until such time as Doe Run's obligations under the Exchange Notes have been satisfied and the Warrants are no longer outstanding, Doe Run's ability to pay Renco management fees in any fiscal year will be limited to (a) $100,000 per month and
(b) if (x) Consolidated EBITDA (as measured pursuant to the terms of the Indenture) less EBITDA generated by Doe Run Peru in such fiscal year of Doe Run exceeds $35.0 million or (y) the shares, or substantially all the assets, of Doe Run Peru have been sold in an arms length transaction to an unaffiliated third party in such fiscal year or a prior fiscal year, an additional $1.2 million.

CONVERSION OF SPECIAL TERM DEPOSIT INTO INTERCOMPANY NOTE

    In 1998, Doe Run used $125.0 million of the proceeds from the sale of the Senior Notes and Floaters to make a Special Term Deposit (the "Special Term Deposit") with Banco de Credito Overseas Limited. BCP then loaned an amount equal to the Special Term Deposit to Doe Run Peru. Effective September 12, 2002, Doe Run offset the Special Term Deposit against Doe Run Peru's $125.0 million borrowing from BCP and, in return, Doe Run Peru delivered the Intercompany Note to Doe Run in an equivalent amount, plus accrued and unpaid interest for an aggregate indebtedness evidenced by the Intercompany Note of $139.1 million. This Intercompany Note will not bear interest during the term of the BCP Revolving Credit Facility and will be pledged by Doe Run as collateral to secure Doe Run's obligations under the New Senior Credit Facility and also as collateral to secure Doe Run's obligations under the Exchange Notes. Further, obligations under the Intercompany Note will be subordinated to Doe Run Peru's obligations under the BCP Revolving Credit Facility. Because of Doe Run Peru's large required capital expenditures (see "Risk Factors--Risks Relating to the Operation of Doe Run Peru") and its liquidity constraints (see "Risk Factors--Risks Relating to Doe Run Peru's Business"), Holders should not place great reliance on the ability of Doe Run Peru to make payments on the Intercompany Note to Doe Run when making an investment decision as to Doe Run's total assets and the value of any collateral securing the Exchange Notes.

LABOR STOPPAGE AT CRITICAL PERUVIAN SUPPLIER; DECLARATION OF FORCE MAJEURE

    In May of 2002, there was a labor stoppage at a key mine belonging to Volcan Compania Minera S.A.A. a critical supplier of lead and zinc concentrates which Doe Run Peru uses to manufacture its end products of finished metals and by-products. Volcan used this labor stoppage as the basis for its declaration that a force majeure existed under its contract with Doe Run Peru, thus relieving Volcan from its contractual requirements to deliver lead and zinc concentrates to Doe Run Peru. Doe Run Peru depends upon the availability of lead and zinc concentrates to manufacture its end products of finished metals and by-products. While this labor stoppage has ceased as of the date hereof, and while Doe Run Peru did not suffer any adverse economic impact as a result of the aforementioned force majeure declaration, no assurance can be given that similar events will not occur in the future. See "Risks Relating to the Operation of Doe Run Peru--Raw Materials".

                               THE EXCHANGE OFFER

TERMS OF EXCHANGE OFFER

    Upon the terms and subject to the conditions described herein and in the related Letter of Transmittal and Consent to Proposed Amendments (which together constitute the Exchange Offer), Doe Run is offering to exchange Old Notes, validly tendered and not theretofore withdrawn as described under "Withdrawal of Tenders and Revocation of Consents," for the following consideration:

FOR EACH $1,000 PRINCIPAL AMOUNT OF:

11.25% Senior Secured Notes due 2005,
  Series B................................
                                            -  $660 aggregate principal amount of Exchange Notes;
                                               and

                                            -  Such Holder's pro rata portion (with respect to all
                                            of the Exchanging Holders) of Warrants to purchase up to
                                               40% of the aggregate common stock outstanding of Doe
                                               Run

11.25% Senior Notes due 2005, Series B....
                                            -  $560 aggregate principal amount of Exchange Notes;
                                               and

                                            -  Such Holder's pro rata portion (with respect to all
                                            of the Exchanging Holders) of Warrants to purchase up to
                                               40% of the aggregate common stock outstanding of Doe
                                               Run

Floating Interest Rate Senior Notes due
  2003, Series B..........................
                                            -  $560 aggregate principal amount of Exchange Notes;
                                               and

                                            -  Such Holder's pro rata portion (with respect to all
                                            of the Exchanging Holders) of Warrants to purchase up to
                                               40% of the aggregate common stock outstanding of Doe
                                               Run

    Each Holder shall agree, by accepting Exchange Notes, to waive receipt of any and all accrued and unpaid interest on the Old Notes, and, accordingly, no interest, including penalties thereon, shall be payable on account of the interest payments scheduled but unpaid on March 15, 2002 and September 15, 2002.

    Only Holders who are reasonably believed by Doe Run to be Accredited Investors (as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended) will be allowed to participate in the Exchange Offer. Holders who are not Accredited Investors are receiving this Exchange Offer, Consent Solicitation and Solicitation of Acceptances for informational purposes. Acceptances will not be solicited or accepted from such Holders unless Doe Run subsequently seeks and obtains the consent of the Bankruptcy Court to do so.

    The Exchange Notes will be issued pursuant to an indenture dated as of the Closing Date by and among Doe Run, the subsidiary guarantors of the Exchange Notes and State Street Bank and Trust Company, as trustee. Interest on the Exchange Notes will be payable on April 15 and October 15 of each year commencing on April 15, 2003 as follows: Through December 31, 2005, interest may be paid, at the sole option of Doe Run, at the per annum rate of either (x) 3% in cash and 11.5% paid in kind or (y) 8.5% paid solely in cash. For all interest payment dates after calendar year 2005 and until the maturity of the Exchange Notes, interest will be paid on April 15 and October 15 of each year at the rate of 11.75% per annum and will be payable only in cash. The Exchange Notes will be guaranteed by certain of Doe Run's subsidiaries and secured by collateral which will initially include a second priority lien on certain assets of Doe Run (including the shares of the capital stock of its subsidiaries) and its subsidiaries. See "Description of Exchange Notes."

EXPIRATION OF EXCHANGE OFFER; EXTENSION OF EXCHANGE OFFER

    The Exchange Offer will expire on the Expiration Date, unless Doe Run extends the Expiration Date by giving oral or written notice of such extension to the Exchange Agent. There can be no assurance, however, that Doe Run will exercise its right to extend the Exchange Offer. If Doe Run decides, subject to the approval of Regiment, Congress/CIT, and Renco, to decrease the number of Old Notes being sought, or to increase or decrease the consideration offered to Holders and, at the time that notice of such increase or decrease is first published, sent or given to Holders in the manner specified below, the Exchange Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Exchange Offer will be extended until the expiration of such ten-business-day period. As used herein, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

CONDITIONS OF THE EXCHANGE OFFER

    The consummation of the Exchange Offer is conditioned upon a number of conditions, including: (i) the valid tender (without subsequent withdrawal) of a minimum of 95% of the aggregate principal amount of each of (x) the Senior Secured Notes, (y) the Senior Notes and (z) the Floaters outstanding into the Exchange Offer; (ii) the receipt of the Requisite Consents; (iii) the consummation of the Renco Investment; (iv) the execution of the Renco Credit Support Agreement; (v) the closing of the New Senior Credit Facility; and
(vi) the consummation of the Congress/CIT Credit Facility and the BCP Revolving Credit Facility.

PROCEDURES FOR TENDERING AND CONSENTING

    The tender of Old Notes by a Holder pursuant to one of the procedures set forth below will constitute an agreement between such Holder and Doe Run in accordance with the terms and subject to the conditions set forth in this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances and in the Letter of Transmittal and Consent to Proposed Amendments or Notice of Guaranteed Delivery.

    A Holder that wishes to tender Old Notes for exchange pursuant to the Exchange Offer and to consent to the Proposed Amendments must (a) deliver the Old Notes in proper form for transfer, together with a properly completed (x) Letter of Transmittal (or facsimile thereof) (or otherwise comply with the procedures set forth in the Notice of Guaranteed Delivery) and (y) a Consent to Proposed Amendments, each duly executed by the Holder with any required signature guarantee, or (b) comply with procedures for book-entry transfer of Old Notes tendered electronically into the Exchange Agent's account at DTC as described below and deliver a certification as to the status of the beneficial holder thereof properly executed by the beneficial holder of such Old Notes and any other documents to the Exchange Agent at its address set forth below or on the back cover hereof prior to the Expiration Date.

    Old Notes may be tendered in the Exchange Offer and will be accepted for exchange only in denominations of $1,000 principal amount and integral multiples thereof. Doe Run will be deemed to have accepted validly tendered Old Notes in the Exchange Offer and validly delivered Consents in the Exchange Offer when, as and if Doe Run gives oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purposes of receiving any Exchange Notes from Doe Run. The Exchange Notes will be delivered in exchange for Old Notes accepted in the Exchange Offer on the Closing Date, or as soon as reasonably practicable thereafter.

    LETTERS OF TRANSMITTAL AND NOTES OR NOTICES OF GUARANTEED DELIVERY SHOULD BE SENT TO THE EXCHANGE AGENT AND NOT TO DOE RUN, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR DTC.

    Signatures on a Letter of Transmittal and Consent to Proposed Amendments or Notice of Guaranteed Delivery, as the case may be, delivered in connection with the Exchange Offer must be guaranteed unless the Old Notes tendered pursuant thereto are tendered (a) by a Holder that has not completed the boxes entitled "Special Issuance Instructions" and "Special Delivery Instructions" on the Letter of Transmittal and Consent to Proposed Amendments or (b) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal and Consent to Proposed Amendments are required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office in the United States (an "Eligible Institution").

    The method of delivery of Old Notes and other documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to ensure delivery to the Exchange Agent before the Expiration Date.

    Generally, only a Holder may tender Old Notes in the Exchange Offer. If the Letter of Transmittal and Consent to Proposed Amendments is signed by an entity other than the Holder, such Old Notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the Holder or Holders appear on the Old Notes. If the Letter of Transmittal and Consent to Proposed Amendments or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Doe Run, provide evidence satisfactory to Doe Run of their authority to so act.

    Any beneficial owner whose Old Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and that wishes to tender its Old Notes in the Exchange Offer should contact such Holder promptly and instruct such Holder to tender on its behalf by completing the form of instructions provided by its broker, bank or other nominee.

    All questions as to the form of all documents and the validity (including the time of receipt), eligibility, acceptance and withdrawal of tendered Old Notes will be determined by Doe Run, in its sole discretion, which determination shall be final and binding. Doe Run expressly reserves the absolute right to reject any and all tenders, or Consents not in proper form and to determine whether the acceptance of such tenders or Consents would be unlawful. Doe Run also reserves the absolute right, subject to applicable laws, to waive or amend any of the conditions of the Exchange Offer or to waive any defect or irregularity in the tender of any of the Old Notes. None of Doe Run, the Exchange Agent, the Financial Advisor or any other person is under any duty to give notice of any defect or irregularity in a tender or Consent or will incur any liability for failure to give any such notice. No tender of Old Notes will be deemed to have been validly made until all defects and irregularities with respect to such tender have been cured or waived. All Old Notes received by the Exchange Agent that are not properly tendered and as to which irregularities have not been cured or waived will be returned by the Exchange Agent to the appropriate tendering Holder as soon as practicable. Doe Run's interpretation of the terms and conditions of the Exchange Offer and Doe Run's reasonable interpretation, expressed in good faith, of the terms and conditions of the solicitation of Consents to Proposed Amendments (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties.

    The Exchange Agent will seek to establish accounts with respect to the Old Notes at The Depository Trust Company ("DTC") for the purpose of the Exchange Offer within two New York Stock Exchange trading days from the date of this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances. Any financial institution that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of Old Notes on behalf of a Holder by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for such transfer. DTC will then send an Agent's Message (as defined below) to the Exchange Agent. Beneficial Holders of such Old Notes tendering in the Exchange Offer will still be required to execute and deliver to the Exchange Agent a Certification. Old Notes will not be deemed surrendered for exchange until such documents are received by the Exchange Agent. Delivery of such documents to DTC will not constitute valid delivery to the Exchange Agent. DOE RUN UNDERSTANDS THAT DTC WILL MAKE ARRANGEMENTS FOR BOOK-ENTRY DELIVERY TO ACCOMMODATE RECORD OWNERS THAT DESIRE TO TENDER OLD NOTES IN THE EXCHANGE OFFER, AND CONSENT TO THE PROPOSED AMENDMENTS.

    The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the confirmation of book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes that are the subject of such confirmation of book-entry transfer and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Consent to Proposed Amendments, including, without limitation, all of the representations, warranties, waivers and rescissions contained therein with respect to the Exchange Offer and agrees to be bound by the terms of the Letter of Transmittal and Consent to Proposed Amendments and that Doe Run may enforce the terms of the Letter of Transmittal and Consent to Proposed Amendments against such participant.

    To be entitled to vote to accept or to reject the Plan, a Holder of Old Notes must be the beneficial interest holder of such security at the close of business on the Record Date, whether such claims are held of record on the record date in such Holder's name or in the name of such Holder's broker, dealer, commercial bank, trust company or other nominee. For purposes of determining whether the requisite number of Acceptances is received to approve the Plan, only votes that are cast at the direction of beneficial interest holders in accordance with the procedures set forth in this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances will be counted. Ballots are to be used by beneficial interest holders whether such beneficial interest holders are also record holders or hold through other record holders. Master Ballots are to be used by record holders of Old Notes that hold such Old Notes for the account of one or more beneficial interest holders. A record holder that holds Old Notes on behalf of one or more beneficial interest holders should collect completed Ballots from such beneficial interest holders and should complete a Master Ballot reflecting the votes of such beneficial interest holders, as indicated on their respective ballots.

    The Ballots require voting Holders to make certain certifications. Votes must be made on the appropriate Ballot in order to be counted. A Holder of Old Note Claims must vote all such Old Note Claims either to accept or reject the Plan and such a Holder may not split its vote.

WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS; CHANGING VOTE ON PLAN

    Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn and Consents may be revoked at any time until the Expiration Date. Thereafter, such tenders may be withdrawn and Consents may be revoked only if the Exchange Offer is terminated without any Old Notes being accepted for exchange pursuant to the Exchange Offer.

    Any Holder that has tendered Old Notes in the Exchange Offer and given its Consent may withdraw such Old Notes and revoke such Consent prior to the Expiration Date by delivery of a written notice of withdrawal and revocation, subject to the limitations described herein.

    To be effective, a written telegraphic or facsimile transmission (or delivered by hand or by mail) notice of withdrawal and revocation with respect to the Exchange Offer must (a) be timely received by the Exchange Agent at its address set forth below or on the back cover hereof prior to the Expiration Date
(b) specify the name of the person having tendered the Old Notes to be withdrawn, the principal amount of such Old Notes to be withdrawn and, if Old Notes have been tendered, the name of the Holder(s) of such Old Notes as set forth thereon, if different from that of the Person that tendered such Old Notes, (c) identify the Old Notes to be withdrawn and (d) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal and Consent to Proposed Amendments by which such Old Notes were tendered (including any required signature guarantees). If Old Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, then the name of the Holder and the serial numbers of the particular Old Notes to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of Old Notes tendered by an Eligible Institution, in which case no signature guarantee will be required), must also be so furnished to the Exchange Agent prior to the physical release of the withdrawn Old Notes. If Old Notes have been tendered pursuant to the procedures for book-entry transfer as set forth herein, any notice of withdrawal and revocation must also specify the name and number of the account at DTC to be credited with the withdrawn Old Notes. Doe Run reserves the right to contest the validity of any withdrawal and revocation. A purported withdrawal and revocation which is not received by the Exchange Agent in a timely fashion will not be effective.

    All properly withdrawn Old Notes will thereafter be deemed not validly tendered and all properly revoked Consents will be deemed not validly delivered for purposes of the Exchange Offer; provided, that withdrawn Old Notes and revoked Consents may be retendered and given again by following one of the appropriate procedures described herein at any time prior to the Expiration Date.

    Holders may change their vote on the Plan by notifying the Balloting Agent of the withdrawal of their Acceptance and submitting a new Acceptance to the Balloting Agent prior to the Expiration Date.

LOST, MISSING OR PREVIOUSLY TENDERED CERTIFICATES

    If a Holder desires to tender Old Notes pursuant to the Exchange Offer but any such Old Note has been mutilated, lost, stolen or destroyed, such Holder must write to or telephone the Exchange Agent at the address listed below or on the back cover hereof concerning the procedures for obtaining replacement of such Old Notes, arranging for indemnification or any other matter with regard to such tender.

    Holders who tendered Old Notes into the previous Exchange Offer, Cash Offer or Exchange/Loan Offer must fill out new Letters of Transmittal to tender Old Notes into the Exchange Offer offered hereby. In the event that the aggregate principal amount of Floaters, Senior Notes or Senior Secured Notes tendered by any Holder into the revised Exchange Offer is less than the aggregate principal amount of any such class of Old Notes tendered into the Exchange Offer as previously distributed, such difference of aggregate principal amount of Old Notes shall be deemed withdrawn.

                         DESCRIPTION OF EXCHANGE NOTES

    The Exchange Notes will be issued pursuant to an Indenture (the "Indenture") dated as of the Closing Date or, in the event that Doe Run confirms the Plan, on the Effective Date of the Plan (for purposes of this description of the Exchange Notes, the Closing Date and the Effective Date of the Plan are used interchangeably), by and among Doe Run, the subsidiary guarantors of the Exchange Notes and State Street Bank and Trust Company, as trustee (the "Trustee"). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions."

GENERAL

    Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes will be exchangeable and transferable, at the office or agency of Doe Run in New York City maintained for such purposes (which initially is the Trustee or its agent); PROVIDED that payment of interest may be made at the option of Doe Run by check mailed to the registered holders of the Exchange Notes (the "Holders") at their registered addresses. The Exchange Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Exchange Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY

    The Exchange Notes will mature on November 1, 2008.

INTEREST

    Interest on the Exchange Notes will be payable on April 15 and October 15 of each year commencing on April 15, 2003 as follows: Through December 31, 2005, interest may be paid, at the sole option of Doe Run, at the per annum rate of either (x) 3% in cash and 11.5% paid in kind or (y) 8.5% paid solely in cash. For all interest payment dates after calendar year 2005 and until the maturity of the Exchange Notes, interest will be paid on April 15 and October 15 of each year at the rate of 11.75% per annum and will be payable only in cash.

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OPTIONAL REDEMPTION

    The Exchange Notes will be subject to redemption, in whole or in part, at the option of Doe Run, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the redemption date: if redeemed during the twelve month period beginning on the Closing Date or the anniversary of the Closing Date in the years set forth below, respectively:

                                                              PERCENTAGE
                                                              ----------
2002........................................................      100%
2003........................................................      106%
2004........................................................      104%
2005........................................................      102%
2006 and thereafter.........................................      100%

RENCO CALL

    Renco will have the right, at any time, to require that all or part of the then outstanding Exchange Notes be sold to Renco at a price equal to, at any given time, the price (including accrued interest) that Doe Run would have to pay to redeem such Exchange Notes at such time (the "Renco Call"). The Renco Call will be subject to terms (as to selection of Exchange Notes to be purchased, notices, etc.) substantially similar to Doe Run's right to redeem the Exchange Notes. See "Optional Redemption" above.

SELECTION AND NOTICE OF REDEMPTION

    In the event that less than all of the Exchange Notes are to be redeemed at any time, selection of such Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange or quotation system, if any, on which such Exchange Notes are listed or, if such Exchange Notes are not then listed on a national securities exchange or quotation system, on a proportionate basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that (i) no Exchange Notes of a principal amount of $1,000 or less shall be redeemed in part and
(ii) a redemption of Exchange Notes with the net cash proceeds of an Equity Offering shall be made on a proportionate basis unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. On and after the redemption date, interest will cease to accrue on Exchange Notes or portions thereof called for redemption.

SINKING FUND

    There will be no mandatory sinking fund payments for the Exchange Notes.

GUARANTEES

    Doe Run's obligations under the Exchange Notes are guaranteed in the manner described below by the following Subsidiaries of Doe Run, Fabricated Products, DR Land Holdings, LLC, Doe Run Cayman, Buick LLC, Doe Run Peru and Doe Run Development (each a "Subsidiary" and each a "Guarantor"), and, in the future, may be guaranteed by certain of Doe Run's Restricted Subsidiaries. See "--Certain Covenants; Future Guarantees."

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    Each Guarantor fully and unconditionally guarantees, on a senior basis
(except as described below under "--Ranking" with respect to the Guarantee of Doe Run Peru), jointly and severally, to each Holder and the Trustee, the full and prompt performance of Doe Run's obligations under the Indenture and the Exchange Notes, including the payment of principal of and interest on the Exchange Notes. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law, in the case of domestic Guarantors, or any applicable foreign law, in the case of foreign Guarantors. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a proportionate amount, based on the net assets of each Guarantor determined in accordance with GAAP.

    Each Guarantor may consolidate with or merge into or sell its assets to Doe Run or to another Guarantor that is a Wholly-Owned Restricted Subsidiary without limitation, or with other persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants--Merger, Consolidation and Sale of Assets". In the event that either all of the Capital Stock of a Guarantor is sold by Doe Run or one of the Restricted Subsidiaries (whether by merger, stock purchase or otherwise) or all or substantially all of the assets of a Guarantor are sold by such Guarantor and such sale complies with the provisions set forth in "--Certain Covenants--Limitation on Sale of Assets" and "--Change of Control" and any other applicable provisions in the Indenture, the Guarantor's Guarantee will be released.

RANKING

    Except to the extent of any assets securing the New Senior Credit Facility and the Congress/CIT Credit Facility (see "Description of Certain Other Indebtedness") and the Senior Secured Notes (to the extent they remain outstanding), the Exchange Notes will rank equally in right of payment with the payments under the New Senior Credit Facility, the Congress/CIT Credit Facility and the Old Notes (to the extent they remain outstanding). The indebtedness of Doe Run and the Guarantors evidenced by the Exchange Notes and the Guarantees rank senior in right of payment to all future unsecured senior subordinated and subordinated indebtedness of Doe Run and the Guarantors, respectively, and equally in right of payment with all other existing and future unsubordinated indebtedness of Doe Run and the Guarantors. However, holders of other secured indebtedness of Doe Run and secured indebtedness of the Guarantors will have claims that effectively rank prior to those of the Holders with respect to the assets securing such indebtedness.

    Notwithstanding the foregoing, the indebtedness of Doe Run Peru evidenced by its Guarantee will be contractually subordinated to the indebtedness under the BCP Revolving Credit Facility. In addition, except as described in the preceding sentence, the indebtedness of Doe Run Peru evidenced by its Guarantee ranks senior in right of payment to all future unsecured indebtedness of Doe Run Peru, subject to statutorily preferred exceptions and statutorily mandated priorities based on the date of issuance with respect to payment of obligations under applicable Peruvian law.

SECURITY

    Doe Run has assigned and pledged as collateral to the Trustee for the benefit of the Trustee and the Holders of the Exchange Notes (i) a perfected second priority security interest in all assets of Doe Run and its Subsidiaries (other than as set forth below), including a pledge of all of the capital stock of Doe Run's domestic Subsidiaries (including the Buick LLC) and sixty-five percent (65%) of the capital stock of Doe Run's foreign Subsidiaries and
(ii) upon the purchase, exchange or payment in full

                                       55
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(pursuant to the Exchange Offer or otherwise) of the Senior Secured Notes, a perfected second priority security interest in the assets currently pledged to secure Doe Run's obligations under the Senior Secured Notes; PROVIDED, HOWEVER, that the perfected second priority security interests described in (i) and
(ii) herein will automatically become perfected first priority security interests upon the later of (1) the payment in full of all amounts due under the New Senior Credit Facility and (2) the payment in full of all Refinancing Debt (see "--Certain Definitions--Refinancing Debt"). All of the security interests described above are referred to hereinafter as the "Collateral". The Collateral does not include (a) the inventory, receivables and other assets currently pledged to secure Doe Run's obligations under the Congress/CIT Credit Facility,
(b) the assets currently pledged by Doe Run to secure Doe Run's obligations under the Senior Secured Notes to the extent such notes remain outstanding or
(c) the assets of Doe Run Peru or its subsidiaries.

    There can be no assurance that the proceeds of any sale of the Collateral in whole or in part pursuant to the Indenture and the related Security Documents following an Event of Default would be sufficient to satisfy payments due on the Exchange Notes. See "Risks Relating to the Exchange Notes." In addition, the ability of the Holders of Exchange Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "--Certain Bankruptcy Limitations" below.

    Doe Run will be permitted to transfer all or a portion of the Collateral to one or more of its Wholly-Owned Restricted Subsidiaries; PROVIDED that any such Wholly-Owned Restricted Subsidiary executes a senior guarantee (secured by the Collateral transferred) of Doe Run's obligations under the Exchange Notes and the Indenture. See "--Certain Covenants; Future Guarantees."

    The collateral release provisions of the Indenture permit the release of Collateral without substitution of collateral of equal value under certain circumstances. See "--Release of Collateral." As described under "--Certain Covenants--Limitation on Sale of Assets", the Net Cash Proceeds of such Asset Sales may be required to be utilized to make an offer to purchase Exchange Notes. To the extent an offer to purchase Exchange Notes is not subscribed to by Holders thereof on the basis described under "--Certain Covenants--Limitation on Sale of Assets," the unutilized Net Cash Proceeds may be retained by Doe Run, free of the lien of the Indenture and the Security Documents.

    If an Event of Default occurs under the Indenture and a declaration of acceleration of the Exchange Notes occurs as a result thereof, the Trustee, on behalf of the Holders of the Exchange Notes, in addition to any rights or remedies available to it under the Indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. The proceeds received by the Trustee from any foreclosure will be applied by the Trustee first to pay the expenses of such foreclosure and fees and other amounts then payable to the Trustee under the Indenture, and thereafter to pay the principal, premium, if any, and interest on the Exchange Notes.

    Dispositions of real property Collateral may be subject to delay pursuant to an intercreditor agreement with the lenders under the Congress/CIT Credit Facility. Such intercreditor agreement provides that the Trustee will provide access to and use of the real property and, under certain circumstances, may delay liquidation of the real property for a period of time to permit the agent for the lenders under the Congress/CIT Credit Facility to conduct an orderly liquidation of inventory located on the real property (including, without limitation, the processing of work in process).

    Real property pledged as security to a lender may be subject to known and unforeseen environmental risks. Under CERCLA, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating or preventing releases or threatened releases of hazardous substances at or from a mortgaged property. There may be similar risks under various state laws and common law theories. Lender liability may be imposed where the lender actually participates in the management or operational affairs of the mortgaged property with certain exceptions.

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
    Under the Indenture, the Trustee may, prior to taking certain actions, request that Holders of Exchange Notes provide an indemnification against its costs, expenses and liabilities. It is possible that CERCLA (or analogous laws) cleanup costs could become a liability of the Trustee and cause a loss to any Holders of Exchange Notes that provided an indemnification. In addition, such Holders may act directly rather than through the Trustee, in specified circumstances, in order to pursue a remedy under the Indenture. If Holders of Exchange Notes exercise that right, they could, under certain circumstances, be subject to the risks of environmental liability discussed above.

CERTAIN BANKRUPTCY LIMITATIONS

    The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against Doe Run prior to the Trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, PROVIDED that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Exchange Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent Holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

CERTAIN COVENANTS

    The Indenture contains, among others, the covenants discussed below. If Doe Run or the Guarantors were to fail to comply with the covenants contained in the Indenture and such noncompliance were not cured within the applicable cure period, if any, such noncompliance would constitute an Event of Default that could, among other things, result in the acceleration of all amounts due under the Exchange Notes. See "--Events of Default."

LIMITATION ON INDEBTEDNESS

    Doe Run will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively "incur") any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; PROVIDED that Doe Run and the Guarantors may incur Indebtedness (including Acquired Indebtedness) if: (a) no Default or Event of Default shall have occurred and be continuing at the time of the proposed incurrence thereof or shall occur as a result of such proposed incurrence, and (b) after giving effect to such proposed incurrence, the Consolidated Fixed Charge Coverage Ratio of Doe Run is at least equal to 2.5 to 1.0. Notwithstanding the foregoing, a Restricted Subsidiary that is not a Guarantor may incur Acquired Indebtedness to the extent such Indebtedness could have been incurred by Doe Run and the Guarantors pursuant to the proviso in the immediately preceding sentence.

    Doe Run and the Guarantors shall not, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of Doe Run or such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Exchange Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of Doe Run or such Guarantor.

LIMITATION ON RESTRICTED PAYMENTS

    Doe Run will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, after the Closing Date (a) declare or pay any dividend or make any distribution on Doe Run's Capital Stock or make any payment to holders of such Capital Stock as such (other than dividends or distributions payable in Qualified Capital Stock of Doe Run) (provided, however, that the foregoing limitation shall not preclude the payment of dividends to Doe Run by any of its subsidiaries or the payment of dividends to any Subsidiary by any other Subsidiary), (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Doe Run or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) purchase, redeem, prepay, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, Indebtedness of Doe Run or any of the Guarantors that is expressly subordinate in right of payment to the Exchange Notes or the Guarantee of such Guarantor, as the case may be, or (d) make any Investment (excluding any Permitted Investment) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, shall be the Fair Market Value of such property proposed to be transferred by Doe Run or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment) shall exceed the sum of:

        (w) 50% of the difference of (x) cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Doe Run) earned subsequent to the issuance date of the Exchange Notes and prior to the date the Restricted Payment occurs (treating such period as a single accounting period) minus (y) any distributions made pursuant to Clause (7) of this covenant (tax distributions);

        (x) 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash, received by Doe Run from any person (other than a Subsidiary of Doe Run) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of Doe Run (excluding (a) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and (b) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from Doe Run or any Subsidiary of Doe Run, until and to the extent such borrowing is repaid.

        (y) 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash, received by Doe Run from any person (other than a Subsidiary of Doe Run) from the issuance and sale of Disqualified Capital Stock and/or Indebtedness, in each case that has been converted into or exchanged for Qualified Capital Stock of Doe Run after the Old Notes Issue Date; and

        (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by Doe Run or any Restricted Subsidiary from the

                                       58
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    disposition of all or any portion of such Investments (other than to a
    Subsidiary of Doe Run) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of such Subsidiary; PROVIDED, HOWEVER, that the sum of clauses (1), (2) and
    (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

The foregoing provisions shall not prohibit:

    (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration;

    (2) the acquisition of Capital Stock of Doe Run or Indebtedness of Doe Run or any Guarantor either (i) solely in exchange for shares of Qualified Capital Stock of Doe Run or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Doe Run) of shares of Qualified Capital Stock of Doe Run;

    (3) the acquisition of Indebtedness of Doe Run or any Guarantor that is expressly subordinate in right of payment to the Exchange Notes or such Guarantor's Guarantee, as the case may be, either (i) solely in exchange for Indebtedness of Doe Run or such Guarantor which is expressly subordinate in right of payment to the Exchange Notes or such Guarantor's Guarantee, as the case may be, at least to the extent that the Indebtedness being acquired is subordinated to the Exchange Notes or such Guarantor's Guarantee, as the case may be, and has no scheduled principal prepayment dates prior to the scheduled final maturity date of the Indebtedness being exchanged or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Doe Run) of Indebtedness of Doe Run or such Guarantor which is expressly subordinate in right of payment to the Exchange Notes or such Guarantor's Guarantee, as the case may be, at least to the extent that the Indebtedness being acquired is subordinated to the Exchange Notes or such Guarantor's Guarantee, as the case may be, and has no scheduled principal prepayment dates prior to the scheduled final maturity date of the Indebtedness being refinanced;

    (4) the making of payments by Doe Run or any of the Restricted Subsidiaries to DRA or Renco to reimburse DRA or Renco for out of pocket insurance payments made by DRA or Renco on behalf of Doe Run and its Subsidiaries; provided, however, that the cost of such insurance shall be no greater than that which could be obtained by Doe Run pursuant to an arms length transaction with an unaffiliated third party.

    (5) the payment by Doe Run or any of the Restricted Subsidiaries of a management fee to Renco in any fiscal year in amounts equal to
       (a) $100,000 per month and (b) if (x) Consolidated EBITDA (as measured pursuant to the terms of the Indenture) less EBITDA generated by Doe Run Peru in such fiscal year of Doe Run exceeds $35.0 million or (y) the shares, or substantially all the assets, of Doe Run Peru have been sold in an arms length transaction to an unaffiliated third party in such fiscal year or a prior fiscal year, an additional $1.2 million;

    (6) any payments to settle or repurchase the Warrants and any shares of outstanding stock issued upon exercise thereof;

    (7) payments in the form of tax distributions in amounts equal to the net income tax liability (exclusive of any such liabilities actually paid by Doe Run) of Doe Run; provided, however, that for purposes of calculating such tax liability, Doe Run shall be deemed subject to the taxes imposed on "C" corporations under the tax code and similar provisions of state law and neither Doe Run nor any of its Subsidiaries shall take into account (i) any income attributable to any cancellation of indebtedness occurring on the Issue Date or (ii) any ancillary effect of any such cancellation of indebtedness on the basis of assets of Doe Run or any of its Subsidiaries;

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    (8) the payment of cash dividends on the Series A Preferred Stock when permitted pursuant to the terms thereunder; or

    (9) contemporaneously with the payment by Doe Run Peru of any dividend permitted hereunder, the payment of dividends on a pro rata basis to holders of up to 1% of the capital stock of Doe Run Peru who are employees or former employees of Doe Run Peru or Centromin.

PROVIDED that in the case of clauses (2), (3) and (5), no Default or Event of Default shall have occurred and be continuing at the time of such payment or as a result thereof.

    In determining the aggregate amount of Restricted Payments permissible under clause (ii) of the first paragraph of this section, amounts expended, incurred or outstanding pursuant to clauses (1) and (2) (but not pursuant to clauses (3), (4), (5), (6), (7), (8) or (9)) of the second paragraph of this section shall be included as Restricted Payments; PROVIDED that any proceeds received from the issuance of Qualified Capital Stock pursuant to clause (2) of the second paragraph of this section shall be included in calculating the amount referred to in clause (x) or clause (y), as the case may be, of the first paragraph of this section.

LIMITATION ON SALE OF ASSETS

    Doe Run will not, and will not permit any of the Restricted Subsidiaries to, consummate any Asset Sale unless (i) such Asset Sale is for at least Fair Market Value, (ii) at least 80% of the consideration therefrom received by Doe Run or such Restricted Subsidiary is in the form of cash or Cash Equivalents and
(iii) Doe Run or such Restricted Subsidiary shall apply the Net Cash Proceeds of such Asset Sale within 270 days of receipt thereof, as follows:

        (i) first, to the payment of any outstanding amounts then due (after giving effect to such Asset Sale) under the New Senior Credit Facility; provided, however, to the extent such Net Cash Proceeds are received from an Asset Sale (x) either not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds") or (y) involving the sale of Collateral consisting of Assets securing Permitted Indebtedness or Indebtedness otherwise permitted to be incurred pursuant to the terms of the Indenture which is otherwise required to be repaid with the proceeds of such Asset Sale prior to any other repayments being made with the proceeds thereof ("Senior Secured Proceeds"), to repay (and, in the case of any revolving credit facility, effect a permanent reduction in the commitment thereunder), prior to the payment of any outstanding amounts then due under the New Senior Credit Facility, any Indebtedness secured by the assets involved in such Asset Sale or otherwise required to be repaid with the proceeds thereof; and

        (ii) second, with respect to any Non-Collateral Proceeds or Senior Secured Proceeds remaining after application pursuant to the preceding paragraph and any other Net Cash Proceeds received from an Asset Sale involving Collateral remaining after application of the proceeds pursuant to the preceding paragraph (i) ("Collateral Proceeds" and, together with such remaining Non-Collateral Proceeds and Senior Secured Proceeds, the "Available Amount"), Doe Run shall make an offer to purchase (the "Asset Sale Offer") from all Holders of Exchange Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Exchange Notes equal to the Available Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that Doe Run will not be required to apply pursuant to this paragraph (b) Net Cash Proceeds received from any Asset Sale if, and only to the extent that, such Net Cash Proceeds are applied to a Related Business Investment within 270 days of such Asset Sale; and, if the Net Cash Proceeds so invested were Collateral Proceeds, the property and assets constituting such Related Business Investment and any other non-cash consideration received as a result of such Asset Sale are made subject to the Lien of the Indenture and the applicable Security Documents; PROVIDED, FURTHER, that to the extent any such assets subject to an Asset Sale constituted Collateral, any property and assets

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    constituting a Related Business Investment and any other non-cash consideration received as a result of such Asset Sale shall not consist of inventory or receivables and shall constitute Collateral under the terms of the Indenture and under the terms of the Security Documents; PROVIDED, FURTHER, that if at any time any non-cash consideration received by Doe Run or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale under the Indenture and the Net Cash Proceeds thereof shall be applied in accordance with this "Limitation on Sale of Assets" covenant; and PROVIDED, FURTHER, that Doe Run may defer the Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Available Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph). To the extent the Asset Sale Offer is not fully subscribed to by Holders of Exchange Notes, Doe Run and the Restricted Subsidiaries may obtain a release of the unutilized portion of the Available Amount from the Lien of the Security Documents and use it for any purpose not prohibited by the Indenture.

    All Collateral Proceeds shall constitute Trust Moneys and shall be delivered by Doe Run (or the applicable Subsidiary) to the Trustee and shall be deposited in the Collateral Account in accordance with the Indenture. Collateral Proceeds so deposited may be withdrawn from the Collateral Account pursuant to the Indenture.

    In the event of the transfer of substantially all (but not all) of the property and assets of Doe Run and the Restricted Subsidiaries as an entirety to a person in a transaction permitted under "--Merger, Consolidation, Etc." below, the successor corporation shall be deemed to have sold the properties and assets of Doe Run and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of Doe Run or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Notice of an Asset Sale Offer will be mailed to the record Holders as shown on the register of Holders not less than 30 days nor more than 60 days before the payment date for the Asset Sale Offer, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 principal amount at maturity in exchange for cash. To the extent Holders properly tender Exchange Notes in an amount exceeding the Available Amount, Exchange Notes of tendering Holders will be repurchased on a proportionate basis (based on amounts tendered). An Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

    If an offer is made to repurchase the Exchange Notes pursuant to an Asset Sale Offer, Doe Run will comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, Doe Run shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall, subject to the provisions described below, purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 45 days following the occurrence of the Change of Control, all of the then outstanding Exchange Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Exchange Notes plus accrued and unpaid interest thereon to the date of purchase. Doe Run shall,

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subject to the provisions described below, be required to purchase all Exchange
Notes validly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date. See the definition of "Change of Control" under the caption "--Certain Definitions" for a description of the events that would constitute a Change of Control.

    In addition to the provisions of the Indenture relating to a Change of Control described in this section, the New Senior Credit Facility and the Congress/CIT Credit Facility contain provisions that would trigger an event of default in the event of a Change of Control. In order to effect such Change of Control Offer, Doe Run shall, not later than the 30th day after the Change of Control, mail to each Holder of Exchange Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders of Exchange Notes must follow to accept the Change of Control Offer.

    If a Change of Control Offer is made, there can be no assurance that Doe Run will have available funds sufficient to pay the Change of Control Purchase Price for all of the Exchange Notes that might be delivered by Holders of Exchange Notes seeking to accept the Change of Control Offer. Doe Run shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by Doe Run and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

    Doe Run and the Guarantors could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect their respective capital structure or the value of the Exchange Notes. Doe Run's and the Guarantors' ability to repurchase Exchange Notes following a Change of Control, or to repay indebtedness outstanding under the Revolving Credit Facilities following a change of control, may be limited by Doe Run's and the Guarantors' then existing financial resources.

    In the event that a Change of Control occurs and Doe Run is required to purchase the Exchange Notes as described above, Doe Run will comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

LIMITATION ON LIENS

    Doe Run will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens other than Liens expressly permitted by the applicable Security Document and upon any other properties or assets of Doe Run (including, without limitation, any Capital Stock of a Restricted Subsidiary) or any of the Restricted Subsidiaries whether owned on the Closing Date or acquired after the Closing Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon other than (i) Liens created by the Exchange Notes, the Indenture and the Security Documents, (ii) Liens existing on the Closing Date to the extent and in the manner such Liens are in effect on the Closing Date, (iii) Liens on the non-fixed assets of Doe Run and the Restricted Subsidiaries securing Indebtedness under the Congress/CIT Credit Facility and the BCP Revolving Credit Facility, (iv) Liens securing the New Senior Credit Facility and (v) other Permitted Liens.

LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
  SUBSIDIARIES

    Doe Run will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in, or measured by, its profits, owned by Doe Run or by

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any Restricted Subsidiary, or pay any Indebtedness owed to Doe Run or any
Restricted Subsidiary; (b) make loans or advances to Doe Run or any Restricted Subsidiary; or (c) transfer any of its properties or assets to Doe Run or to any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) the Indenture; (iii) customary non-assignment provisions of any lease governing a leasehold interest of Doe Run or any Restricted Subsidiary; (iv) any instrument governing Indebtedness of a person acquired by Doe Run or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or its Subsidiaries so acquired; (v) any written agreement existing on the Issue Date or amendments or modifications thereto, PROVIDED that no such agreement shall be modified or amended in such a manner as to make the encumbrance or restriction more restrictive than as in effect on the Issue Date; (vi) Indebtedness under the Congress/CIT Credit Facility and the New Senior Credit Facility and any other Indebtedness existing and as in effect on the Closing Date, and any refinancing, refunding, replacement or extensions thereof, PROVIDED that any such encumbrance or restriction contained in any refinancing, refunding, replacement or extension of the Congress/CIT Credit Facility shall be no more restrictive than such encumbrance or restriction contained in the Congress/CIT Credit Facility as in effect on the Closing Date; (vii) Indebtedness under the Peruvian Revolving Credit Facility or any refinancings, refundings, replacements or extensions thereof, provided that such restrictions do not prohibit payments pursuant to the intercompany agreements between Doe Run and the Restricted Subsidiaries as in effect on the Closing Date or pursuant to any replacements thereof or pursuant to any comparable agreements thereto, in each case providing for the same or similar payments; and (viii) Indebtedness incurred in accordance with the Indenture, provided that such encumbrance or restriction shall be no more restrictive than any encumbrance or restriction contained in the Revolving Credit Facilities.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS

    Doe Run will not, and will not permit any of the Restricted Subsidiaries to, enter into any new Sale/leaseback agreements after the Closing Date. Notwithstanding the foregoing, Doe Run and the Restricted Subsidiaries may enter into a Sale/leaseback of assets not constituting Collateral if (i) after giving pro forma effect to any such Sale/leaseback, Doe Run and the Restricted Subsidiaries shall be in compliance with the "Limitation on Indebtedness" covenant described above, (ii) the sale price in such Sale/leaseback is at least equal to the Fair Market Value of such property and (iii) Doe Run or such Restricted Subsidiary shall apply the Net Cash Proceeds of the sale as provided under "Limitation on Sale of Assets" above, to the extent required by such covenant.

LIMITATION ON TRANSACTIONS WITH AFFILIATES

    (a) Doe Run will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of an Affiliate of Doe Run or any Restricted Subsidiary (other than transactions between Doe Run and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under (b) below and (y) Affiliate Transactions (including lease transactions) on terms that are no less favorable to Doe Run or the relevant Restricted Subsidiary in the aggregate than those that might reasonably have been obtained in a comparable transaction by Doe Run or such Restricted Subsidiary on an arm's-length basis (as determined in good faith by the Board of Directors of Doe Run, as evidenced by a Board Resolution) from a person that is not an Affiliate; PROVIDED that except as otherwise provided under (b) below, neither Doe Run nor any of the Restricted Subsidiaries shall enter into an Affiliate Transaction or series of related Affiliate Transactions involving or having a value of more than $5.0 million unless Doe Run or such Restricted Subsidiary, as the case may be, has received an opinion from an Independent Financial Advisor, with a copy thereof to the Trustee, to the effect that the financial terms of such

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Affiliate Transaction are fair and reasonable to Doe Run or such Restricted
Subsidiary, as the case may be, and such terms are no less favorable to Doe Run or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction on an arm's length basis with a person that is not an Affiliate.

    (b) The foregoing provisions shall not apply to (i) any Restricted Payment that is made in compliance with the covenant entitled "Limitation on Restricted Payments", (ii) payments by Doe Run or any of the Restricted Subsidiaries to Renco or DRA in amounts permitted by clauses (4), (5), (7) and (8) of the second paragraph of the covenant entitled "Limitation on Restricted Payments" and
(iii) reasonable and customary regular fees to directors of Doe Run and the Restricted Subsidiaries who are not employees of Doe Run and the Restricted Subsidiaries.

LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

    Doe Run will not permit any Restricted Subsidiary to issue any Preferred Stock, nor will Doe Run permit any person (other than Doe Run or a Wholly-Owned Restricted Subsidiary) to hold any Preferred Stock of a Restricted Subsidiary.

FUTURE GUARANTEES

    If Doe Run or any of the Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if Doe Run or any of the Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary, in each case having total assets with a book value in excess of $1 million, then such transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Doe Run's obligations under the Exchange Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture. Notwithstanding the foregoing, the following Restricted Subsidiaries shall not be required to become Guarantors under the Indenture: (i) DR Exploration;
(ii) any Restricted Subsidiary formed or acquired in connection with Related Business Investments made by Doe Run or any of the Restricted Subsidiaries pursuant to clause (iii) of the definition of "Permitted Investment"; and
(iii) any Restricted Subsidiary which is not permitted by law to become a Guarantor under the Indenture.

CONDUCT OF BUSINESS

    Doe Run and the Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to the businesses in which Doe Run and the Restricted Subsidiaries are engaged on the Issue Date.

IMPAIRMENT OF SECURITY INTEREST

    Doe Run shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action which action or omission might or would have the result of affecting or impairing the security interest in favor of the Trustee, on behalf of itself and the Holders of the Exchange Notes, with respect to the Collateral, and Doe Run shall not grant to any Person (other than the Trustee on behalf of itself and the Holders of the Exchange Notes) any interest whatsoever in the Collateral other than (i) Liens permitted by the Indenture and the Security Documents and (ii) any Liens securing the New Senior Credit Facility.

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REPORTS

    So long as any Exchange Note is outstanding, Doe Run will file with the Commission and, within 15 days after it files them with the Commission, file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses as set forth in the register of the Exchange Notes copies of the annual reports on Form 10-K and of the information, documents and other reports which Doe Run is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or which Doe Run would be required to file with the Commission if Doe Run then had a class of securities registered under the Exchange Act. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, management's discussion and analysis of financial condition and results of operations as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of every fiscal year.

MERGER, CONSOLIDATION, ETC.

    Doe Run will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a Plan of Liquidation unless: (i) either (1) Doe Run shall be the surviving or continuing corporation or (2) the person (if other than Doe Run) formed by such consolidation or the person into which Doe Run is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or otherwise all or substantially all of the assets of Doe Run or in the case of a Plan of Liquidation, the person to which assets of Doe Run have been transferred
(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Exchange Notes, and the performance of every covenant of the Indenture, the Exchange Notes and the registration rights agreements relating to the Exchange Notes on the part of Doe Run to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Doe Run (in the case of clause (1) of the foregoing clause (i)) or such person (in the case of clause (2) thereof) (a) shall have a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments relating to such transaction) equal to or greater than the Consolidated Net Worth of Doe Run immediately prior to such transaction and
(b) shall be able to incur (assuming a market rate of interest with respect thereto) at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) as if it were Doe Run under paragraph (a) of "--Certain Covenants--Limitation on Indebtedness" above; (iii) immediately before and after giving effect to such transaction and the assumption contemplated by clause (y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; (iv) Doe Run or such person shall have delivered to the Trustee
(a) an Officers' Certificate and an Opinion of Counsel (which counsel shall not be in-house counsel of Doe Run) each stating that such consolidation, merger, conveyance, transfer or lease or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied and
(b) a certificate from Doe Run's independent certified public accountants stating that Doe Run has made the calculations required by clause (ii) above in accordance with the terms of the Indenture; and (v) neither Doe Run nor any Restricted Subsidiary nor such person, as the case may be, would thereupon become obligated with respect to any Indebtedness (including Acquired Indebtedness), nor any of its property or assets subject to any Lien, unless Doe Run or such Restricted

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Subsidiary or such person, as the case may be, could incur such Indebtedness
(including Acquired Indebtedness) or create such Lien under the Indenture (giving effect to such person being bound by all the terms of the Indenture).

    Notwithstanding the foregoing, (i) the merger of Doe Run with an Affiliate incorporated solely for the purpose of incorporating Doe Run in another jurisdiction shall be permitted and (ii) the merger of Doe Run and any Restricted Subsidiary shall be permitted.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of Doe Run, shall be deemed to be the transfer of all or substantially all of the properties and assets of Doe Run.

    Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Sale of Assets") will not, and Doe Run will not cause or permit any Guarantor to, consolidate with or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person (other than a merger of Doe Run with any Guarantor or a merger of Guarantors) unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia or an entity organized and validly existing under the laws of the foreign jurisdiction in which such Guarantor is organized; (ii) such entity assumes by supplemental indenture all of the obligations of such Guarantor under such Guarantee; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

    Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor person formed by such consolidation or into which Doe Run or any other Guarantor, as the case may be, is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, Doe Run or such Guarantor, as the case may be, under the Indenture with the same effect as if such successor had been named as Doe Run or such Guarantor, as the case may be, therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under the Indenture and the Exchange Notes, in the case of Doe Run, or its Guarantee, in the case of any Guarantor.

EVENTS OF DEFAULT

    The following are Events of Default under the Indenture:

        (a) Doe Run defaults in the payment of interest on the Exchange Notes when the same becomes due and payable and the Default continues for a period of 30 days;

        (b) Doe Run defaults in the payment of the stated principal amount of the Exchange Notes when the same becomes due and payable at maturity, upon acceleration or redemption pursuant to an offer to purchase required under the Indenture or otherwise;

        (c) Doe Run or any of the Guarantors fails to comply in all material respects with any of their other agreements contained in the Exchange Notes or the Indenture (including, without limitation, under the provisions of "--Certain Covenants--Change of Control", "--Certain Covenants--Limitation on Sale of Assets" and "--Merger, Consolidation, Etc."), and the Default continues for the period and after the notice specified below;

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        (d) there shall be any default or defaults in the payment of principal or interest under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Doe Run or any Restricted Subsidiary then has outstanding Indebtedness in excess of $10.0 million, individually or in the aggregate;

        (e) there shall be any default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Doe Run or any Restricted Subsidiary then has outstanding Indebtedness in excess of $7.5 million, individually or in the aggregate, and such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

        (f) Doe Run or any of the Restricted Subsidiaries fails to perform (after giving effect to any applicable grace periods) any term, covenant, condition or provision of one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Doe Run or any of the Restricted Subsidiaries then has outstanding Indebtedness in excess of $7.5 million, individually or in the aggregate, and such failure to perform results in the commencement of judicial proceedings to foreclose upon any assets of Doe Run or any of the Restricted Subsidiaries securing such Indebtedness or the holders of such Indebtedness shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure;

        (g) one or more judgments, orders or decrees for the payment of money which either individually or in the aggregate at any one time exceed
    $7.5 million shall be rendered against Doe Run or any of the Restricted Subsidiaries by a court of competent jurisdiction and shall remain undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 consecutive days after such judgment becomes final and non-appealable;

        (h) Doe Run or any Significant Subsidiary (1) admits in writing its inability to pay its debts generally as they become due, (2) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (3) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
    (4) consents to the appointment of a Custodian of it or for substantially all of its property, (5) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (6) makes a general assignment for the benefit of its creditors or (7) takes any corporate action to authorize or effect any of the foregoing;

        (i) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of Doe Run or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall
    (1) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of Doe Run or any Significant Subsidiary, (2) appoint a Custodian of Doe Run or any Significant Subsidiary or for substantially all of its property or
    (3) order the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

        (j) any of the Guarantees of any Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or, any such Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture); or

        (k) any of the Security Documents after the date of its effectiveness ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby in any material respect.

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    A Default under clause (c) above (other than in the case of any Default under the provisions of "--Certain Covenants--Limitation on Sale of Assets", "--Certain Covenants--Change of Control" or "--Merger, Consolidation, Etc.", which Defaults shall be Events of Default without the notice and without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies Doe Run, or the Holders of at least 25% in principal amount of the outstanding Exchange Notes notify Doe Run and the Trustee, of the Default and Doe Run does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Exchange Notes then outstanding.

    If an Event of Default (other than an Event of Default specified in clause (h) or (i) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Exchange Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Exchange Notes then outstanding to be due and payable, by a notice in writing to Doe Run (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in the Indenture or the Exchange Notes to the contrary. If an Event of Default specified in clause (h) or
(i) above occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Exchange Notes then outstanding will IPSO FACTO become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Notes or that resulted from the failure to comply with the provisions of "--Certain Covenants--Change of Control" or "--Merger, Consolidation, Etc.") if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Exchange Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding may, on behalf of the Holders of all the Exchange Notes, waive any past Default or Event of Default under the Indenture and its consequences, except a Default in the payment of principal of or premium, if any, or interest on the Exchange Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of all Holders.

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    Under the Indenture, Doe Run is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof. In addition, for each fiscal year, Doe Run's independent certified public accountants are required to certify to the Trustee that they have reviewed the terms of the Indenture and the Exchange Notes as they relate to accounting matters and whether, during the course of their audit examination, any Default or Event of Default has come to their attention, and specifying the nature and period of existence of any such Default or Event of Default.

AMENDMENT, SUPPLEMENT AND WAIVER

    From time to time, Doe Run, the Guarantors and the Trustee may, without the consent of the Holders, amend, waive or supplement the Indenture or the Exchange Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA or making any change that does not adversely affect the rights of any Holder. In addition, the Indenture contains provisions permitting Doe Run, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Exchange Notes, to enter into any supplemental indenture for the purpose of adding, changing or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; PROVIDED that no such supplemental indenture may without the consent of the Holder of each outstanding Exchange Note affected thereby: (i) reduce the amount of Exchange Notes whose Holders must consent to an amendment or waiver;
(ii) reduce the rate of, or extend the time for payment of, interest, including defaulted interest, on any Exchange Note; (iii) reduce the principal of or premium on or change the fixed maturity of any Exchange Note; (iv) make the principal of, or interest on, any Exchange Note payable in money other than as provided for in the Indenture and the Exchange Notes; (v) make any change in provisions relating to waivers of defaults, the ability of Holders to enforce their right under the Indenture or in the matters discussed in these clauses
(i) through (x); (vi) waive a default in the payment of principal of or interest on, or redemption or repurchase payment with respect to, any Exchange Notes or, including, without limitation, a failure to make payment when required upon a Change of Control or after an Asset Sale Offer; (vii) adversely affect the ranking of the Exchange Notes or the Guarantees in any material respect;
(viii) change the Maturity Date or alter the redemption provisions in a manner adverse to Holders; (ix) after Doe Run's obligation to purchase the Exchange Notes arises thereunder, amend, modify or change the obligation of Doe Run to make and consummate a Change of Control Offer in the event of a Change of Control or an Asset Sale Offer in the event of an Asset Sale or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; (x) release the Guarantee of any Significant Subsidiary; or (xi) directly or indirectly release any Lien on the Collateral except in compliance with the terms of the Indenture, the Exchange Notes and the Security Documents.

DISCHARGE; DEFEASANCE

    The Indenture provides that Doe Run and the Guarantors may terminate their obligations under the Exchange Notes, the Guarantees and the Indenture if:
(i) all Exchange Notes previously authenticated and delivered have been delivered to the Trustee for cancellation or Doe Run and the Guarantors have paid all sums payable by them thereunder, or (ii) Doe Run has irrevocably deposited or caused to be deposited with the Trustee or the Paying Agent and conveyed all right, title and interest for the benefit of the Holders of such Exchange Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or U.S. government obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment

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of such interest to pay principal of, premium, if any, and interest on such outstanding Exchange Notes to maturity; PROVIDED that, among other things, Doe Run shall have delivered to the Trustee (i) either (a) in the case of a legal defeasance, a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of such Exchange Notes will not recognize income, gain or loss for Federal income tax purposes as a result of Doe Run's exercise of its option under the defeasance provision of the Indenture and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (b) an Opinion of Counsel to the same effect as the ruling described in clause (a) above and, in the case of a legal defeasance, accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable Federal income tax since the date of the Indenture such that a ruling from the Internal Revenue Service is no longer required, and (ii) an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of Doe Run between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of Doe Run, after the passage of 90 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. Certain obligations of Doe Run and the Guarantors under the Indenture or the Exchange Notes, including the payment of interest and principal, shall remain in full force and effect until such Exchange Notes have been paid in full. Notwithstanding the foregoing, the ruling of the Internal Revenue Service and the Opinion of Counsel required by clause (i) above with respect to a legal defeasance need not be delivered if all Exchange Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Doe Run.

POSSESSION, USE AND RELEASE OF COLLATERAL

    Unless an Event of Default shall have occurred and be continuing, Doe Run will have the right to remain in possession and retain exclusive control of the Collateral securing the Exchange Notes or freely operate the Collateral and to collect, invest and dispose of any income therefrom.

RELEASE OF COLLATERAL

    Upon compliance by Doe Run with the conditions set forth below in respect of any Asset Sale Release, and upon delivery by Doe Run to the Trustee of an opinion of counsel to the effect that such conditions have been met, the Trustee will release the Released Interests (as hereinafter defined) from the Lien of the Security Documents and reconvey the Released Interests to Doe Run.

ASSET SALE RELEASE

    Doe Run will have the right to obtain a release of items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition that Doe Run deliver to the Trustee the following:

        (a) a notice from Doe Run requesting the release of Released Interests,
    (i) describing the proposed Released Interests, (ii) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"), (iii) stating that the purchase price received is at least equal to the Fair Market Value of the Released Interests,
    (iv) stating that the release of such Released Interests will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral and (v) certifying that such Asset Sale complies with the terms and conditions of the Indenture with respect thereto;

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        (b) an Officers' Certificate of Doe Run stating that (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of the Indenture with respect to Asset Sales, (ii) all Net Cash Proceeds from the sale of any of the Released Interests will be applied pursuant to the provisions of the Indenture in respect of Asset Sales,
    (iii) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (iv) the release of the Collateral will not result in a Default or Event of Default under the Indenture, and (v) all conditions precedent in the Indenture relating to the release in question have been complied with;

        (c) the Net Cash Proceeds and other non-cash consideration from the Asset Sale required to be delivered to the Trustee pursuant to the Indenture; and

        (d) all documentation required by the TIA prior to the release of Collateral by the Trustee.

DISPOSITION OF COLLATERAL WITHOUT RELEASE

    So long as no Event of Default shall have occurred and be continuing, Doe Run may, without any release or consent by the Trustee, sell or otherwise dispose of (x) any machinery, equipment, furniture, apparatus, tools or implements or other similar property subject to the Lien of the Security Documents, which may have become worn out or obsolete or is surplus, or
(y) unimproved real property not needed by current operations at the time of such sale or in the foreseeable future at the time of such sale, not exceeding individually in the case of sales pursuant to the aforementioned clauses
(x) and (y), in Fair Market Value, $500,000.

USE OF TRUST MONEYS

    All Trust Moneys (including, without limitation, all Collateral Proceeds) shall be held by the Trustee as a part of the Collateral securing the Exchange Notes and, so long as no Event of Default shall have occurred and be continuing, may either (i) be released in accordance with "Possession, Use and Release of Collateral" above if such Trust Moneys represent Collateral Proceeds in respect of any Asset Sale or (ii) at the direction of Doe Run be applied by the Trustee from time to time to the payment of the principal of, premium, if any, and interest on any Exchange Notes at maturity or upon redemption or to the purchase of Exchange Notes upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, in each case in compliance with the Indenture. Doe Run may also withdraw Trust Moneys constituting the proceeds of insurance upon any part of the Collateral or an award for any Collateral taken by eminent domain to reimburse Doe Run for repair or replacement of such Collateral, subject to certain conditions.

    The Trustee shall be entitled to apply any Trust Moneys to the cure of any Default or Event of Default under the Indenture. Trust Moneys deposited with the Trustee shall be invested in Cash

    Equivalents pursuant to the direction of Doe Run and, so long as no Event of Default shall have occurred and be continuing, Doe Run shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

GOVERNING LAW

    The Indenture provides that it, the Exchange Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

    State Street Bank and Trust Company is serving as Trustee under the Indenture.

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    The Indenture provides that, except during the continuance of an Event of
Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of Doe Run or the Guarantors, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    "Acquired Indebtedness" means Indebtedness of a person or any of its Subsidiaries existing at the time such person becomes a Subsidiary (Restricted Subsidiary, in the case of Doe Run) or assumed in connection with the acquisition of assets from such person, including, without limitation, Indebtedness incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Subsidiary (Restricted Subsidiary, in the case of Doe Run) or such acquisition.

    "Affiliate" of any specified person means any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated", "controlling" and "controlled" have meanings correlative of the foregoing. For purposes of "--Certain Covenants--Limitation on Transactions with Affiliates", the term "Affiliate" shall include any person who, as a result of any transaction described therein, would become an Affiliate.

    "Asset Acquisition" means (i) an Investment by Doe Run or any Restricted Subsidiary in any other person pursuant to which such person shall become a Restricted Subsidiary or a Subsidiary of a Restricted Subsidiary or shall be merged with Doe Run or any Restricted Subsidiary or (ii) the acquisition by Doe Run or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person or any division or line of business of such person.

    "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by Doe Run or any of the Restricted Subsidiaries (including, without limitation, any Sale/leaseback (other than a Sale/leaseback of an asset constituting Collateral)) to any person, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of Doe Run or any Restricted Subsidiary; or (iii) any other properties or assets of Doe Run or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is consummated in accordance with the provisions of "--Merger, Consolidation, Etc." above and (ii) the sale of inventory in the ordinary course of business or dispositions of surplus undeveloped mineral interests pursuant to joint venture earn-out or similar arrangements.

    "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

    "Buick LLC" means The Buick Resource Recycling Facility LLC, a Delaware limited liability company.

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    "Capital Expenditures" shall mean payments for any assets, or improvements, replacements, substitutions or additions thereto, that have a useful life of more than one year and which, in accordance with GAAP consistently applied, are required to be capitalized (as opposed to expensed in the period in which the payment occurred).

    "Capital Lease", as applied to any person, means any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such person.

    "Capital Stock" means, with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's capital stock, whether outstanding at the Closing Date or issued after the Closing Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

    "Capitalized Lease Obligation" means, as to any person, the obligations of such person under a Capital Lease and, for purposes of the Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than two years from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within two years from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above. Notwithstanding the foregoing, for purposes of clause (i) of the definition of "Permitted Investment," 20% of the Cash Equivalents may include securities having a rating of at least BBB by S&P and Baa by Moody's.

    "Centromin" means Empresa Minera del Centro del Peru S.A.

    "Change of Control" means the occurrence of one or more of the following events: (i) any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Doe Run, DRA or Renco to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group") (other than a Permitted Holder or a Group controlled by a Permitted Holder), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of Doe Run, DRA or Renco, as the case may be, of any plan or proposal for the liquidation or dissolution of Doe Run, DRA or Renco, as the case may be (whether or not otherwise in compliance with the provisions of the Indenture); (iii) the acquisition in one or more transactions of "beneficial ownership" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the

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right to acquire, whether such right is exercisable immediately or only after the passage of time) by any person, entity or Group (other than a Permitted Holder or a Group controlled by any Permitted Holder) of any Capital Stock of Doe Run, DRA or Renco such that, as a result of such acquisition, such person, entity or Group either (a) beneficially owns (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of Doe Run's, DRA's or Renco's then outstanding voting securities entitled to vote on a regular basis in an election for a majority of the Board of Directors of Doe Run, DRA or Renco or (b) otherwise has the ability to elect, directly or indirectly, a majority of the members of Doe Run's, DRA's or Renco's Board of Directors; or (iv) the shareholders of Renco as of the Issue Date and the Permitted Holders shall cease to own at least 50% of the equity of Renco owned by such shareholders on the Issue Date. Notwithstanding anything to the contrary contained in this definition or in the Indenture, a merger of DRA with and into Doe Run or Renco shall not constitute a "Change of Control" under the Indenture. In deeming a sale of assets by a corporation to be a sale of "all or substantially all its assets" under New York law, the focus is not on the dollar amount involved, but rather on the nature of the sale as it affects the ability of the corporation to conduct the business for which it was established. If the sale of certain assets is significant enough to render the corporation unable, in whole or in part, to accomplish the purposes or objects for which it was incorporated, such sale is not in the ordinary course of business and would be deemed a sale of "all or substantially all its assets." So long as the corporation remains able to conduct its business, the sale of such corporation's assets, even its sole asset, may be within the ordinary course of business and will not be deemed a sale of "all or substantially all its assets."

    "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to the Security Documents.

    "Collateral Account" means the collateral account to be established pursuant to the Indenture.

    "Commission" means the Securities and Exchange Commission.

    "Congress/CIT Credit Facility" means the Amended and Restated Loan and Security Agreement among Doe Run, Fabricated Products, Congress and CIT dated as of the Closing Date.

    "Consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) expensed in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses), Consolidated Interest Expense (net of any interest income), amortization expense (including amortization of deferred financing costs) and depletion and depreciation expense and (iii) other non-cash items (other than non-cash interest) reducing Consolidated Net Income (including, without limitation, any non-cash charges in respect of post-employment benefits for health care, life insurance and long-term disability benefits required in accordance with GAAP) less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) in accordance with GAAP.

    "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of Consolidated EBITDA of such person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such person for the Four Quarter Period. For purposes of this definition, if the Transaction Date occurs prior to the date on which four full fiscal quarters have elapsed subsequent to the Issue Date and financial statements with respect thereto are available, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated, in the case of Doe Run, after giving effect on a pro forma basis to the issuance of the Exchange Notes and the application of the net proceeds therefrom as if the Exchange Notes were issued on the first day of the Four Quarter Period. In addition to and without limitation of

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the foregoing, for purposes of this definition, "Consolidated EBITDA" and
"Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness (and the application of the net proceeds therefrom) of such person or any of its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) giving rise to the need to make such calculation and any incurrence of other Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date (the "Reference Period"), as if such incurrence occurred on the first day of the Reference Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Subsidiaries (Restricted Subsidiaries, in the case of Doe
Run) (including any person who becomes a Subsidiary (Restricted Subsidiary, in the case of Doe Run) as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Reference Period. If such person or any of its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any Subsidiary (Restricted Subsidiary, in the case of Doe Run) of such person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Interest Expense of such person (net of any interest income) less non-cash amortization of deferred financing costs and (ii) the product of (x) the amount of all dividends declared, paid or accrued on Preferred Stock of such person during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between 1 and 0) of such person during such period (as reflected in the audited consolidated financial statements of such person for the most recently completed fiscal year).

    "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) for such period as determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) all accrued interest, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run) during such period as determined on a consolidated basis in accordance with GAAP consistently applied.

    "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run), on a consolidated basis for such period determined in accordance with GAAP; PROVIDED that (i) the net income of any person in which such person or any Subsidiary (Restricted Subsidiary, in the case of Doe Run) of such person has an ownership interest with a third party (other than a person that meets the

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definition of a Wholly-Owned Subsidiary (Wholly-Owned Restricted Subsidiary, in
the case of Doe Run)) shall be included only to the extent of the amount that has actually been received by such person or its Wholly-Owned Subsidiaries (Wholly-Owned Restricted Subsidiaries, in the case of Doe Run) in the form of dividends or other distributions during such period (subject to, in the case of any dividend or distribution received by a Wholly-Owned Subsidiary (Wholly-Owned Restricted Subsidiary, in the case of Doe Run) of such person, the restrictions set forth in clause (ii) below) and (ii) the net income of any Subsidiary (Restricted Subsidiary, in the case of Doe Run) of such person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation; PROVIDED, HOWEVER, that consolidated net income shall include the income of Doe Run Peru and its subsidiaries to the extent the payment of such income in the form of dividends or other such distributions is prohibited solely by the terms of the Peruvian Revolving Credit Facility; PROVIDED, FURTHER, that there shall be excluded (a) the net income (or loss) of any person (acquired in a pooling of interests transaction) accrued prior to the date it becomes a Subsidiary (Restricted Subsidiary, in the case of Doe Run) of such person or is merged into or consolidated with such person or any Subsidiary (Restricted Subsidiary, in the case of Doe Run) of such person, (b) any gain (or loss) (and related tax effects) resulting from an Asset Sale by such person or any of its Subsidiaries (Restricted Subsidiaries, in the case of Doe Run), (c) any extraordinary, unusual or nonrecurring gains or losses (and related tax effects) in accordance with GAAP, (d) the effects of any adjustments to income for unrealized gains and losses or any non-cash adjustments to income or expenses required by Statement No. 133 (as modified by Statement No. 138) and No. 15 of the Financial Accounting Standards Board and (e) any compensation-related expenses arising as a result of the application of the net proceeds from the issuance of the Old Notes. For purposes of the "Limitation on Restricted Payments" covenant, the amortization of deferred financing costs relating to the issuance of the Exchange Notes shall be excluded from this definition of "Consolidated Net Income."

    "Consolidated Net Worth" means, with respect to any person at any date, the sum of (a) the consolidated shareholder's equity of such person less the amount of such shareholder's equity attributable to (i) Disqualified Capital Stock of such person and its Subsidiaries (Restricted Subsidiaries, in the case of Doe
Run), as determined on a consolidated basis in accordance with GAAP consistently applied and (ii) the effects of any adjustments for unrealized gains and losses required by Statement No. 133 (as modified by Statement No. 138) of the Financial Accounting Standards Board and (b) the amount of any Preferred Stock of such person not included in the shareholder's equity of such person in accordance with GAAP, which Preferred Stock does not constitute Disqualified Capital Stock.

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Disqualified Capital Stock" means any class of Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

    "Doe Run" means The Doe Run Resources Corporation, a New York corporation.

    "Doe Run Cayman" means Doe Run Cayman Ltd., a Cayman Islands company.

    "Doe Run Development" means Doe Run Development S.A.C., a Peruvian Company.

    "Doe Run Peru" means Doe Run Peru S.R.L., a Peruvian company.

    "DRA" means DR Acquisition Corp., a Missouri corporation.

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    "DR Exploration" means Doe Run Exploration SA (Proprietary) Limited, a South
African corporation.

    "Event of Default" has the meaning set forth under "--Events of Default" herein.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fabricated Products" means Fabricated Products Inc., a Delaware corporation.

    "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value of any asset of Doe Run or the Restricted Subsidiaries shall be determined by the Board of Directors of Doe Run acting in good faith and shall be evidenced by a Board Resolution thereof delivered to the Trustee; PROVIDED that with respect to any Asset Sale which involves in excess of $5 million, the Fair Market Value of any such asset or assets shall be determined by an Independent Financial Advisor.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

    "Guarantor" means each of Buick LLC, Fabricated Products, Doe Run Cayman, Doe Run Peru, Doe Run Development and any Restricted Subsidiary that in the future executes a supplemental indenture pursuant to the covenant entitled "Future Guarantees" or otherwise in which any such Restricted Subsidiary agrees to be bound by the terms of the Indenture; PROVIDED that any person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

    "Hedging Agreement" shall mean any agreement with respect to (i) the hedging of price risk associated with the purchase or sale of lead, copper, zinc, gold or silver (or the concentrates thereof or raw materials used in producing the same) under which Doe Run or any Restricted Subsidiary is a party or beneficiary and (ii) the hedging of utility, interest rate and currency risks (in connection with funding payroll and local purchase expenses or other foreign currency exposure), so long as any such agreement has been entered into in the ordinary course of business consistent with past price risk or currency management practices of Doe Run and the Restricted Subsidiaries and not for purposes of speculation.

    "Indebtedness" means with respect to any person, without duplication,
(i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations (but not obligations under Operating Leases) of such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable, accrued expenses and deferred taxes arising in the ordinary course of business), (v) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction entered into in the ordinary course of business,
(vi) all obligations of any other person of the type referred to in clauses
(i) through (v) which are secured by any Lien on any property or asset of such first person and the amount of such obligation shall be the lesser of the value of such property or asset or the amount of the obligation so secured, (vii) all guarantees of Indebtedness by such person, (viii) Disqualified Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (ix) all obligations under interest rate agreements or hedging agreements of such person and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of

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any liability of the types referred to in clauses (i) through (ix) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the person issuing such Disqualified Capital Stock. Notwithstanding anything to the contrary contained herein or in the Indenture, any obligation of Doe Run or any Restricted Subsidiary in the form of an earn-out arrangement undertaken in connection with any acquisition of property or assets by Doe Run or such Restricted Subsidiary, which obligation shall be based upon increases in metal prices above price levels existing on the date of such acquisition, shall not constitute Indebtedness under the Indenture.

    "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of Doe Run, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to Doe Run and its Affiliates.

    "Interest Rate Protection Obligations" means the obligations of any person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "Investment" means, with respect to any person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment (other than an Investment covered by clause (z) of the first paragraph thereof) shall be the original cost of such Investment plus the cost of all additional Investments by Doe Run or any of the Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment.

    "Issue Date" means the date on which the Exchange Notes are originally issued under the Indenture.

    "Lien" means (x) any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to file a financing statement as debtor under the Uniform Commercial Code (other than a financing statement filed by a lessor under an operating lease not intended to be a secured financing or precautionary financing statements filed in the ordinary course of business by customers with respect to a tolling or consignment arrangement under which Doe Run or any of its Subsidiaries provides metal conversion or other refining or smelting services and which is not Indebtedness for borrowed money) or any similar statute and (y) any agreement to enter into any of the foregoing.

    "Maturity Date" means November 1, 2008.

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    "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Doe Run or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a direct result of such Asset Sale and (iii) appropriate amounts to be provided by Doe Run or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by Doe Run or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

    "New Senior Credit Facility" means a new senior secured credit facility with Regiment and any other lenders party thereto, pursuant to which Doe Run may borrow up to an aggregate principal amount of $35.5 million.

    "Old Notes" means (i) the $200.0 million 11.25% Senior Notes due 2005, Series B (ii) the $55.0 million Floating Interest Rate Senior Notes due 2003, Series B and (iii) the $50.0 million 11.25% Senior Secured Notes due 2005, Series B, in each case issued by Doe Run and guaranteed by the Guarantors.

    "Old Notes Indentures" means the indentures governing the Old Notes.

    "Old Senior Secured Notes" means 11.25% Senior Secured Notes due 2005, Series B issued by Doe Run.

    "Operating Lease" means, as applied to any person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that person is the lessor.

    "Permitted Holders" means Ira Leon Rennert and his Affiliates, estate, heirs and legatees, and the legal representatives of any of the foregoing, including, without limitation, the trustee of any trust of which one or more of the foregoing are the sole beneficiaries.

    "Permitted Indebtedness" means (i) any Indebtedness of Doe Run and the Restricted Subsidiaries under (a) the Congress/CIT Credit Facility in an aggregate amount not to exceed $100 million in aggregate principal amount at any time outstanding and, (b) the New Senior Credit Facility in an aggregate principal amount not to exceed $35.5 million (c) the Peruvian Revolving Credit Facility in an aggregate principal amount not to exceed $75.0 million in aggregate principal amount at any time outstanding, in each case plus any interest, fees and expenses from time to time owed thereunder, (ii) Old Notes outstanding after giving effect to the consummation of the Exchange Offer or Plan, (iii) any other Indebtedness of Doe Run and the Restricted Subsidiaries outstanding on the Issue Date including the Exchange Notes (including all paid in kind interest thereon), the Series A Preferred Stock (including all dividends thereon) and the Renco Credit Support, (iv) purchase money Indebtedness and any Indebtedness incurred for Capitalized Lease Obligations (a) of Doe Run and the Restricted Subsidiaries (other than Doe Run Cayman and its Subsidiaries) not to exceed $10.0 million in the aggregate at any time outstanding and (b) of Doe Run Cayman and its Subsidiaries not to exceed $10.0 million in the aggregate at any time outstanding, (v) Interest Rate Protection Obligations to the extent the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate, and Hedging Agreements, in each case entered into in the ordinary course of business, (vi) additional Indebtedness of Doe Run and the Restricted Subsidiaries not to exceed $12 million in the aggregate at any time outstanding, (vii) Indebtedness owed by Doe Run or any of the Wholly-Owned Restricted

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Subsidiaries to Doe Run or any Wholly-Owned Restricted Subsidiary; PROVIDED that this clause (vii) shall also include Indebtedness indirectly between or among Doe Run and/or one or more of the Wholly-Owned Restricted Subsidiaries through one or more financial intermediaries, (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements of the Exchange Notes and any Indebtedness described in the preceding clauses (i), (ii) and
(iii) above and this clause (viii), so long as such renewal, extension, substitution, refunding, refinancing or replacement does not result in an increase in the aggregate principal amount of the outstanding Indebtedness represented thereby (except if such Indebtedness refinances Indebtedness under the Revolving Credit Facilities or any other agreement providing for subsequent borrowings, does not result in an increase in the commitment available under the Revolving Credit Facilities or such other agreement), (ix) Refinancing Debt,
(x) Indebtedness incurred to finance unearned insurance premiums in respect of insurance policies maintained by Doe Run and its Subsidiaries not to exceed
$8 million at any time outstanding; provided that such Indebtedness shall not be secured by any assets of Doe Run or its Subsidiaries, except that the insurance policy being financed with such Indebtedness may secure such Indebtedness to the extent of (A) any unearned insurance premiums paid by the Company or any of its Subsidiaries in respect of such insurance policy, (B) any loss payments that reduce the unearned insurance premiums for such insurance policy or (C) any return of insurance premiums for such insurance policy, and (xi) any guarantees of the foregoing.

    "Permitted Investment" means (i) cash and Cash Equivalents, (ii) any Investment by Doe Run or any of the Restricted Subsidiaries in Doe Run or any Wholly-Owned Restricted Subsidiary; PROVIDED that this clause (ii) shall also include indirect Investments by Doe Run and the Wholly-Owned Restricted Subsidiaries in Doe Run or one or more of the Wholly-Owned Restricted Subsidiaries through one or more financial intermediaries, (iii) Related Business Investments by Doe Run or any of the Restricted Subsidiaries in joint ventures, partnerships or persons (including Unrestricted Subsidiaries) that are not Wholly-Owned Restricted Subsidiaries in an amount not to exceed $12 million in the aggregate at any one time outstanding, (iv) Investments by Doe Run or any Restricted Subsidiary in another person, if as a result of such Investment
(a) such other person becomes a Wholly-Owned Restricted Subsidiary or (b) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Doe Run or a Wholly-Owned Restricted Subsidiary, (v) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business, (vi) the non-cash proceeds of any Asset Sale, (vii) Investments under or pursuant to Interest Rate Protection Obligations or Hedging Agreements, in each case in the ordinary course of business, (viii) loans and advances to employees of Doe Run and the Restricted Subsidiaries made in the ordinary course of business and (ix) Investments represented by the Qualifying Investments Promissory Notes.

    "Permitted Liens" means (i) pledges or deposits by such person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public statutory obligations of such person or deposits to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent,
(ii) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers' Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith and for which adequate provision has been made, (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, if adequate reserve, as may be required by GAAP, shall have been made therefor, (iv) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such person in the ordinary course of its business, (v) Liens to support trade letters of credit issued in the ordinary course of business, (vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of

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way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property,
(vii) Liens securing Indebtedness permitted under clause (iv) of the definition of Permitted Indebtedness; PROVIDED that the Fair Market Value of the asset at the time of the incurrence of the Indebtedness subject to the Lien shall not exceed the principal amount of the Indebtedness secured, (viii) Liens with respect to Acquired Indebtedness permitted to be incurred in accordance with the provisions of "--Certain Covenants--Limitation on Indebtedness" above; PROVIDED that such Liens secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness by Doe Run or any of the Restricted Subsidiaries and were not incurred in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Doe Run or any of the Restricted Subsidiaries; PROVIDED, FURTHER, that such Liens do not extend to or cover any property or assets of Doe Run or any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Doe Run or any of the Restricted Subsidiaries and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Doe Run or any of the Restricted Subsidiaries, (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (x) Liens on assets or property (including any real property upon which such assets or property are or will be located) securing Indebtedness incurred to purchase or construct such assets or property, which Indebtedness is permitted to be incurred under the Indenture, (xi) Liens securing Indebtedness which is incurred to refinance or replace Indebtedness which has been secured by a Lien permitted under the Indenture and is permitted to be refinanced or replaced under the Indenture, PROVIDED that such Liens do not extend to or cover any property or assets of Doe Run or any of the Restricted Subsidiaries not securing the Indebtedness so refinanced or replaced, and (xii) Liens securing reimbursement obligations under letters of credit but only in or upon the goods the purchase of which was financed by such letters of credit; Liens arising from the retention of title to concentrate materials purchased by Doe Run or its Subsidiaries in the ordinary course of business and (xiii) Liens securing Indebtedness described in clause (x) of the definition of Permitted Indebtedness.

    "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any similar entities.

    "Peruvian Revolving Credit Facility" means one or more working capital facilities or other working capital financings or programs entered into by Doe Run Peru and its Subsidiaries from time to time as the same may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement renewing, refinancing or replacement of all or any portion of the Indebtedness under such agreement.

    "Plan of Liquidation" means, with respect to any person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

    "Preferred Stock" means, with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, and including, without limitation, all classes and series of preferred or preference stock of such person.

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    "Pro Forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Exchange Act.

    "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

    "Refinancing Debt" means (y) any indebtedness that is incurred by Doe Run to refinance the New Senior Credit Facility and does not exceed an aggregate principal amount equal to the sum of (i) the amounts due under the New Senior Credit Facility outstanding immediately prior to such refinancing (including all contingent interest and accrued and unpaid fees, premiums and other such sums due thereon) PLUS (ii) the reasonable transaction fees and expenses incurred by Doe Run solely in connection with such refinancing PLUS (iii) $5 million; and
(z) any indebtedness that is incurred by Doe Run to refinance any previous Refinancing Debt (as defined in clause (y) above) and does not exceed an aggregate principal amount equal to the lesser of (i) the sum of (a) the amount of such previous Refinancing Debt outstanding immediately prior to such refinancing PLUS (b) the reasonable transaction fees and expenses incurred by Doe Run solely in connection with such refinancing PLUS (c) $5 million, or
(ii) the amount described in clause (y) above.

    "Related Business Investment" means any Investment, Capital Expenditure or other expenditure by Doe Run or any Restricted Subsidiary which is related to the business of Doe Run and the Restricted Subsidiaries as it is conducted on the Issue Date or any business which is the same, similar or reasonably related to such business.

    "Renco" means The Renco Group, Inc., a New York corporation, which is the ultimate parent of Doe Run, or any successor thereto.

    "Restricted Subsidiary" means any Subsidiary of Doe Run which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of Doe Run may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, Doe Run and the Guarantors could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Indebtedness" covenant, on a pro forma basis taking into account such designation.

    "Revolving Credit Facilities" means the Peruvian Revolving Credit Facility and the Congress/CIT Credit Facility.

    "Sale/leaseback" means any lease, whether an Operating Lease or a Capital Lease, whereby Doe Run or any of the Restricted Subsidiaries, directly or indirectly, becomes or remains liable as lessee or as guarantor or other surety, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) that Doe Run or the Restricted Subsidiaries, as the case may be, has sold or transferred or is to sell or transfer to any other person (other than Doe Run or any Restricted Subsidiary), or (ii) that Doe Run or any of the Restricted Subsidiaries, as the case may be, intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Doe Run or any such Restricted Subsidiary to any person (other than Doe Run or any Restricted Subsidiary) in connection with such lease.

    "Security Documents" means the Security Agreement and the documentation relating to the Collateral Account.

    "Series A Preferred Stock" means the Series A Redeemable Preferred Stock of Doe Run to be issued to and held by Renco the date the Exchange Notes are issued.

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    "Significant Subsidiary" means any Restricted Subsidiary that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

    "Subsidiary" of any person means (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such person or (ii) any other person of which at least a majority of the voting interest under ordinary circumstances is at the time owned, directly or indirectly, by such person. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

    "Unrestricted Subsidiary" means (i) any Subsidiary of Doe Run which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Doe Run, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Doe Run may designate any Subsidiary of Doe Run (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any Restricted Subsidiary of Doe Run which is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (a) Doe Run certifies that such designation complies with the "Limitation on Restricted Payments" covenant and (b) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Doe Run or any of the Restricted Subsidiaries. The Board of Directors of Doe Run may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, Doe Run and the Guarantors could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Indebtedness" covenant, on a pro forma basis taking into account such designation.

    "Warrants" means the Warrants issued by Doe Run to Holders who receive Exchange Notes pursuant to the Exchange Offer representing the right to purchase up to an aggregate of 40% of the shares of Common Stock of Doe Run determined on a fully diluted basis.

    "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary which is a Wholly-Owned Subsidiary of Doe Run.

    "Wholly-Owned Subsidiary" means any Subsidiary of such person to the extent all of the Capital Stock or other ownership interests in such Subsidiary (other than (x) directors' qualifying shares, (y) with respect to Doe Run Peru, any shares purchased by employees of Doe Run Peru or Centromin in connection with the acquisition of Doe Run Peru by Doe Run, which retained amount shall not exceed 1% of the total interests in Doe Run Peru, and (z) an immaterial interest owned by other persons solely to comply with applicable law) is owned directly or indirectly by such person or a Wholly-Owned Subsidiary of such person.

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                            DESCRIPTION OF WARRANTS

    Each Holder who tenders their Old Notes into the Exchange Offer will receive a pro rata share of Warrants exercisable for an aggregate of 40% of the outstanding common stock of Doe Run (assuming the participation by Holders of 100% of the aggregate amount of Old Notes outstanding) which will expire by their terms 10 years from their issuance and have an initial total aggregate exercise price of $4.0 million. Upon any additional issuance of common stock of Doe Run, holders of Warrants will be able to purchase additional shares to maintain their original equity percentage (assuming exercise of the warrants) at a price equal to the lesser of (x) the issuance price and (y) the fair market value of the shares additionally issued. The Warrants will be exercisable beginning November 1, 2008 and will be subject to certain contractual put and call rights, as described below.

    During the period beginning thirty six months after the Closing Date and ending on the date the Warrants expire, holders of a majority of the Warrants (the "Majority Warrant Holders") will have the right to require Doe Run to repurchase all, but not less than all, of the Warrants and any outstanding shares issued upon exercise thereof ("Warrant Shares") at a price equal to the fair market value of the Warrants at such time (as determined pursuant to a third party appraisal process described below) (the "Warrants Put"). If Doe Run is unable to meet certain financial conditions after giving effect to the Warrants Put, and Renco does not satisfy any balance due to holders of the Warrants and Warrant Shares upon the exercise of the Warrants Put, the payment of amounts due to holders of the Warrants and Warrant Shares pursuant to the exercise of the Warrants Put may be deferred. Such a deferral of the purchase price would require interest to accrue on any unpaid amounts and, upon the third anniversary of the exercise of the Warrants Put with such purchase price still unpaid, the holders of the Warrants and Warrant Shares will have the right to cause the stockholders of Doe Run to elect a Special Director to serve on Doe Run's Board of Directors for the remainder of the period such purchase price remains unpaid. The Special Director will have the ability to cause certain significant transactions and will have super-voting rights. See "Description of Equity Investment, Corporate Governance and Other Related Party Transactions--Doe Run Corporate Governance."

    Doe Run and Renco will each have the right to call all, but not less than all, of the Warrants and any Warrant Shares at any time prior to the expiration of the Warrants at a price (the "Call Price") equal to the greater of (x)
$10 million and (y) a price equal to the fair market value of the Warrants at such time (as determined pursuant to a third party appraisal process described below); provided, however, that if this right is exercised during the first forty eight months after the Warrants are issued, Doe Run must at the same time redeem the Exchange Notes at the then applicable redemption prices therefor. See "Description of Exchange Notes--Optional Redemption." Doe Run will only be able to exercise its right to call the Warrants and the Warrant Shares if the New Senior Credit Facility is not then outstanding or is simultaneously repaid in its entirety.

    In the event of a put or a call of the Warrants or Warrant Shares, the following procedure will be employed in determining the fair market value of the
Warrants:

    - Doe Run will engage a nationally recognized investment banking firm or firm of certified public accountants to compute the fair market value of the Warrants (the "Doe Run Appraisal");

    - Upon receipt of the Doe Run Appraisal, the Majority Warrant Holders shall either accept the Doe Run Appraisal or have Doe Run engage an alternative nationally recognized investment banking firm or firm of certified public accountants acceptable to the Majority Warrant Holders to compute the fair market value of the Warrants (the "Alternative Appraisal");

    - If the Majority Warrant Holders require the Alternative Appraisal described above, and Doe Run does not accept the Alternative Appraisal, the two appraisers will attempt to negotiate which of the Doe Run Appraisal or the Alternative Appraisal, or some amount between such two appraisals, is the fair market value of the Warrants for purposes of such put or call;

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    - If the two Appraisers are unable to reach an agreement as to the fair market value of the Warrants after pursuing the procedures outlined above, the two appraisers shall appoint a third nationally recognized investment banking firm or firm of certified public accountants (the "Third Appraiser") to review the Doe Run Appraisal and the Alternative Appraisal. The Third Appraiser shall determine the fair market value of the Warrants and such determination shall be binding on Doe Run, Renco and the Warrant Holders; provided, however, that such determination shall not be (x) less than the lesser of the Doe Run Appraisal and the Alternative Appraisal nor
      (y) greater than the greater of the Doe Run Appraisal and the Alternative Appraisal.

    Doe Run will pay all fees and expenses associated with the appraisals conducted pursuant to the terms outlined above.

    No Holders of Warrants will be entitled to any rights generally as a stockholder of Doe Run unless and until such Warrant Holder has obtained shares of Doe Run's common stock upon exercise thereof.

                            THE PROPOSED AMENDMENTS

    In connection with the Exchange Offer, Doe Run is soliciting Consents from Holders of the Old Notes to the Proposed Amendments. The primary purpose of the Proposed Amendments is to eliminate substantially all of the restrictive operating and financial covenants in each of the Old Notes Indentures and to modify certain of the event of default provisions and certain other provisions in each of the Old Notes Indentures. Upon receipt of the Requisite Consents, supplemental indentures relating to each of the Old Notes Indentures and reflecting the Proposed Amendments will be executed among Doe Run and the Trustee. The Proposed Amendments will make the following changes to the Old Notes Indentures:

    1. Delete in its entirety the covenant entitled "Maintenance of Office or Agency" (Section 4.02 of each of the Old Notes Indentures; references to sections following each of the Proposed Amendments set forth below, unless specified to the contrary, are to the identical sections of each of the Old Notes Indentures).

    2. Delete in its entirety the covenant entitled "Limitation on Restricted Payments" (Section 4.03).

    3. Delete in its entirety the covenant entitled "Corporate Existence" (Section 4.04).

    4. Delete in its entirety the covenant entitled "Payment of Taxes and Other Claims" (Section 4.05).

    5. Delete in its entirety the covenant entitled "Maintenance of Properties and Insurance" (Section 4.06).

    6. Delete in its entirety the covenant entitled "Compliance Certificates; Notice of Default" (Section 4.07).

    7. Delete in its entirety the covenant entitled "Compliance with Laws" (Section 4.08).

    8. Delete in its entirety the covenant entitled "SEC Reports and Other Information" (Section 4.09).

    9. Delete in its entirety the covenant entitled "Waiver of Stay, Extension or Usury Laws" (Section 4.10).

    10. Delete in its entirety the covenant entitled "Limitation on Transactions with Affiliates" (Section 4.11).

    11. Delete in its entirety the covenant entitled "Limitations on Indebtedness" (Section 4.12).

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    12. Delete in its entirety the covenant entitled "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries"
(Section 4.13).

    13. Delete in its entirety the covenant entitled "Limitation on Liens" (Section 4.14).

    14. Delete in its entirety the covenant entitled "Change of Control" (Section 4.15).

    15. Delete in its entirety the covenant entitled "Limitations on Sale of Assets" (Section 4.16).

    16. Delete in its entirety the covenant entitled "Limitation on Sale/Leaseback Transactions" (Section 4.17).

    17. Delete in its entirety the covenant entitled "Limitation on Preferred Stock of Restricted Subsidiaries" (Section 4.18).

    18. Delete in its entirety the covenant entitled "Qualifying Investment Requirements" (Section 4.19).

    19. Delete in its entirety the covenant entitled "Future Guarantees" (Section 4.20).

    20. Delete in its entirety the covenant entitled "Conduct of Business" (Section 4.21).

    21. Delete in its entirety the covenant entitled "When Company May Merge, Etc." (Section 5.01(a)(2)) and the remainder of such section.

    22. Delete in its entirety the covenant entitled "Impairment of Security Interest" (Section 4.22 of the Senior Secured Notes Indenture).

    23. Delete in its entirety the covenant entitled "Amendment to Collateral Documents" (Section 4.23 of the Senior Secured Notes Indenture).

    24. Delete in its entirety the covenant entitled "Release of Released Real Property" (Section 4.25 of the Senior Secured Notes Indenture).

    25. Delete in their entirety the Events of Default found in
Section 6.01(3), (4), (5), (6) and (7).

    26. Delete in their entirety the definitions in the Old Notes Indentures that related solely to the deleted covenants and the deleted events of default.

    All Holders tendering Old Notes into the Exchange Offer shall be required to execute waivers, contained in the Letter of Transmittal and Consent to Proposed Amendments, to any and all Events of Default arising on or occurring prior to, or on, the Exchange Offer Closing Date.

    Although the supplemental indentures will be entered into upon receipt of the Requisite Consents, the Proposed Amendments will not become operative unless and until the Closing Date occurs.

    The remaining sections of each of the Old Notes Indentures will not be changed by the Proposed Amendments. Copies of the Old Notes Indentures are available upon request.

    If a Holder does not tender its Old Notes and the Exchange Offer is consummated, Doe Run may leave such unexchanged Old Notes outstanding. With respect to such Old Notes not tendered, Doe Run also reserves the right (but is under no obligation) to purchase such Old Notes (whether pursuant to open market purchases, negotiated transactions or otherwise and whether for consideration similar to or different from that offered in this Exchange Offer), defease such Old Notes pursuant to the terms of the applicable Old Notes Indentures or as otherwise agreed with the Holders of such Old Notes or to redeem such Old Notes in accordance with their terms.

    Adoption of the Proposed Amendments may have adverse consequences for Holders that elect not to tender Old Notes in the Exchange Offer since Holders of Old Notes outstanding after the Closing Date will not be entitled to the benefit of substantially all of the restrictive operating and financial

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covenants and certain of the default provisions presently contained in the Old
Notes Indentures, and may be subject to certain adverse tax consequences. See "Risk Factors--Risks Relating to the Exchange Offer." The elimination of these restrictive operating and financial covenants and other provisions would permit Doe Run to, among other things, incur indebtedness, pay dividends or make other payments that would otherwise have been restricted, and incur liens or make investments which would otherwise not have been permitted. It is possible that any such actions that Doe Run would be permitted to take as a result of the proposed Amendments to the Old Notes Indentures will adversely affect the interests of the non-tendering Holders. The Old Notes are currently in default, as Doe Run has not made a required interest payment and, as of April 15, 2002, all applicable grace periods under the Old Notes Indentures have expired.

    To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the untendered Old Notes could be adversely affected.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

    Upon consummation of the Transactions, in addition to any Old Notes untendered which remain outstanding and in addition to new Exchange Notes issued in the Exchange Offer, Doe Run will have the following indebtedness outstanding:

    - New Senior Credit Facility;

    - Congress/CIT Credit Facility; and

    - BCP Revolving Credit Facility.

NEW SENIOR CREDIT FACILITY

    Pursuant to the New Senior Credit Facility, Doe Run may borrow an aggregate principal amount up to $35.5 million, $15.5 million of which shall initially be lent at closing (which net of a 3% original issue discount results in proceeds to Doe Run of $15.035 million). The Initial Senior Loan will initially accrue and bear interest at the rate of 11.25% per annum and will mature thirty six months after the Closing of the Transaction. Upon the request of Doe Run, and subject to the consent of the lenders under the New Senior Credit Facility, additional credit may be extended to Doe Run from time to time after the Closing Date, up to an aggregate amount of $20 million, on terms and conditions satisfactory to Doe Run and the lenders under the New Senior Credit Facility.

    Upon the launch of the revised Exchange Offer, Renco will pay Regiment a commitment fee of $150,000. Doe Run will pay Regiment a funding fee at the Closing Date of $750,000. Thereafter, until the Initial Senior Loan shall have been repaid in full, Doe Run will pay Regiment a yearly anniversary fee equal to an aggregate of $75,000. In addition to monthly payments of regular interest, Doe Run will be required to pay Regiment contingent interest based upon the date of repayment as follows:

                        MONTHS AFTER
                      ISSUANCE INITIAL
                        SENIOR LOAN                             CONTINGENT
                           REPAID                                INTEREST
------------------------------------------------------------   ------------
0-12........................................................    $  500,000
13-24.......................................................    $1,500,000
25-30.......................................................    $3,000,000;

provided, however, that the $3,000,000 contingent interest payment referred to above must be paid at the end of the thirtieth month (if the Initial Senior Loan is then outstanding) even if the Initial Senior Loan is repaid at a later date.

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    Doe Run will not be required to make any amortization payments prior to the
Maturity Date. Doe Run may be required to make certain contingent repayments of the New Senior Credit Facility prior to the Maturity Date under circumstances set forth in agreements governing the New Senior Credit Facility. Doe Run may voluntarily repay all or any portion of the New Senior Credit Facility at any time without premium or penalty, in a minimum amount of $1 million and in integral multiples of $250,000 or such lesser amount as is then outstanding.

    The closing of the New Senior Credit Facility will be subject to the completion of definitive documents governing the New Senior Credit Facility on terms satisfactory to Regiment, as well as certain other conditions, including: the Minimum Tender in the Exchange Offer; receipt of the Requisite Consents to the Proposed Amendments to the Old Notes Indentures; amendment of the Congress/CIT Credit Facility and the Banco de Credito del Peru Credit Facility on terms satisfactory to Regiment; and Renco's purchase of $20,000,000 aggregate liquidation preference of Series A Preferred Stock of Doe Run.

    The definitive documents governing the New Senior Credit Facility will contain covenants requiring Doe Run, among other things, to maintain certain EBITDA and interest coverage ratios, as well as restricting Doe Run's ability to enter into certain transactions with affiliates, make distributions and investments, and incur additional indebtedness.

GUARANTEES AND SECURITY UNDER NEW SENIOR CREDIT FACILITY

    The loans under the New Senior Credit Facility will be guaranteed by certain of the subsidiaries of Doe Run. Doe Run's obligations under the New Senior Credit Facility will be secured by:

    - a first priority lien on the shares of capital stock, both common and preferred, of Doe Run owned directly or indirectly by Renco;

    - a first priority lien on all of the assets of Doe Run and its subsidiaries (including a pledge of all of the capital stock of Doe Run's domestic subsidiaries and 65% of the capital stock of Doe Run's foreign subsidiaries) except for (x) the assets pledged under the Congress/CIT Credit Facility and (y) the assets pledged under the Senior Secured Notes Indenture, and (z) the assets of Doe Run Peru and its Subsidiaries;

    - a second priority lien on certain of the assets of Doe Run pledged under the Congress/CIT Credit Facility;

    - upon the purchase, exchange or payment in full (whether pursuant to the Exchange Offer or otherwise) of the Senior Secured Notes, a first priority lien on the assets currently pledged to secure the Senior Secured Notes; and

    - mortgage liens on certain of Doe Run's real estate interests. The Deed of Trust will cover the Buick Resources Recycling Facility, which includes surface rights (but not mineral rights) to approximately two hundred and twenty-six acres of land located in the Mark Twain National Forest, Town of Boss, Iron County, Missouri, as well as certain other real estate located in Iron County (including the former Cominco Mill adjacent to the Buick Resources Recycling Facility), Jefferson County, Reynolds County and Washington County, Missouri, all as more particularly described in the Deed of Trust.

Notwithstanding the foregoing, the indebtedness of Doe Run Peru evidenced by its guarantee of the New Senior Credit Facility will be contractually subordinated to the indebtedness under the BCP Revolving Credit Facility. See "--BCP Revolving Credit Facility."

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BUICK ASSET TRANSFER

    As a condition precedent to the closing of the New Senior Credit Facility, Doe Run is required to form the Buick LLC and to transfer promptly after the Closing Date the assets of its Buick Division other than employees and certain other excluded assets as described below. The entire membership interest of Buick LLC will be pledged by Doe Run, and Buick LLC will grant a first priority lien on its assets subject to certain permitted liens, to secure the obligations of Doe Run under the New Senior Credit Facility and of Buick LLC of its guarantee of the New Senior Credit Facility, and Buick LLC will grant a second priority lien on its assets to secure the obligations of Doe Run under the Exchange Notes (except, in each case, for inventory, receivables and related property of the Buick LLC pledged to secure Buick LLC's obligations as borrower under the Congress/CIT Credit Facility). On May 20, 2002, a certificate of formation was filed with the Secretary of State of Delaware pursuant to which this Subsidiary was formed under the name of The Buick Resource Recycling Facility LLC. Doe Run is required to transfer to the Buick LLC (a) all fixed assets pertaining to the Buick Division of Doe Run and (b) all other material assets (including certain contractual rights) pertaining to the Buick Division of Doe Run, but excluding employees and certain other excluded assets to be determined mutually by Doe Run and Regiment. Doe Run shall continue to operate the Buick facility following the transfer under a Facility Operating Agreement. It shall be an event of default under the New Senior Credit Facility if (i) Doe Run fails to file, within 90 days after the Closing Date, all applications required to obtain all required consents, approvals and authorizations of all applicable governmental authorities in order to accomplish the Required Buick Transfer or (ii) Doe Run fails to use its best efforts to effectuate the Required Buick Transfer.

CONGRESS/CIT CREDIT FACILITY

    Concurrently with the closing of the Transactions, Doe Run will enter into the Congress/CIT Credit Facility. The Congress/CIT Credit Facility will amend and restate the existing credit facility (the "Existing Congress Credit Facility") between Doe Run and Fabricated Products, as borrowers, and Congress, as lender. Each of Doe Run, Fabricated Products and Buick LLC will be borrowers under the Congress/CIT Credit Facility, which will allow the borrowers to borrow up to $75.0 million, based upon a borrowing base consisting of certain accounts receivable and eligible inventories.

    The Congress/CIT Credit Facility will mature on the third anniversary of the Closing Date (subject to renewal as provided therein) and will bear interest at a per annum rate equal to the "prime rate" plus 100 basis points, subject to the following fees:

    - an unused credit line fee equal to 25 basis points of the unused credit line based upon a credit line of $75 million;

    - a letter of credit fee of 200 basis points per annum based upon the daily outstanding balance of letter of credit accommodations;

    - a monthly servicing fee equal to $10,000;

    - an early termination fee equal to 100 basis points of the maximum credit line; and

    - a closing fee equal to $750,000.

    The collateral securing the Congress/CIT Credit Facility will consist of the accounts receivable and inventory (and proceeds derived therefrom) of the borrowers thereunder.

    The Congress/CIT Credit Facility will contain covenants concerning minimum net worth, EBITDA, and Fixed Charge Coverage Ratios.

    On the Closing Date, Renco will enter into the Renco Credit Support Agreement among Renco, Doe Run, Congress and CIT, pursuant to which, at certain times, advances in excess of the amounts otherwise available pursuant to the Borrowers' borrowing base under the Congress/CIT Credit Facility would be made available to the borrowers thereunder up to an aggregate amount of $15.0 million.

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    At any time at which an aggregate of $10 million or more is outstanding pursuant to the Renco Credit Support Agreement:

    - Doe Run will defer payment of any management bonuses, NWAPA payments or profit sharing payments of any kind (excluding those specifically for service to Doe Run Peru); and

    - Doe Run will not commit to any new capital expenditures and defer, where reasonably possible, any previously committed capital expenditures.

BCP REVOLVING CREDIT FACILITY

    On September 17, 2002, Doe Run Peru entered into the BCP Revolving Credit Facility, to be fully effective as of September 25, 2002, on the terms described below. On November 25, 2002, in the event the Transactions have not been consummated, an Event of Default will exist under the BCP Revolving Credit Facility.

    Pursuant to the BCP Revolving Credit Facility, and assuming full syndication, Doe Run will be able to borrow (i) up to a maximum amount of $45.0 million (including a $5.0 million letter of credit sub-facility which may be drawn in whole or in part under the $13.0 million bond facility described below) based upon a borrowing base consisting of certain accounts receivable and eligible inventories and (ii) up to $13.0 million as a bond facility for the issuance of certain payment and performance bonds. As of the date hereof, the lender under the BCP Revolving Credit Facility has only committed to lend an aggregate of $40.0 million and has given a best efforts undertaking to syndicate the balance of the $58.0 million aggregate credit facility. No assurance can be given that this syndication will be fully accomplished prior to the Closing Date if at all.

    The BCP Revolving Credit Facility will have maturities of 1, 3 or 6 months for each drawing thereunder (at the option of the Doe Run Peru), with a final maturity for the total facility three years from the Closing Date and bear interest at a per annum rate equal to the London Interbank Offer Rate based upon duration's of one, three or six months, plus 350 basis points, and be subject to the following fees:

    - an unused credit line fee equal to 37.5 basis points of the undrawn aggregate amount (which aggregate amount may initially be up to $58.0 million if the credit facility is fully syndicated as discussed herein) of the BCP Revolving Credit Facility;

    - a structuring fee equal to 25 basis points of the aggregate amount of the BCP Revolving Credit Facility for an amount of up to $40.0 million, 37.5 basis points of the amount syndicated over $40 million and up to $50 million, in each case, payable on the Closing Date and 50 basis points of the aggregate amount in excess of $50 million, payable when syndicated;

    - an up front fee equal to 75 basis points of the aggregate amount of the BCP Revolving Credit Facility of the sum of $40.0 million, plus any excess over $40.0 million that has been syndicated, if any, by the Closing Date, plus 75 basis points of the excess amount syndicated after the Closing Date, if any, payable when syndicated;

    - an agency fee of $30,000 payable on the Closing Date and on each anniversary thereof;

    - performance and payment bond fees equal, in each case, to 150 basis points of such amounts issued, annually; and

    - Letter of Credit fees equal to 25 basis points at issuance each quarter, 25 basis points upon the negotiation of the applicable shipping documents and 150 basis points at acceptance.

    The Collateral securing the BCP Revolving Credit Facility consists of the accounts receivable and inventory (including work in process, concentrates and finished goods) of Doe Run Peru.

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
    Pursuant to the terms of the BCP Revolving Credit Facility, an event of default thereunder will occur if any person or entity seeks to enforce the guarantee of Doe Run Peru or any of its subsidiaries on any of the Old Notes, Exchange Notes or New Senior Credit Facility. The event of default will, as a result of the contractual subordination provisions contained in the Old Notes Indentures as well as the Indenture governing the Exchange Notes and the Guarantee and Security Agreement to be executed in connection with the New Senior Credit Facility, preclude Doe Run Peru and any of its subsidiaries from making any payments on account of any guarantee made by such entity on any of the Old Notes, Exchange Notes or New Senior Credit Facility while the BCP Revolving Credit Facility remains outstanding.

    The BCP Revolving Credit Facility will contain standard covenants concerning among other things, (i) the incurrence of additional indebtedness other than permitted indebtedness by Doe Run Peru, (ii) the entrance by Doe Run Peru into certain transactions with affiliates and (iii) the maintenance by Doe Run Peru of certain financial measures including EBITDA, interest coverage and debt service leverage with affiliates, and negative pledges on the principal assets and the quota shares of Doe Run Peru in excess of 66.67% of the outstanding quota shares. Furthermore, the BCP Revolving Credit Facility will contain covenants which will significantly restrict Doe Run Peru's ability to make distributions to Doe Run in excess of an annual $4 million management fee.

                  DESCRIPTION OF EQUITY INVESTMENT, CORPORATE
                GOVERNANCE AND OTHER RELATED PARTY TRANSACTIONS

THE RENCO INVESTMENT

    On the Closing Date, Renco will purchase $20 million of the Series A Preferred Stock. The Series A Preferred Stock will accrue dividends at a rate of 12.5% per annum, but such dividends will be paid in kind until (x) the Warrants have expired or have been repurchased and (y) no amounts are outstanding under the New Senior Credit Facility. The Series A Preferred Stock will rank senior to all other classes of capital stock of Doe Run for purposes of liquidation preference and dividends and will be redeemable, at the option of Renco, at any time after the date which is six months after the maturity date of the Exchange Notes.

DOE RUN CORPORATE GOVERNANCE

    INVESTOR RIGHTS AGREEMENT

    Pursuant to the Investor Rights Agreement to be executed at the Closing, at any time Warrants are outstanding, Doe Run's Board of Directors will consist of three individuals, of whom:

    - two will be selected by the stockholder of Doe Run (Mr. Rennert will be one of the directors) and

    - one, the Independent Director, will be nominated by the Majority Warrant Holders and Doe Run's stockholders shall elect such individual.

    Pursuant to the Investor Rights Agreement, Doe Run may not take, nor permit any of its subsidiaries to take, certain actions without the approval of the Independent Director. These actions include:

    - filing a voluntary bankruptcy petition;

    - merging or consolidating with another entity;

    - issuing capital stock or securities convertible into capital stock;

    - making certain changes to its charter documents; or

    - incurring certain levels of indebtedness.

    SPECIAL DIRECTOR

    In the event that:

    - Doe Run defaults on its payment obligations under the Warrants (including the failure to pay the repurchase price in full pursuant to the Warrants Put on or prior to the third anniversary of the exercise thereof);

    - Doe Run is the subject of certain insolvency proceedings; or

    - Renco defaults in its commitment to provide standby credit to Doe Run under the Renco Credit Support Agreement (as described under "Congress/CIT Credit Facility");

then the Majority Warrant Holders will have the right to elect a special director (the "Special Director") who will be entitled to cast a majority of the votes at all meetings of directors. Doe Run will take any of the following actions if approved by the Special Director:

    - sell all of the capital stock of Doe Run or of any of its subsidiaries;

    - merge or consolidate Doe Run or any of its subsidiaries with another entity; and

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    - sell off any or all of the assets of Doe Run or any of its subsidiaries and apply the proceeds of such sale to cure the payment default which caused the appointment of the Special Director.

RENCO MANAGEMENT COMPENSATION; OTHER REIMBURSEMENTS

    Pursuant to the Management Agreement between Renco and Doe Run, Doe Run is obligated to pay Renco a management fee equal to $2.4 million per fiscal year. Pursuant to the terms of the New Senior Credit Facility, until such time as Doe Run's obligations under the New Senior Credit Facility have been satisfied, Doe Run's ability to pay Renco management fees in any fiscal year will be limited to
(a) $100,000 per month and (b) if (x) Consolidated Domestic EBITDA (as measured pursuant to the terms of the New Senior Credit Facility) in such fiscal year of Doe Run exceeds $30.0 million and (y) the aggregate amount of cash distributed by Doe Run Peru to Doe Run during such fiscal year exceeds $12.0 million, an additional amount, not to exceed $1.2 million, equal to the excess, if any, of the aggregate amount of cash distributed by Doe Run Peru to Doe Run in such fiscal year over $12.0 million. Pursuant to the terms of the Indenture, until such time as Doe Run's obligations under the Exchange Notes have been satisfied and the Warrants are no longer outstanding, Doe Run's ability to pay Renco management fees in any fiscal year will be limited to (a) $100,000 per month and
(b) if (x) Consolidated EBITDA (as measured pursuant to the terms of the Indenture) less EBITDA generated by Doe Run Peru in such fiscal year of Doe Run exceeds $35.0 million or (y) the shares, or substantially all the assets, of Doe Run Peru have been sold in an arms length transaction to an unaffiliated third party in such fiscal year or a prior fiscal year, an additional $1.2 million.

    To obtain advantages of volume, Renco purchases certain insurance coverages for its subsidiaries including Doe Run. These subsidiaries reimburse Doe Run for the cost of such insurance. The total insurance cost so reimbursed in fiscal 2001 was approximately $5.3 million, of which Doe Run financed $900,000 directly with insurance premium finance companies. Renco may continue to purchase on behalf of, and be reimbursed by Doe Run for, the cost of such insurance, provided, however, that (x) the cost of such insurance shall be no greater than that which could be obtained by Doe Run pursuant to an arms length transaction with an unaffiliated third party and (y) all such reimbursements shall be otherwise subject to the terms and provisions of the New Senior Credit Facility.

TAX SHARING ARRANGEMENTS

    At the Closing Date, Doe Run will enter into a Tax Sharing Agreement with Renco which will supercede any and all prior such agreements and, pursuant to which, Doe Run will agree to make distributions to Renco in an amount equal to the net income tax liability (exclusive of any such liabilities actually paid by Doe Run) of Doe Run assuming Doe Run were a "C" corporation income tax purposes. Distributions made while the New Senior Credit Facility or Warrants or Exchange Notes are outstanding will be limited to liabilities generated subsequent to the Closing Date without any benefit or expense for items created by or occurring prior to the Closing Date and will be otherwise subject to any restriction on the payment of such tax distributions contained therein.

              SOLICITATION SUMMARY AND VOTE REQUIRED FOR APPROVAL.

INTRODUCTION

    At this time Doe Run has not commenced a Chapter 11 Case (as defined below). In the event the Minimum Tender is not achieved in the Exchange Offer, Doe Run expects to seek to implement the exchange offer for its Old Notes pursuant to a prepackaged Chapter 11 plan (hereafter, the "Plan"). Accordingly, Doe Run is soliciting the acceptances of the Plan by the Holders of the Old Notes. Doe Run believes that the Plan provides in the context of a bankruptcy case under Chapter 11 of the Bankruptcy Code for the treatment of the Old Notes in a manner which is substantially similar to the treatment of such Old Notes in the Exchange Offer. This Exchange Offer, Consent Solicitation and

Solicitation of Acceptances is submitted in connection with the solicitation of acceptances of the Plan. If Doe Run commences a Chapter 11 Case for the purpose of implementing the Exchange Offer for Old Notes, Doe Run intends to promptly seek Bankruptcy Court approval of the Exchange Offer, Consent Solicitation and Solicitation of Acceptances as the Plan's disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code and confirmation of the Plan.

    Doe Run believes that by conducting the solicitation in advance of commencing a Chapter 11 Case, the pendency of such case will be significantly shortened and its administration will be simplified and less costly.

    THIS SOLICITATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF THE PLAN BEFORE THE FILING OF A VOLUNTARY CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS A DISCLOSURE STATEMENT CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. IF A CHAPTER 11 CASE IS COMMENCED, DOE RUN INTENDS TO PROMPTLY SEEK ORDERS OF THE BANKRUPTCY COURT (i) APPROVING THE EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES AS A DISCLOSURE STATEMENT CONTAINING ADEQUATE INFORMATION PURSUANT TO SECTION 1125 AND THE SOLICITATION OF THE VOTES AS BEING IN COMPLIANCE WITH SECTION 1126(b) AND (ii) CONFIRMING THE PLAN.

    HOLDERS SHOULD NOT CONSTRUE THE CONTENTS OF THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

    NEITHER THE EXCHANGE NOTES NOR THE WARRANTS TO BE ISSUED ON THE EFFECTIVE DATE HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY SIMILAR STATE SECURITIES COMMISSION OR OTHER PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES OR UPON THE MERITS OF THE PLAN.

    THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES CONTAINS ONLY A SUMMARY OF THE PLAN. THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES IS NOT INTENDED TO REPLACE CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN. IT IS INTENDED ONLY TO AID AND SUPPLEMENT SUCH REVIEW. THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN (WHICH IS INCLUDED AS EXHIBIT A HERETO). THE PROVISIONS OF THE PLAN WILL GOVERN. ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND TO READ CAREFULLY THIS ENTIRE EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES, INCLUDING ALL EXHIBITS ANNEXED HERETO, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT THE PLAN.

    THE STATEMENTS CONTAINED IN THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES ARE MADE AS OF THE DATE

HEREOF, AND THE DELIVERY OF THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

    THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES HEREBY INCORPORATES BY REFERENCE ALL EXISTING REPORTS FILED BY DOE RUN PURSUANT TO THE FEDERAL SECURITIES LAWS AND ALL SUCH REPORTS AND INFORMATION STATEMENTS FILED BY DOE RUN SUBSEQUENT TO THE DATE HEREOF.

    THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

    PLEASE READ AND CONSIDER CAREFULLY THE MATTERS DESCRIBED IN THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES AS A WHOLE, AND UNDER "RISK FACTORS" IN PARTICULAR, PRIOR TO MAKING A DECISION TO ACCEPT OR REJECT THE PLAN. EACH CREDITOR MUST RELY ON ITS OWN EXAMINATION OF DOE RUN AS DESCRIBED IN THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED.

PROPONENT AND SUPPORTER OF THE PLAN

    Doe Run is the proponent of the Plan.

THE PLAN

    Under the Plan, all Claims and Interests against or in Doe Run have been separated into eight Classes, and each Class has been determined to be either impaired or unimpaired by the Plan's terms. Doe Run hereby solicits acceptances of the Plan under chapter 11 of the Federal Bankruptcy Code (the "Code") from all holders of Claims in impaired Class 2A, Class 2B, Class 3A and Class 3B.

    Only Classes that are impaired under the Plan are entitled to accept or reject the Plan. As a general matter, a Class of Claims or Interests is considered to be unimpaired under a plan of reorganization if the plan does not alter the legal, equitable and contractual rights of the holders of such Claims or Interests. A Class of Claims or Interests that is unimpaired is deemed to have accepted the Plan under section 1126 of the Code, and is not entitled to vote.

    An impaired Class is deemed to reject a plan of reorganization if the plan provides that the holders of Claims or Interests in such Class will not receive or retain any property under the plan on account of such Claims or Interests. Such a Class is not entitled to vote.

    For impaired Classes entitled to vote, section 1126 of the Code establishes separate acceptance criteria for classes of Claims and classes of Interests. An impaired Class of Claims has accepted the Plan only when more than one-half in number AND at least two-thirds in amount of the Claims actually voting in that Class vote in favor of the Plan. An impaired Class of Interests has accepted the Plan when at least two-thirds in amount of the Interests actually voting in that Class vote in favor of the Plan. Only those holders who actually vote will be counted for purposes of determining acceptance or rejection of the Plan. Therefore, the Plan could be accepted by any impaired Class of Claims with the affirmative vote of less than two-thirds in amount or less than one-half in number of all the Claims in such Class, or by any impaired Class of Interests with the affirmative vote of less than two-thirds in amount of all outstanding Interests in such Class.

    Doe Run believes that Classes 2A, 2B, 3A and 3B are impaired and therefore entitled to vote on the Plan. DR Acquisition Corp., the holder of all Class 4 claims, has advised Doe Run that it supports the Plan and will vote to accept the Plan.

    Doe Run believes that Classes 1, 2C and 3C are unimpaired and therefore not entitled to vote on the Plan. Pursuant to applicable sections of the Code, holders of Administrative Claims and Priority Tax Claims are not classified and not entitled to vote on the Plan. Any party that disputes Doe Run's characterization of its Claim or Interest as unimpaired may request a finding of impairment from the Court in order to obtain the right to vote.

    Under section 1126(b) of the Code, a holder of a Claim that has accepted a plan of reorganization before the commencement of a chapter 11 case will be deemed to have accepted the Plan for purposes of confirmation of such plan if the Court determines that the solicitation of such acceptance was in compliance with any applicable laws, rules and/or regulations governing the adequacy of disclosure in connection with such solicitation, or if there is not any such laws, rules and/or regulations, such acceptance or rejection was solicited after disclosure to such holder of adequate information, as defined in Code section 1125(a). Doe Run believes that this Disclosure Statement complies with the requirements of Code section 1126(b) for purposes of solicitation of acceptances or rejections of the Plan from the Classes being solicited. If the Court finds that the Disclosure Statement so complies, then holders accepting or rejecting the Plan that is filed with the Court will be deemed by the Court to have accepted or rejected such Plan, unless the Court later permits any such acceptances or rejections to be revoked for cause shown. In addition, Doe Run reserves the right to use acceptances of the Plan received in this Solicitation to seek confirmation of the Plan under any other circumstances, including following the filing of an involuntary bankruptcy petition against Doe Run.

    The Court may confirm the Plan only if at least one Class of impaired Claims has voted to accept the Plan (without counting the votes of any insiders whose Claims are classified within that Class) and if certain statutory requirements are met as to both nonconsenting members within a consenting Class and dissenting Classes. Even if Doe Run receives the requisite number of votes by entities holding impaired Claims, the Plan will not become binding unless and until, among other things, the Court makes an independent determination that confirmation is appropriate, which determination will be the subject of a Confirmation Hearing, and the Effective Date then occurs.

    In voting for or against the Plan, please use only the Ballot sent to you with this document, and please carefully read the voting instructions on the Ballot for an explanation of applicable voting procedures and deadlines. If, after reviewing this document, you believe that you hold an impaired Claim and are entitled to vote on the Plan but you did not receive a Ballot, or if your Ballot is damaged or lost, please make a written request for a replacement ballot to MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 (the "Information Agent").

    If you hold a Claim in Class 2A, 2B, 3A and 3B, you are entitled to vote. It is in your best interest to vote on the enclosed Ballot and to timely return the Ballot to the address indicated by your bank, broker, other nominee or agent. If you did not receive a pre-addressed envelope, please contact the Information Agent at its toll-free number: (800) 322-.2885

    YOUR PROPERLY COMPLETED AND SIGNED BALLOT MUST BE RECEIVED AT THE ADDRESS INDICATED BY YOUR BANK, BROKER, OTHER NOMINEE, OR AGENT BY THE SECOND EXPIRATION DATE DEFINED AND DESCRIBED HEREIN AT 5:00 P.M. EASTERN TIME TO BE COUNTED. BECAUSE BALLOTS WITH RESPECT TO OLD NOTES MUST BE TRANSCRIBED ON TO MASTER BALLOTS AND FORWARDED TO DOE RUN'S BALLOTING AGENT BY YOUR BANK, BROKER, NOMINEE OR ITS AGENT, SHORTLY AFTER THIS DEADLINE, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE IS TIMELY COUNTED AND TRANSMITTED.

    In the event Doe Run commences a Chapter 11 Case and, after receiving the Ballots on the Plan, it appears that there are a sufficient number and amount of affirmative votes, Doe Run intends to request an order from the Bankruptcy Court confirming the Plan. The Court will schedule a hearing on confirmation of the Plan (the "Confirmation Hearing"), and notice of the Confirmation Hearing will be provided to all parties in interest in the Chapter 11 Case. Any party in interest, including creditors who vote to reject the Plan, will have the opportunity to file an objection to confirmation of the Plan. Failure to oppose Doe Run's request to confirm the Plan may be deemed to be consent to the Plan's confirmation.

    Each Ballot pursuant to which the Acceptances will be sought will contain a space to mark, pursuant to which Holders agree to assign their rights and claims under the guarantees made with respect to the Old Notes to reorganized Doe Run provided that such assignee agrees to forbear from enforcing or seeking to enforce such guarantees made with respect to the Old Notes by the guarantors thereunder until such time as any other Holder seeks to enforce such guarantees. Holders who do not so mark their Ballot, along with those Holders not delivering an Acceptance in support of the Plan, shall, assuming the Plan is confirmed, receive Exchange Notes without Guarantees of the Guarantors described herein.

      SUMMARY OF CLASSIFICATION AND TREATMENT OF CREDITORS UNDER THE PLAN

    THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT PROVISIONS OF THE PLAN. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN WHICH IS ATTACHED TO THE EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES AS EXHIBIT A. TO THE EXTENT THAT THE TERMS OF THIS EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF ACCEPTANCES VARY FROM THE TERMS OF THE PLAN, THE TERMS OF THE PLAN SHALL BE CONTROLLING.

CLASS                                   DESCRIPTION                TREATMENT OF CLAIMS
-----                          -----------------------------  -----------------------------
Class 1--Priority Claims.....  Allowed Priority Claims        Unimpaired

Class 2A--Congress Secured
  Claims.....................  All Allowed Claims of          Impaired--On the Effective
                               Congress against Doe Run       Date, Reorganized Doe Run
                               under the existing Congress    will enter into the
                               Facility                       Congress/CIT Credit Facility
                                                              among Doe Run, Fabricated
                                                              Products, Inc. and The Buick
                                                              Resource Recycling Facility
                                                              LLC, as borrowers, DR Land
                                                              Holdings, LLC, as guarantor,
                                                              Congress Financial
                                                              Corporation, The CIT Group/
                                                              Business Credit, Inc. and the
                                                              other lenders party thereto
                                                              as lenders, and Congress as
                                                              Agent and CIT as Co-Agent.
                                                              See "Description of Certain
                                                              Other
                                                              Indebtedness--Congress/CIT
                                                              Credit Facility".

Class 2B--Senior.............  All Allowed Senior Secured     Impaired--Each Holder shall
                               Note Claims                    receive, Secured Notes Claims
                                                              for each $1,000 principal
                                                              amount of Old Notes held,
                                                              $660 aggregate principal
                                                              amount of Exchange Notes,
                                                              plus such Holder's pro rata
                                                              portion of Warrants to
                                                              purchase 40% of the aggregate
                                                              common stock outstanding of
                                                              Reorganized Doe Run

Class 2C--Other Secured
  Claims.....................  All Allowed Secured Claims     Unimpaired
                               other than Old Note Claims

CLASS                                   DESCRIPTION                TREATMENT OF CLAIMS
-----                          -----------------------------  -----------------------------
Class 3A--Senior Note
  Claims.....................  All Allowed Senior Note        Impaired--Each Holder shall
                               Claims                         receive, for each $1,000
                                                              principal amount of Old Notes
                                                              held, $560 aggregate
                                                              principal amount of Exchange
                                                              Notes, plus such Holder's pro
                                                              rata portion of Warrants to
                                                              purchase 40% of the aggregate
                                                              common stock outstanding of
                                                              Reorganized Doe Run

Class 3B--Floating Note
  Claims.....................  All Allowed Floating Note      Impaired--Each Holder shall
                               Claims                         receive, for each $1,000
                                                              principal amount of Old Notes
                                                              held, $560 aggregate
                                                              principal amount of Exchange
                                                              Notes, plus such Holder's pro
                                                              rata portion of Warrants to
                                                              purchase 40% of the aggregate
                                                              common stock outstanding of
                                                              Reorganized Doe Run

Class 3C--General Unsecured
  Claims.....................  Allowed General Unsecured      Unimpaired
                               Claims other than Class 3A
                               and Class 3B Claims

Class 4--Old Doe Run Common
  Stock Interests............  Interests arising under or in  Impaired--Subject to dilution
                               connection with Old Doe Run    upon exercise of the
                               Common Stock. All outstanding  Warrants.
                               Doe Run Common Stock is, as
                               of the date hereof, held by
                               DR Acquisition Corp.

    Holders of Class 2B (Senior Secured Note Claims), Class 3A (Senior Note Claims) and Class 3B (Floating Note) Claims should be aware that in the event the Plan is confirmed and consummated, only Holders who (i) deliver Acceptances to the Plan and (ii) check the applicable box on such Acceptance pursuant to which such Holders shall be deemed to assign their rights and claims under the guarantees made with respect to the Old Notes to Reorganized Doe Run, provided that such assignee agrees to forbear from enforcing or seeking to enforce the guarantees made with respect to the Old Notes by the guarantors thereunder until such time as any other Holder seeks to enforce guarantees shall receive Exchange Notes that are guaranteed by the Guarantors.

    A description of the Exchange Notes and Warrants to be distributed pursuant to the Plan may be found herein in the sections entitled "Description of Exchange Notes" and "Description of Warrants", respectively.

             SECURITIES LAW CONSIDERATIONS FOR ISSUANCE UNDER PLAN

    The securities law considerations detailed below pertain to the issuance of the Exchange Notes and Warrants by Doe Run in the event that Doe Run seeks confirmation of the Plan.

    Doe Run will issue and distribute under the Plan the Exchange Notes and the Warrants. Doe Run has not filed a registration statement under the Securities Act or any other federal or state securities laws with respect to any of the Exchange Notes and Warrants that it may be deemed to be offering by virtue of Doe Run's solicitation of acceptances of the Plan pursuant to this Exchange Offer, Consent Solicitation and Solicitation of Acceptances. In the event Doe Run seeks confirmation of the Plan, Doe Run will rely on section 1145(a) of the Code to exempt from registration under the Securities Act and any applicable state securities laws the offer of any Exchange Notes and Warrants that may be deemed to be made pursuant to the Plan. Generally, Code section 1145(a)(1) exempts the offer and sale of securities pursuant to a plan of reorganization from such registration requirements if the following conditions are satisfied:
(i) the securities are issued by a debtor (or its affiliate or successor) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued "principally" in such exchange and "partly for cash or property." Doe Run believes that the Exchange Notes and Warrants issued pursuant to the Plan will satisfy the requirements of Code Section 1145(a)(1).

    The Exchange Notes and the Warrants may be resold by the Holders thereof without restriction, except for any such holder that is deemed to be an "underwriter" with respect to the Exchange Notes and/or the Warrants as defined in the Code section 1145(b)(1). Generally, section 1145(b)(1) defines an "underwriter" as any person who (i) purchases a claim against, or an interest in, a debtor with a view towards distribution of any security to be received in exchange for such claim or interest, (ii) offers to sell securities issued pursuant to a bankruptcy plan for the holders of such securities, (iii) offers to buy securities issued pursuant to a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities, or (iv) is an issuer within the meaning of section 2(11) of the Securities Act. Section 2(11) of the Securities Act provides that the term "issuer" includes all persons who, directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, an issuer of securities. Under Rule 405 of Regulation C under the Securities Act, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. Accordingly, an officer or director of a reorganized debtor (or its affiliate or successor) under a plan of reorganization may be deemed to "control" such debtor (and therefore be an underwriter for purposes of Code section 1145), particularly if such management position is coupled with the ownership of a significant percentage of a debtor's (or its affiliate's or successor's) voting securities. Any entity that is an "underwriter" but not an "issuer" with respect to an issue of securities is, however, entitled to engage in exempt "ordinary trading transactions" within the meaning of Code section 1145(b).

    Holders of such securities who are deemed to be "underwriters" within the meaning of Code section 1145(b)(1) or who may otherwise be deemed to be "underwriters" of, or to exercise "control" over, Doe Run within the meaning of Rule 405 of Regulation C under the Securities Act should, assuming all other conditions of Rule 144A are met, be entitled to avail themselves of the safe harbor resale provisions thereof. Rule 144A, promulgated under the Securities Act, provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities which are "restricted securities" within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities under the provisions of Rule 144A. Under Rule 144A, a "qualified institutional buyer" is defined to include, among other Persons (e.g., "dealers" registered as such pursuant to section 15 of the Exchange Act and "banks" as defined in section 3(a)(2) of the Securities Act), any entity which purchases securities for its own account or for the account of another qualified institutional buyer and which (in the aggregate) owns and invests on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities which, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such under section 6 of the Exchange Act) or quoted in a U.S. automated interdealer quotation system (e.g., NASDAQ).

    To the extent that Rule 144A is unavailable, Holders may, under certain circumstances, be able to sell their securities pursuant to the more limited safe harbor resale provisions of Rule 144 promulgated under the Securities Act. Generally, Rule 144 provides that if certain conditions are met (e.g., one-year holding period with respect to "restricted securities," volume limitations, manner of sale, availability of current information about the issuer, etc.),
(a) any person who resells "restricted securities" and (b) any "affiliate" of the issuer of the securities sought to be resold will not be deemed to be an "underwriter" as defined in section 2(11) of the Securities Act. Under paragraph (k) of Rule 144, the aforementioned conditions to resale will no longer apply to restricted securities sold for the account of a holder who is not an affiliate of Doe Run at the time of such resale and who has not been such during the three-month period next preceding such resale, so long as a period of at least two years has elapsed since the later of (i) the Effective Date or
(ii) the date on which such holder acquired its securities from an affiliate of Doe Run.

    At the Confirmation Hearing, Doe Run will request that, in accordance with Code section 1145, the Court make a specific finding and determination to the effect that the issuance of Exchange Notes and Warrants under the Plan will be exempt from the registration requirements of the Securities Act of 1933 and any state or local law requiring registration or qualification with respect to the offer and sale of a security.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is a summary of certain federal income tax consequences of the Exchange Offer to the Holders, but does not purport to be a comprehensive description of all of the tax considerations relevant to the Exchange Offer. The following discussion deals only with Holders that are:

    - citizens or residents of the United States or any State thereof,

    - corporations (or other entities that are treated as corporations for U.S. federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia),

    - estates the income of which is subject to U.S. federal income taxation regardless of its source, or

    - trusts if a court within the United States is able to exercise primary supervision over their administration and one or more United States persons is able to control all their substantial decisions.

    An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

    If a partnership (including for this purpose any entity treated as a partnership for U.S. federal tax purposes) is a beneficial owner of the Old Notes and the Exchange Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A Holder that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the Exchange Offer.

    This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. Due to the lack of definitive judicial or administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No rulings have been or will be requested or received from the Internal Revenue Service ("IRS") with respect to any of the matters discussed herein. No tax opinions have been or will be requested or received from Doe Run's tax advisors with respect to any of the matters discussed herein.

    This summary deals only with Holders that own the Old Notes as capital assets, and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes, or otherwise as part of an integrated transaction. This summary does not discuss all of the tax consequences that may be relevant to particular classes of Holders that are subject to special treatment under the federal income tax laws (such as banks, tax-exempt entities, subchapter S corporations, insurance companies, retirement plans, regulated investment companies, securities dealers, and investors whose functional currency is not the U.S. dollar). Consequently, such Holders may be subject to special rules not discussed below.

    THE FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER ARE COMPLEX. ALL HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE OLD NOTES, THE EXCHANGE NOTES, AND THE WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

THE EXCHANGE OFFER

    The exchange of the Old Notes for Exchange Notes and Warrants should qualify as a reorganization within the meaning of Section 368(a)(1)(E) of the Code. The U.S. federal income tax consequences of the exchange of the Old Notes for the Exchange Notes and Warrants depends in part on whether the Old Notes, the Exchange Notes and the Warrants constitute "securities" for purposes of sections 354 and 356 of the Code (i.e., "tax securities"). The Code and the Treasury regulations thereunder do not provide any guidance on whether debt instruments, such as the Old Notes and the Exchange Notes, qualify as tax securities. In general, whether a debt instrument is classified as a tax security depends on an overall evaluation of the nature and terms of the debt instrument at the time it is issued. Debt instruments with a weighted average maturity of five years or less generally have not qualified as tax securities, whereas debt instruments with a weighted average maturity of ten years or more generally have qualified as tax securities. The Old Notes and the Exchange Notes have terms in excess of five years, but less than ten years, and other features consistent with tax securities.

    Although it is not free from doubt, Doe Run intends to take the position that the Old Notes and the Exchange Notes qualify as tax securities. If so treated, a Holder should not recognize loss on the exchange, and should not recognize gain on the exchange unless the "principal amount" of the Exchange Notes exceeds the "principal amount" of the Old Notes.

    There is some uncertainty with respect to the meaning of "principal amount" as used in Sections 354 and 356 of the Code. If "principal amount" means the stated principal amount of the Old Notes and the Exchange Notes, then Holders should not recognize any gain on the exchange because the stated principal amount of the Exchange Notes will be less than the stated principal amount of the Old Notes exchanged therefor. In addition, in this case, the Holder's tax basis in the Exchange Notes and Warrants received will in the aggregate equal the Holder's adjusted tax basis in the Old Notes surrendered (and will be allocated between the Exchange Notes and the Warrants based on their relative values on the Closing Date), and the Holder's holding period in the Exchange Notes and the Warrants will include its holding period for the Old Notes surrendered.

    However, it is possible that "principal amount" with respect to the Old Notes is their "adjusted issue price" and, with respect to the Exchange Notes, their "issue price." The adjusted issue price of the Old Notes would be equal to their original issue price, increased by any original issue discount ("OID") previously includible in the income of the Holders, minus any payments to the Holders in respect of such accrued OID. There is some uncertainty with respect to the issue price of the Exchange Notes, depending upon whether they (or the Old Notes) are treated as publicly traded. The Treasury regulations provide that property is treated as publicly traded if, among other things, it appears on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers, or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers or traders, or actual prices of recent sales transactions. Alternatively, a debt instrument may be treated as publicly traded if price quotations are readily available from dealers, brokers or traders, unless one of the safe harbors provided under the Treasury regulations apply to the debt instrument, in which case it may not be treated as publicly traded property. Doe Run intends to treat the Old Notes as publicly traded. There is no assurance, however, that the IRS would agree with this position.

    If the Old Notes (or the Exchange Notes) are publicly traded, the issue price of the Exchange Notes would be equal to the fair market value (i.e., the trading price) of the Exchange Notes or the Old Notes as of the Closing Date. In this case, if the trading price of the Exchange Notes or the Old Notes exchanged therefor (reduced by any amount representing accrued but untaxed interest or OID) is less than or equal to the adjusted issue price of the Old Notes surrendered, a Holder would not recognize any gain on the exchange. Doe Run believes that the trading price of the Exchange Notes and/or the Old Notes should be less than or equal to the adjusted issue price of the Old Notes, and therefore Holders should not recognize any gain on the exchange. However, there can be no assurances in this regard. If the trading price of the Exchange Notes or the Old Notes on the Closing Date (reduced by any amount representing accrued but untaxed interest or OID) is greater than the adjusted issue price of the Old Notes surrendered, a Holder would be treated as receiving boot on the exchange to the extent of such excess and would recognize any gain realized on the exchange. If neither the Old Notes nor the Exchange Notes are treated as publicly traded, the issue price of the Exchange Notes would be equal to their stated principal amount and no gain would be recognized on the exchange.

    If the Old Notes or the Exchange Notes are not treated as tax securities, then a Holder should recognize capital gain or loss equal to the difference between the issue price of the Exchange Notes and the fair market value of the Warrants received in the exchange (reduced by an amount equal to any accrued but untaxed interest and OID, determined as described below), and the Holder's tax basis in the Old Notes surrendered. The Holder's tax basis in the Exchange Notes and Warrants received will be equal to the issue price of the Exchange Notes and the fair market value of the Warrants, and the Holder's holding period in the Exchange Notes and Warrants will begin on the day after the Closing Date. Holders are urged to consult their tax advisors regarding the classification of the Old Notes and Exchange Notes as tax securities and the resulting tax consequences if the Old Notes or the Exchange Notes are not treated as tax securities. The balance of this discussion generally assumes that the Old Notes and the Exchange Notes qualify as tax securities.

ACCRUED BUT UNTAXED INTEREST AND OID

    Under Section 354(a)(2)(B) of the Code, to the extent that the Exchange Notes and the Warrants are treated as received for accrued but untaxed interest or OID on the Old Notes during the period the Holder held such Old Notes, any portion of the Exchange Notes and the Warrants that is attributable to the accrued but untaxed interest or OID will be treated as a payment of such accrued but untaxed interest or OID received. Accordingly, the portion of the Exchange Notes and Warrants attributable to accrued but unpaid interest and OID will be taxable to Holders on the Closing Date as ordinary income to the extent such Holders have not previously included the accrued but unpaid

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interest and OID on the Old Notes in income. Any such accrued but untaxed interest or OID should be allocated between the Exchange Notes and Warrants based upon the issue price of the Exchange Notes and the fair market value of the Warrants on their issue date. A Holder's basis in any Exchange Notes or Warrants received in respect of accrued but untaxed interest or OID should be equal to their respective fair market value on the Closing Date. A Holder's holding period in such Exchange Notes or Warrants will begin on the date following the Closing Date.

    Each Holder of Old Notes should consult its own tax advisor regarding the timing of income recognition and the allocation of Exchange Notes and Warrants to accrued but untaxed interest or OID, and make its own determination regarding whether any portion of the Exchange Notes and Warrants received should be treated as received in exchange for accrued but untaxed interest or OID and regarding the timing and tax consequences of such determination.

ORIGINAL ISSUE DISCOUNT

    Doe Run intends to treat the Exchange Notes as issued with OID for U.S. federal income tax purposes. The amount of OID on the Exchange Notes is unclear. Doe Run intends to take the position that the total amount of such OID will equal (x) all amounts payable on the Exchange Notes other than "qualified stated interest" and (y) the issue price of the Exchange Notes (determined as described above). In general, qualified stated interest is stated interest that is unconditionally payable in cash; qualified stated interest does not include notes that are paid in kind. In addition, under the OID rules, for purposes of determining the yield and maturity of a debt instrument, an issuer is deemed to exercise any unconditional option that requires payments to be made on the debt instrument under an alternative payment schedule or schedules (including an option to call a debt instrument at a fixed premium) in a manner that minimizes the yield of the debt instrument. The Exchange Notes provide Doe Run with an unconditional option to pay interest solely in cash at 8.5% for payments through 2005, which would minimize the yield of the Exchange Notes (as compared to interest payable 3% in cash and 11.5% in kind). The Exchange Notes also provide Doe Run with the unconditional option to call the Exchange Notes at par within the first twelve months after they are issued, or in 2006, which would minimize the yield of the Exchange Notes (as compared to their yield if they remain outstanding after 2005 and provide for interest at an 11.75% rate). Accordingly, although not free from doubt, solely for purposes of determining the yield and maturity of the Exchange Notes, Doe Run intends to treat the Exchange Notes as providing for qualified stated interest of 8.5% and being redeemed within the first twelve months from the Closing Date or on the first date in 2006. (This treatment is solely for OID purposes, and is not an indication of whether Doe Run intends to redeem the Exchange Notes early or pay solely cash interest.) Accordingly, under this position, the Exchange Notes would be treated as issued with OID only to the extent their principal amount exceeds their issue price.

    However, under the OID rules, if an issuer does not exercise an option that the OID rules deem the issuer to exercise, then solely for purposes of the OID rules, the debt instruments are deemed to be reissued for their adjusted issue price on the date the option fails to be exercised. Accordingly, if Doe Run does not redeem the Exchange Notes within the first twelve months from the Closing Date, or by the first day in 2006, or if on any interest payment date Doe Run does not pay solely cash interest, on each such date the Exchange Notes will be deemed to be reissued, and Holders will be required to accrue additional OID.

    Holders will be required to include OID in income as it accrues on a constant yield basis, without regard to their regular method of accounting and without regard to the timing of actual payments. The amount of OID includible in a Holder's income may be adjusted based on the Holder's basis in the Exchange Note, as described below under "Acquisition Premium" and "Market Discount."

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ACQUISITION PREMIUM

    If a Holder's adjusted tax basis in an Exchange Note, immediately after the exchange, exceeds the adjusted issue price of its Exchange Note, but is equal to or less than the sum of all amounts payable on the Exchange Note other than qualified stated interest (as described above), the Holder will be considered to have acquired the Exchange Note with an "acquisition premium" in an amount equal to such excess. For these Holders, the Holder's daily portion of OID with respect to the Exchange Note will be reduced by an amount equal to the daily portion multiplied by a fraction, the numerator of which is the amount of such acquisition premium and the denominator of which is the OID remaining for the period from the date the Exchange Note was acquired to its maturity date.

    The information that Doe Run will report to the Holders of the Exchange Notes on an annual basis will not account for an offset against OID for any acquisition premium. Accordingly, each Holder should consult its tax advisor as to the determination of any acquisition premium and the resulting adjustments to the amount of reportable OID.

MARKET DISCOUNT

    A Holder that acquired an Old Note subsequent to original issuance with more than a DE MINIMIS amount of market discount will be subject to the market discount rules of sections 1276 through 1278 of the Code. If the Old Notes and the Exchange Notes qualify as tax securities, any accrued but untaxed market discount with respect to an Old Note should be carried over to the Exchange Note and should be treated as accrued market discount on the Exchange Note. If the Old Notes and the Exchange Notes do not qualify as tax securities, and no election was made to include market discount in income on a current basis, any gain recognized on the exchange will be characterized as ordinary income to the extent of the accrued market discount as of the date of the exchange.

    In addition, if a Holder's adjusted tax basis in an Exchange Note is less than its issue price, the amount of the difference generally will be treated as market discount, unless such difference is less than a DE MINIMIS amount ( 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity from the date of purchase). The issue price of the Exchange Notes will generally be their fair market value (i.e., the trading price of the Exchange Notes or the Old Notes exchanged therefor) if either are treated as publicly traded on the date of the exchange, or otherwise will generally be the principal amount of the Exchange Notes. A Holder will be required to treat any gain recognized on the sale, exchange, redemption, retirement or other disposition of an Exchange Note as ordinary income to the extent of any accrued market discount that has not previously been included in income at the time of such disposition. If a Holder disposes of an Exchange Note, other than in a nonrecognition transaction as provided in sections 1276(c) and 1276(d) of the Code, such Holder must include as ordinary income the accrued market discount as if such Holder had disposed of the Exchange Note at its fair market value. In addition, the Holder may be required to defer, until the maturity of the Exchange Note or its earlier disposition (including a disposition in a nonrecognition transaction as provided under sections 1276(c) or 1276(d) of the Code), the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Exchange Note.

    Market discount accrues ratably ("ratable method") during the period from the date of acquisition to the maturity date of an Exchange Note, unless the Holder elects to accrue market discount on a constant interest method. A Holder may elect to include market discount in income currently as it accrues, under either the ratable or constant interest method. The election to include market discount in income currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. Special rules and limitations apply to taxpayers who make this election, therefore, Holders should consult with their tax advisors before making this election.

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HOLDERS THAT DO NOT TENDER THEIR OLD NOTES

    If a Holder of Old Notes elects not to participate in the Exchange Offer (and the Holder does not receive Exchange Notes pursuant to a bankruptcy case of Doe Run), the tax consequences to such Holder will be dependent on whether the modifications to the Old Notes described in the Exchange Offer result in a "significant modification" of the Old Notes resulting in the Old Notes being considered materially different in kind or in extent.

    The applicable Treasury regulations provide that a modification of a debt instrument is "significant" if, based on the facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. The applicable Treasury regulations also provide that a change in customary accounting or financial covenants is not a significant modification.

    Doe Run believes that the modifications to the Old Notes are likely to be considered customary accounting or financial covenants, or otherwise not "economically significant" within the meaning of the applicable Treasury regulations, and accordingly Holders of the Old Notes that do not elect to participate in the Exchange Offer should not recognize gain or loss as a result of the modifications to the Old Notes. However, this conclusion is not free from doubt and no assurance can be given that the IRS will not take a different position.

    If the Proposed Amendments to the Old Notes are treated as significant modifications, the tax consequences to a Holder would depend upon whether the unmodified Old Notes and the modified Old Notes constitute tax securities. As discussed above under "The Exchange Offer," in general, whether a debt instrument is classified as a tax security depends on an overall evaluation of the nature and terms of the debt instrument at the time it is issued. Debt instruments with a weighted average maturity of five years or less generally have not qualified as tax securities, whereas debt instruments with a weighted average maturity of ten years or more generally have qualified as tax securities. The unmodified Old Notes originally had terms in excess of five years, but less than ten years, and other features consistent with tax securities. However, as of the date of the exchange, the maturity of the modified Old Notes will be less than five years. Accordingly, although not free from doubt, Doe Run believes the modified Old Notes should not constitute tax securities.

    If the Proposed Amendments to the Old Notes are treated as significant modifications and either the unmodified or modified Old Notes are not tax securities, the amount of gain or loss would be equal to the difference between
(i) the issue price of the modified Old Notes as of the date of modification (less any amounts attributable to accrued but untaxed interest or OID), and
(ii) the adjusted issue price of the unmodified Old Notes. Subject to the treatment of accrued market discount, any such gain or loss should be capital gain or loss, and such capital gain or loss would be long-term capital gain or loss if the Holder held the Old Notes for more than twelve months at the date of the modification. A Holder's tax basis in the modified Old Notes would be equal to their issue price as of the date of the modification. The issue price of the modified Old Notes would equal either the adjusted issue price of the unmodified Old Notes if the Old Notes are not treated as publicly traded, or their trading price on the date of the modification if they are treated as publicly traded (less any amount attributable to accrued but untaxed interest or OID), generally as described above, under "The Exchange Offer." The holding period for the modified Old Notes will begin on the date immediately following the date of modification. A Holder would report as ordinary income the portion of the fair market value of the modified Old Notes attributable to accrued but untaxed interest or OID on the unmodified Old Notes in the year of the deemed exchange, as described above under "--Accrued but Untaxed Interest and OID."

    If the Proposed Amendments to the Old Notes are treated as significant modifications and both the modified and unmodified Old Notes constitute tax securities, a Holder that does not tender its Old Notes should not recognize loss and should not recognize gain on the deemed exchange, unless the principal amount of the modified Old Notes (which, as described above, may be treated as their issue

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price), less any amounts attributable to accrued but untaxed interest or OID, is greater than the adjusted issue price of the unmodified Old Notes.

    If the Proposed Amendments to the Old Notes are treated as significant modifications, the modified Old Notes should be treated as issued with OID in an amount equal to all remaining payments due on the Old Notes, excluding any amounts treated as qualified stated interest, over their issue price.

WARRANTS

    Upon a sale, exchange, or other taxable disposition of a Warrant (including an exercise of the Warrants Put or a call of the Warrants for cash), a Holder should recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and the Holder's basis in the Warrant, as described above. Any such gain or loss should generally be capital gain or loss, and should be long-term capital gain or loss if the Holder owned the Warrant and/or the Old Note exchanged therefor for more than twelve months at the time of the disposition. The exercise of a Warrant for common stock of Doe Run should not be a taxable event (except with respect to cash received in lieu of fractional shares). A Holders' tax basis in the common stock received in the exchange should be equal to the Holder's basis in the Warrant (excluding any basis in the Warrant attributable to a fractional share for which the Holder receives cash). The holding period for the common stock received should include the holding period of the Warrant. Any cash received in respect of a fractional share should be treated as a payment in exchange for the fractional share and should generally give rise to capital gain equal to the difference between the cash received for the fractional share and the Holder's adjusted basis in the Warrant attributable to the fractional share.

    If at any time Doe Run makes a distribution of property to its shareholders that is taxable to the shareholders as a dividend for federal income tax purposes and the conversion ratio of the Warrants is increased, the increase may be treated as the payment of a taxable dividend to holders of the Warrants.

    Other characterizations and treatments with respect to the Warrants are possible. Holders should consult with their own tax advisors regarding the federal income tax consequences to them of the Warrants.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    A backup withholding tax and certain information reporting requirements may apply to payments of principal, premium and interest (including any OID) made to, and the proceeds of disposition of an Old Note or an Exchange Note by, a Holder. Backup withholding will apply only if:

    - the Holder fails to furnish its Taxpayer Identification Number ("TIN") to the payor in the manner required;

    - the IRS notifies the payor that the Holder has furnished an incorrect TIN;

    - the IRS notifies the payor that the Holder has failed to report properly payments of interest and dividends; or

    - under certain circumstances, the Holder fails to certify, under penalty of perjury, that it has both furnished a correct TIN and not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

    Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

    Backup withholding tax is not an additional tax. The amount of any backup withholding from a payment to a Holder will be allowed as a credit against the Holder's federal income tax liability and may entitle the Holder to a refund, provided that the required information is furnished to the IRS. Reports will be made to the IRS and to Holders that are not excepted from the reporting requirements.

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TAXATION OF NON-U.S. HOLDERS

    The following discussion is limited to the U.S. federal income and estate tax consequences to a Holder of an Old Note or an Exchange Note that is a beneficial owner of an Old Note or an Exchange Note and that is an individual, corporation, estate or trust other than a U.S. Holder (a "Non-U.S. Holder"). For purposes of the discussion below, interest (including OID, if any, on the Exchange Notes) and gain on the sale, exchange or other disposition of Old Notes or Exchange Notes will be considered to be "U.S. trade or business income" if such income or gain is: (1) effectively connected with the conduct of a U.S. trade or business, or (2) in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.

INTEREST

    Generally, interest (including OID, if any, on the Exchange Notes) paid to a Non-U.S. Holder of notes will not be subject to United States federal income or withholding tax if such interest is not U.S. trade or business income and is "portfolio interest." Generally, interest on the notes will qualify as portfolio interest if the Non-U.S. Holder:

    - is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business; and

    - certifies, under penalties of perjury, that such Holder is not a United States person and provides such Holder's name and address.

    The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to the branch profits tax. To claim an exemption from withholding in the case of U.S. trade or business income, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8ECI (in the case of U.S. trade or business income) or Form W-8BEN (in the case of a treaty), or any successor form, as applicable, prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required, in certain instances, to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, special procedures are provided under applicable regulations for payments through qualified intermediaries.

SALE, EXCHANGE OR REDEMPTION OF EXCHANGE NOTES

    Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of Exchange Notes generally will not be subject to U.S. federal income tax, unless:

    - such gain is U.S. trade or business income;

    - subject to certain exceptions, the Non-U.S. Holder is an individual who holds the notes as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition; or

    - the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

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FEDERAL ESTATE TAX

    Exchange Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his death will not be subject to U.S. federal estate tax, provided that the individual does not actually or constructively own 10% or more of the total voting power of our voting stock and income on the Exchange Notes was not U.S. trade or business income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Doe Run must report annually to the IRS and to each Non-U.S. Holder any interest (including OID, if any, on the Exchange Notes) that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

    Treasury regulations provide that the backup withholding tax and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established.

    The payment of the proceeds from the disposition of the Exchange Notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds from the disposition of the Exchange Notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a "U.S. related person"). In the case of the payment of the proceeds from the disposition of the Exchange Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the treasury regulations require information reporting (but not back-up withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

    Backup withholding is not an additional tax. Any amounts withheld under the back withholding rules may be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, provided that the required information is provided to the IRS. All certifications described above under the heading "Taxation of Non-U.S. Holders" are subject to special rules with respect to reliance standards, under which certifications provided by Holders may not be relied on under certain circumstances (for example, if Doe Run, our paying agent or the broker had actual knowledge or reason to know that the certification is false).

                                    ADVISORS

FINANCIAL ADVISOR AND INFORMATION AGENT

    Doe Run has retained Jefferies & Company, Inc. ("Jefferies") as its financial advisor and MacKenzie Partners, Inc. as its information agent in connection with the Exchange Offer. Doe Run has agreed to pay Jefferies a monthly retainer equal to $100,000 for three months (the "Monthly Retainers") and a success fee (the "Success Fee") equal to the lesser of (a) $1 million or
(b) the sum of (x) .5% of the aggregate principal amount of Senior Notes and Floaters restructured pursuant to the Exchange Offer plus (y) 1.0% of the aggregate principal amount of Senior Secured Notes restructured pursuant to the Exchange Offer; PROVIDED, HOWEVER, that the foregoing Success Fee shall not be payable on account of up to $100 million aggregate principal amount of Senior Notes and Floaters held by Regiment which are tendered for participation in, and restructured pursuant to, the Exchange Offer. The Monthly Retainers shall be credited against the Success Fee. Doe Run has also agreed to reimburse Jefferies for its reasonable out of pocket expenses incurred in connection with its engagement as Doe Run's financial advisor.

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LEGAL MATTERS

    The validity of the Exchange Notes offered hereby and certain other legal matters regarding the Exchange Notes, the Exchange Offer and the transactions will be passed upon for Doe Run by Cadwalader, Wickersham & Taft, New York, New York, counsel to Doe Run.

INDEPENDENT ACCOUNTANTS

    The consolidated financial statements and notes thereto of Doe Run as of October 31, 2001 incorporated by reference in this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances, have been audited by KPMG LLP, independent auditors, as stated in their reports with respect thereto.

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                                                                        APPENDIX

                             FINANCIAL PROJECTIONS

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances (including the Projections provided below) includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances (including the Projections provided below), including, without limitation, statements regarding financial position, budgets and plans and objectives for future operations are forward-looking statements. Although Doe Run believes that the expectations reflected in such forward-looking statements are reasonable, Doe Run can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from Doe Run's expectations ("Cautionary Statements") are disclosed in the section captioned "Risk Factors" and elsewhere in this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances. All subsequent written and oral forward-looking statements attributable to Doe Run or any person acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

RESPONSIBILITY FOR AND PURPOSE OF THE PROJECTIONS

    In connection with the development of the Exchange Offer, management has, through the development of the financial projections, contained herein (the "Projections"), analyzed the effect of the consummation of the Exchange Offer and the related transactions on Doe Run's liquidity and financial condition and future prospects. References herein to the "Restructured Doe Run" refer to the financial condition of Doe Run after giving effect to the consummation of the Transactions. These Projections were also prepared to assist the Holders in their evaluation of the Exchange Offer.

    The accompanying Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Projections set forth herein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in Doe Run's Annual Report on Form 10-K for the fiscal year ended October 31, 2001, and pro forma historical consolidated financial information contained in the Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances. The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. Most of the assumptions about the operations of the business after the assumed Closing Date which are utilized in the Projections are based, in part, on economic, competitive, and general business conditions prevailing at the time they were prepared. While such conditions have not materially changed as of the date of this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances, future changes in these conditions may materially impact the ability of Doe Run to achieve the Projections.

    The Projections were not prepared with a view towards complying with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants. Doe Run's independent auditors have neither compiled nor examined the accompanying prospective financial information to determine the reasonableness thereof and, accordingly, have not expressed an opinion or any other form of assurance with respect thereto.

    Doe Run does not as a matter of course make public projections as to future sales, earnings, or other results. In the view of Doe Run's management, the accompanying prospective financial information was prepared on a reasonable basis, reflects the best currently available estimates and

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judgments, and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of Doe Run. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances are cautioned not to place undue reliance on the prospective financial information. Accordingly, Doe Run does not intend, and disclaims any obligation, to (a) furnish updated Projections to Holders prior to the Closing Date or to new holders of Securities of Doe Run or any other party after the Effective Date, (b) include such updated information in any documents that may be required to be filed with the Securities and Exchange Commission, or (c) otherwise make such updated information publicly available.

SUMMARY OF SIGNIFICANT ASSUMPTIONS

    The Company has developed the Projections (summarized below) to assist Holders in their evaluation of the Exchange Offer and to analyze their feasibility. The projections are based upon a number of significant assumptions described below. Actual operating results and values may and will vary from those projected.

    FISCAL YEARS

    Doe Run's fiscal year ends on October 31 of the calendar year. Any reference to "Fiscal" immediately followed by a specific year means the period ending on October 31 of such year. For example, Fiscal 2001 means the last twelve months ended October 31, 2001.

    THE TRANSACTIONS

    The projections give effect to the Transactions as follows:

    - the net proceeds of $15.0 million from the New Senior Credit Facility;

    - the receipt of proceeds from the issuance of $20.0 million of redeemable Preferred Stock to Renco pursuant to the Renco Investment;

    - the exchange of $167.0 million aggregate principal amount of the Exchange Notes for $289.8 million of the aggregate principal amount of Old Notes (representing 95% of the outstanding principal amount) and the issuance of the Warrants to the Participants exercisable for up to 40% of the fully-diluted common stock of Doe Run, at an initial aggregate exercise price of $4.0 million;

    - the payment of accrued but unpaid interest and penalty through September 15, 2002 on the Old Notes remaining outstanding

    The Projections also give effect to another event related to the Transactions. In 1998, Doe Run used $125.0 million of the proceeds from the sale of the Senior Notes and Floaters to make the Special Term Deposit with BCOL. BCOL then loaned an amount equal to the Special Term Deposit to Doe Run Peru in the form of the Note Payable to Foreign Bank. Effective September 12, 2002, Doe Run offset the Special Term Deposit against the Note Payable to Foreign Bank, and, in return, Doe Run Peru delivered the Intercompany promissory note to Doe Run in an equivalent amount, plus accrued and unpaid interest for an aggregate indebtedness evidenced by the Intercompany Notes of $139.1 million. This Intercompany Note will not bear interest during the term of the BCP Revolving Credit Facility and will be pledged by Doe Run as collateral to secure Doe Run's obligations under the New Senior Credit Facility and also as collateral to secure Doe Run's obligations under the Exchange Notes.

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    TERMS AND CONSUMMATION

    The Projections assume a Closing Date of October 31, 2002. If consummation of the Exchange Offer does not occur on or before October 31, 2002, there is no guarantee that, among other things, Doe Run's liquidity will be adequate to meet Doe Run's obligations. A material reduction in Doe Run's liquidity could impact Doe Run's ability to achieve the projected results.

    ACCOUNTING TREATMENT.

    The Projections have been prepared using the basic principles of Statement of Financial Accounting Standard No. 15--Accounting by Debtors and Creditors for Troubled Debt Restructurings for periods after October 31, 2002 (Statement
No. 15). A restructuring of debt constitutes a troubled debt restructuring for purposes of Statement No. 15 if a creditor, for economic or legal reasons related to the debtor's financial difficulties grants a concession to the debtor that it would not otherwise consider. Under Statement No. 15, a debtor may not change the carrying amount of the payable at the time of restructuring unless the total future cash payments, including interest, specified by the new terms are less than the carrying amount of the payable at the time of restructuring. If the total future cash payments specified by the new terms are greater than the carrying amount of the restructured payable, then the carrying amount equals the carrying amount of the restructured payable at the time of restructuring. The premise of Statement No. 15 is that the creditor is interested in protecting its unrecovered investment and, if possible, earning a return. To the extent the total future cash payments under the restructured terms are greater than the carrying amount of that investment, the difference represents the creditors return on investment, which will be recognized as interest expense over the remaining term.

    Under the terms of the Exchange Notes, total expected future payments will be greater than the carrying amount of the Old Notes. As a result, the Company is required to record the Exchange Notes on its balance sheet at a carrying amount equal to the carrying value of the Old Notes exchanged, plus unpaid accrued interest. Statement No. 15 results in the carrying amount of the Exchange Notes on Doe Run's balance sheet exceeding the face amount of such indebtedness by $156.4 million on the Closing Date. The future effect of this accounting treatment is that the Company will recognize reduced interest expense related to the Exchange Notes during its term, because the majority of interest payments will be reflected in the carrying amount of the Exchange Notes, which results in financial statement interest expense being substantially less than the interest due on such obligation during future periods. See "Historical Pro Forma Financial Information--Accounting Treatment". In addition, instead of being amortized over the term of the related debt, all expenses of the restructuring must reduce the gain on restructuring. Any contingent amounts payable are assumed payable in the application of Statement No. 15. As a result, a gain may result in future periods if contingent amounts payable are not required. Accordingly, the projected financial statements assume that the paid in kind option of the Exchange Notes will be exercised and the related amounts are included in the future cash flows accounted for under statement No. 15 as described above.

    REVENUES

    Revenues are modeled separately for each business unit. Continuation of the current weak economic conditions in the commodities markets is forecast for the 2002, 2003 and 2004 periods. The following assumptions for commodities pricing were used for revenue Projections:

                                                                                      PROJECTED
                                       ACTUAL AVERAGE PRICE FOR NINE   ---------------------------------------
                                        MONTHS ENDED JULY 31, 2002     FISCAL 2002   FISCAL 2003   FISCAL 2004
                                       -----------------------------   -----------   -----------   -----------
Lead ($/lb.) London Metal Exchange...              0.2144                0.2088        0.2150        0.2250
Zinc ($/lb.) London Metal Exchange...              0.3557                0.3532        0.3600        0.4300
Copper ($/lb.) London Metal
  Exchange...........................              0.7050                0.6987        0.7000        0.7500
Silver ($/troy ounce) London Bullion
  Market Association.................              4.5500                4.5142        4.7500        4.5000
Gold ($/troy ounce) London Bullion
  Market Association.................              297.53                300.22        300.00        300.00

    GROSS MARGIN

    Consolidated gross margins are projected at 4.6% of net sales in 2002, 7.2% in 2003 and 8.9% in 2004. The improvement in gross margin is primarily driven by the continued operating improvements and cost-cutting initiatives; higher forecasted metal prices and increased income from hedging activity, partially offset by lower premiums for lead metal.

    SELLING, GENERAL AND ADMINISTRATIVE

    Consistent with cost-cutting initiatives, certain selling, general and administrative expenses have been significantly reduced, however, these reductions have been partially offset by increases in expenses related to historic properties remediation. The Company has maintained selling, general and administrative expenses at approximately 4% of sales for the forecast periods.

    EXPLORATION EXPENSES

    Exploration expenses are forecasted at 0.2% of sales, below historical averages.

    INCOME TAXES

    The tax expense reflects the provision for Doe Run's Peruvian subsidiaries. As a result of Doe Run's qualified subchapter S subsidiary tax status in the U.S., Doe Run is not generally subject to federal and most state income taxes. Doe Run's income is recognized as taxable income on Renco's tax return. Pursuant to a tax sharing agreement to be entered into between Doe Run and Renco on the Closing Date, Doe Run will pay certain tax distributions to Renco based upon the income tax it would have had to pay had it been a C Corporation. It is anticipated that no such tax distributions will be paid during any of the periods for which forecasts are provided herein. Distributions made while the New Senior Credit Facility or Warrants or Exchange Notes are outstanding will be limited to liabilities generated subsequent to the Closing Date without any benefit or expense for items created by or occurring prior to the Closing Date. See "Description of Equity Investment, Corporate Governance and Other Related Party Transactions--Tax Sharing Arrangements."

    CAPITAL EXPENDITURES

    Capital expenditures consist primarily of investments in environmental and operational improvements to support ongoing operations. The Projections assume a level of capital expenditures that, consistent with management's business plan, can be supported by the capital structure and forecasted operating results of the restructured Doe Run.

    INTEREST EXPENSE

    Interest expense reflects interest on the Congress/CIT Credit Facility, BCP Revolving Credit Facility, the outstanding Old Notes and other debt at generally their stated interest rates. Note that due to the application of Financial Accounting Standard No. 15 (see ACCOUNTING TREATMENT above), Doe Run's cash interest paid on the Exchange Notes shall substantially exceed the interest expense projected in Doe Run's financial statements. In addition, interest accrued on both the Exchange Notes and New Senior Credit Facility includes amounts contingently payable.

    EBITDA

    EBITDA is defined, for purposes of the Projections, as earnings before interest expense, income taxes, depreciation, depletion, and amortization. Doe Run has included EBITDA in the Projections because such data is commonly used by investors to measure a company's ability to service debt. EBITDA is not, and should not be used as, an alternative to operating income, net income or cash flow as reflected in Doe Run's consolidated financial statements incorporated by reference herein and/or as included in the Projections. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

    WORKING CAPITAL

    Components of working capital are projected primarily on the basis of historic patterns applied to projected levels of operation.

    BASIS FOR PROJECTIONS PRIOR TO OCTOBER 31, 2002

    The Projections reflect actual results of operations for periods through July 31, 2002, preliminary results of operations for August and September 2002 and management's estimates of operational results thereafter. Working capital and other balance sheet assumptions are consistent with those outlined above.

FINANCIAL PROJECTIONS

    The financial Projections prepared by management are summarized in the following tables. Specifically, the attached tables include:

        A. The Doe Run Resources Corporation and Subsidiaries Projected Consolidated Balance Sheet as of October 31, 2002 Reflecting Restructuring Adjustments;

        B. The Doe Run Resources Corporation and Subsidiaries Projected Consolidated Balance Sheet as of October 31, 2002, October 31, 2003 and October 31, 2004;

        C. The Doe Run Resources Corporation and Subsidiaries Projected Consolidated Statements of Operations for the Fiscal Years Ending October 31, 2002, October 31, 2003 and October 31, 2004; and

        D. The Doe Run Resources Corporation and Subsidiaries Projected Consolidated Statement of Cash Flows for the Fiscal Years Ending October 31, 2002, October 31, 2003 and October 31, 2004.

Captions in the attached Projections do not correspond exactly to Doe Run's historical external reporting; some captions have been combined for presentation purposes.

               THE DOE RUN RESOURCES CORPORATION AND SUBSIDIARIES

          PROJECTED CONSOLIDATED BALANCE SHEET AS OF OCTOBER 31, 2002

                      REFLECTING RESTRUCTURING ADJUSTMENTS

                             (DOLLARS IN THOUSANDS)

                                                                                                 PRO FORMA
                                       PROJECTED AT     ADJUSTMENTS FOR    STATEMENT NO. 15   BALANCE SHEET AT
                                     OCTOBER 31, 2002   THE TRANSACTIONS    ADJUSTMENTS(8)    OCTOBER 31, 2002
                                     ----------------   ----------------   ----------------   ----------------
ASSETS
Current assets:
  Cash.............................      $   5,849         $      --          $      --           $   5,849
  Trade accounts receivable, net...         59,724                --                 --              59,724
  Inventories......................        105,073                --                 --             105,073
  Prepaid expenses and other
    current assets.................         16,187            (1,355)(2)           (302)             14,530
                                         ---------         ---------          ---------           ---------
    Total current assets...........        186,833            (1,355)              (302)            185,176
Property, plant and equipment,
  net..............................        259,901                --                 --             259,901
Other noncurrent assets, net.......          5,812               344 (2)         (1,513)              4,643
                                         ---------         ---------          ---------           ---------
    Total assets...................      $ 452,546         $  (1,011)         $  (1,815)          $ 449,720
                                         =========         =========          =========           =========

LIABILITIES AND SHAREHOLDER'S
  DEFICIT
Current liabilities:
  Current maturities of long-term
    debt(1)........................      $ 368,700         $(361,424)(3)      $   4,919           $  12,195
  Accounts payable.................         42,890                --                 --              42,890
  Accrued liabilities..............         85,254           (38,730)(4)             --              46,524
                                         ---------         ---------          ---------           ---------
    Total current liabilities......        496,844          (400,154)             4,919             101,609
Long-term debt, less current
  maturities(1)....................          1,517           225,871 (3)        151,500             378,888
Other noncurrent liabilities.......         58,110               742 (5)             --              58,852
                                         ---------         ---------          ---------           ---------
    Total liabilities..............        556,471          (173,541)           156,419             539,349

Preferred stock....................             --            20,000 (6)             --              20,000

Shareholder's deficit:
  Common stock, $.10 par value,
    1,000 shares authorized, issued
    and outstanding................          5,238                --                 --               5,238
  Accumulated deficit and
    accumulated other comprehensive
    losses.........................       (109,163)          152,530 (7)       (158,234)           (114,867)
                                         ---------         ---------          ---------           ---------
    Total shareholder's deficit....       (103,925)          152,530           (158,234)           (109,629)
                                         ---------         ---------          ---------           ---------
      Total liabilities and
        shareholder's deficit......      $ 452,546         $  (1,011)         $  (1,815)          $ 449,720
                                         =========         =========          =========           =========

      See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                 NOTES TO PROJECTED CONSOLIDATED BALANCE SHEET

                      REFLECTING RESTRUCTURING ADJUSTMENTS

                             (DOLLARS IN THOUSANDS)

    THIS PROJECTED BALANCE SHEET REFLECTING RESTRUCTURING ADJUSTMENTS INTENDS TO SHOW THE EFFECTS OF THE TRANSACTIONS AND THE APPLICATION OF STATEMENT NO. 15 SEPARATELY. THE "ADJUSTMENTS FOR THE TRANSACTIONS" REFLECTS THE ADJUSTMENTS TO AFFECT THE TRANSACTIONS AS IF IT WERE NOT A TROUBLED DEBT RESTRUCTURING REQUIRING THE APPLICATION OF STATEMENT NO. 15, AND THE "STATEMENT NO. 15 ADJUSTMENTS" ARE THOSE NECESSARY TO ADJUST THE FINANCIALS, INCLUDING THE EFFECTS OF THE TRANSACTIONS FOR THE APPLICATION OF STATEMENT NO. 15.

Note: The face amount of outstanding Old Notes is $305,000, of which it is assumed 95% or $289,750 will be refinanced, and Exchange Notes issued with a face amount of approximately $167,010 resulting in a deleveraging of the Company by approximately $158,900, which includes unpaid accrued interest of approximately $36,200 related to the Old Notes exchanged. Most of the amount of this deleveraging will continue to be shown as a liability of the Company for capitalized future interest payments.

    (1) Under the application of Statement No. 15, the Company is required to record the Exchange Notes at amounts that include future interest payments such that the related carrying amounts on Doe Run's balance sheet under Statement No. 15 will substantially exceed the outstanding principal amount due on such obligations. See "Summary of Significant Assumptions--Accounting Treatment".

                                            PRINCIPAL AMOUNT AT    PRINCIPAL AMOUNT AT   FINANCIAL STATEMENT
                                              OCTOBER 31, 2002      OCTOBER 31, 2002          AMOUNT AT
LONG-TERM DEBT (INCLUDING CURRENT PORTION)  BEFORE RESTRUCTURING   AFTER RESTRUCTURING    OCTOBER 31, 2002
------------------------------------------  --------------------   -------------------   -------------------
Congress/CIT Credit Facility.............          $ 32,998              $  3,326              $  3,326
BCP Revolving Credit Facility............            28,000                28,000                28,000
New Senior Credit Facility...............                --                15,500                15,035
Exchange Notes...........................                --               167,010               323,429
Unsecured Senior Notes...................           200,000                10,000                10,000
Floating Rate Senior Secured Notes.......            55,000                 2,750                 2,750
Secured Senior Notes.....................            50,000                 2,500                 2,404
Other....................................             6,085                 6,085                 6,085
                                                   --------              --------              --------
  Total Long-Term Debt (including current
    maturities)..........................          $372,083              $235,171              $391,029
                                                   ========              ========              ========

    (2) Represents write-off of $4,144 of unamortized deferred financing costs of the Company associated with the Old Notes and the addition of $3,133 associated with costs of the Restructuring and other transactions, excluding the effects of statement No. 15.

    (3) To adjust total debt, excluding the effects of Statement No. 15, as follows:

(i)     Cancellation of the Old Notes, net of original issue
        discount....................................................  $(287,926)
(ii)    Proceeds from New Senior Credit Facility....................     15,035
(iii)   Reductions of borrowings under existing U.S. revolving
        credit facility.............................................    (29,672)
(iv)    Issuance of Exchange Notes..................................    167,010
                                                                      ---------
        Total adjustment to long-term debt (including current
        maturities).................................................  $(135,553)
                                                                      =========

        ADJUSTMENT TO CURRENT MATURITIES............................  $(361,424)
        ADJUSTMENT TO LONG-TERM DEBT (LESS CURRENT MATURITIES)......  $ 225,871

                 NOTES TO PROJECTED CONSOLIDATED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

    (4) Represents the adjustment of accrued interest on the Old Notes for the following:

(i)     To pay interest accrued on the Old Notes remaining
        outstanding.................................................  $  (1,740)
(ii)    To write off interest accrued on the Old Notes exchanged,
        excluding the effects of Statement No. 15...................    (36,245)
(iii)   To pay accrued fees related to the transactions.............       (745)
                                                                      ---------
                                                                      $ (38,730)
                                                                      =========

    (5) Represents the issuance of the Warrants at their fair value of $742 to the Exchange Note holders. The Holders of the Warrants will have the ability to require that the Warrants be repurchased, by Doe Run or Renco. Doe Run is required to account for the value of such rights as a noncurrent liability. See "Description of Certain Other Indebtedness--Warrants in Connection with Exchange Notes."

    (6) Reflects the issuance of $20,000 of Series A Preferred Stock to Renco.

    (7) Reflects the adjustment of retained deficit, excluding the effects of Statement No. 15, for (a) the gain on extinguishment of debt related to the exchange of the Old Notes and (b) the expense of the fees paid to amend the terms of the domestic credit facility:

(i)     Cancellation of the Old Notes, net of original issue
        discount....................................................  $ 287,926
(ii)    Issuance of put Warrants                                           (742)
(iii)   Issuance of Exchange Notes..................................   (167,010)
(iv)    Write-off of the accrued interest on the Old Notes..........     36,245
(v)     Unamortized current fees on the Old Notes...................     (2,185)
(vi)    Unamortized noncurrent fees on the Old Notes................     (1,959)
(vii)   Capitalization of fees incurred and expensed through the
        closing date................................................      2,070
(viii)  Restructuring fees to retire the Old Notes..................     (1,815)
                                                                      ---------
        TOTAL CHANGE IN RETAINED DEFICIT............................  $ 152,530
                                                                      =========

    (8) Under Statement No. 15, the Company is required to record the Exchange Notes at an amount equal to the carrying value of the Old Notes exchanged, including unpaid accrued interest. The following reflects the elimination of the gain on extinguishment for the application of Statement No. 15 as follows:

(i)     Write-off of financing fees related to the New Senior Credit
        Facility and Exchange Notes.................................  $  (1,815)
(ii)    Increase in debt for future interest payments, including
        amounts contingently payable, on the Exchange Notes, up to the carrying amount of the Old Notes exchanged plus unpaid
        accrued interest thereon....................................   (156,419)
                                                                      ---------
                                                                      $(158,234)
                                                                      =========

               THE DOE RUN RESOURCES CORPORATION AND SUBSIDIARIES

                     PROJECTED CONSOLIDATED BALANCE SHEETS

         AS OF OCTOBER 31, 2002, OCTOBER 31, 2003 AND OCTOBER 31, 2004

                             (DOLLARS IN THOUSANDS)

                                                                  PROJECTED AT OCTOBER 31,
                                                              --------------------------------
                                                                2002        2003        2004
                                                              ---------   ---------   --------
ASSETS
Current assets:
  Cash......................................................  $   5,849   $   2,849   $  2,849
  Trade accounts receivable, net............................     59,724      67,422     70,159
  Inventories...............................................    105,073     107,902    106,987
  Prepaid expenses and other current assets.................     14,530      13,428     13,360
                                                              ---------   ---------   --------
    Total current assets....................................    185,176     191,601    193,355
Property, plant and equipment, net..........................    259,901     252,354    253,212
Other noncurrent assets, net................................      4,643       1,526      7,436
                                                              ---------   ---------   --------
    Total assets............................................  $ 449,720   $ 445,481   $454,003
                                                              =========   =========   ========

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Current maturities of long-term debt(1)...................  $  12,195   $   7,375   $ 34,380
  Accounts payable..........................................     42,890      37,399     35,167
  Accrued liabilities.......................................     46,524      47,730     49,665
                                                              ---------   ---------   --------
    Total current liabilities...............................    101,609      92,504    119,212
Long-term debt, less current maturities(1)..................    378,888     376,137    343,518
Other noncurrent liabilities................................     58,852      57,803     55,376
                                                              ---------   ---------   --------
Total liabilities...........................................    539,349     526,444    518,106

Preferred stock.............................................     20,000      22,500     25,313

Shareholder's deficit:
  Common stock, $.10 par value, 1,000 shares authorized,
    issued, and outstanding.................................      5,238       5,238      5,238
  Accumulated deficit and accumulated other comprehensive
    losses(2)...............................................   (114,867)   (108,701)   (94,654)
                                                              ---------   ---------   --------
    Total shareholder's deficit.............................   (109,629)   (103,463)   (89,416)
                                                              ---------   ---------   --------
      Total liabilities and shareholder's deficit...........  $ 449,720   $ 445,481   $454,003
                                                              =========   =========   ========

Note: The face amount of outstanding Old Notes is $305,000, of which it is assumed 95% or $289,750 will be refinanced, and new debt issued with a face amount of approximately $167,010 resulting in a deleveraging of the Company by approximately $158,900. Most of this deleveraging (approximately $156,000) which includes unpaid accrued interest at the closing date of $36,245 will continue to be shown as a liability of the Company for capitalized future interest payments.

               THE DOE RUN RESOURCES CORPORATION AND SUBSIDIARIES

                     PROJECTED CONSOLIDATED BALANCE SHEETS

                  AS OF OCTOBER 31, 2002 AND OCTOBER 31, 2003

                             (DOLLARS IN THOUSANDS)

    (1) Under the application of Statement No. 15, the Company is required to record the Exchange Notes at amounts that include future interest payments, such that carrying amounts on Doe Run's balance sheet under Statement No. 15 will substantially exceed the outstanding principal amount due on such obligations. See "Summary of Significant Assumptions--Accounting Treatment".

                                          AT OCTOBER 31, 2002     AT OCTOBER 31, 2003     AT OCTOBER 31, 2004
                                         ---------------------   ---------------------   ---------------------
                                                     FINANCIAL               FINANCIAL               FINANCIAL
                                         PRINCIPAL   STATEMENT   PRINCIPAL   STATEMENT   PRINCIPAL   STATEMENT
                                          AMOUNT      AMOUNT      AMOUNT      AMOUNT      AMOUNT      AMOUNT
                                         ---------   ---------   ---------   ---------   ---------   ---------
TOTAL LONG-TERM DEBT (INCLUDING CURRENT
  PORTION)
Revolving Credit Facility..............  $  3,326    $  3,326    $  5,666    $  5,666    $  7,175    $  7,175
BCP Revolving Credit Facility..........    28,000      28,000      30,000      30,000      30,000      30,000
New Senior Credit Facility.............    15,500      15,035      15,500      15,221      15,500      15,407
Exchange Notes.........................   167,010     323,429     186,816     318,510     208,917     312,775
Old 11.25% Unsecured Senior Notes......    10,000      10,000      10,000      10,000      10,000      10,000
Floating Rate Senior Secured Notes.....     2,750       2,750          --          --          --          --
Secured Senior Notes...................     2,500       2,404       2,500       2,444       2,500       2,483
Other..................................     6,139       6,139       1,671       1,671          58          58
                                         --------    --------    --------    --------    --------    --------
  Total Long-Term Debt (including
    current maturities)................  $235,225    $391,083    $252,153    $383,512    $274,150    $377,898
                                         ========    ========    ========    ========    ========    ========

------------------------

(2) Includes charges for dividends payable to Renco of $0, $30 and $5,100 at October 31, 2002, 2003 and 2004, respectively. Doe Run is a qualified subchapter S subsidiary and as such is not subject to federal and most state income taxes. The dividends paid to Renco represent distributions in lieu of tax payments. See "TAX SHARING ARRANGEMENTS."

               THE DOE RUN RESOURCES CORPORATION AND SUBSIDIARIES

                PROJECTED CONSOLIDATED STATEMENTS OF OPERATIONS

  FISCAL YEARS ENDING OCTOBER 31, 2002, OCTOBER 31, 2003 AND OCTOBER 31, 2004

                             (DOLLARS IN THOUSANDS)

                                                   PROJECTED FISCAL   PROJECTED FISCAL   PROJECTED FISCAL
                                                     YEAR ENDING        YEAR ENDING        YEAR ENDING
                                                   OCTOBER 31, 2002   OCTOBER 31, 2003   OCTOBER 31, 2004
                                                   ----------------   ----------------   ----------------
Net sales........................................      $657,716           $682,537           $713,974

Costs and expenses:
  Cost of sales..................................       597,026            603,465            622,618
  Depletion, depreciation and amortization.......        30,420             30,257             28,144
  Selling, general and administrative............        26,870             28,541             28,554
  Exploration....................................         1,204              1,219              2,000
                                                       --------           --------           --------
    Total costs and expenses.....................       655,520            663,482            681,316
                                                       --------           --------           --------
    Income from operations.......................         2,196             19,055             32,658

Other expense:
  Interest, net(1)...............................        39,062             10,512              9,578
  Other, net.....................................          (805)              (153)             1,149
                                                       --------           --------           --------
Income (loss) before income tax expense..........       (36,061)             8,696             21,931
                                                       --------           --------           --------
Provision for income taxes.......................            --                 --                 --
                                                       --------           --------           --------
Income before extraordinary items................       (36,061)             8,696             21,931
Extraordinary gain (loss) on extinguishment of
  debt...........................................        (7,773)                --                 --
                                                       --------           --------           --------
Net income.......................................      $(43,834)          $  8,696           $ 21,931
Preferred dividends..............................            --             (2,500)            (2,812)
                                                       --------           --------           --------
  Net income allocable to common shareholder.....      $(43,834)          $  6,196           $ 19,119
                                                       ========           ========           ========

EBITDA
  Doe Run U.S. EBITDA............................      $ 16,491           $ 29,104           $ 38,002
  Doe Run Peru EBITDA............................        15,526             20,361             21,651
                                                       --------           --------           --------
    Consolidated EBITDA..........................      $ 32,017           $ 49,465           $ 59,653
                                                       ========           ========           ========

------------------------

(1) Under the application of Statement No. 15, the Company is required to record financial statement interest expense as above that is substantially less than the interest due on such obligations during future periods. See "Summary of Significant Assumptions--Accounting Treatment".

         PROJECTED FISCAL YEAR ENDING                 PROJECTED FISCAL YEAR ENDING
               OCTOBER 31, 2003                             OCTOBER 31, 2004
  -------------------------------------------   -----------------------------------------
    INTEREST EXPENSE                             INTEREST EXPENSE
   EXCLUDING STATEMENT    FINANCIAL STATEMENT   EXCLUDING STATEMENT   FINANCIAL STATEMENT
     NO. 15 EFFECTS        INTEREST EXPENSE       NO. 15 EFFECTS            EXPENSE
  ---------------------   -------------------   -------------------   -------------------
         $35,187                $10,512               $37,606                $9,578

Interest paid is projected to be $12,961 and $12,204 for fiscal years ending October 31, 2003 and October 31, 2004, repectively.

               THE DOE RUN RESOURCES CORPORATION AND SUBSIDIARIES

                 PROJECTED CONSOLIDATED STATEMENT OF CASH FLOWS

  FISCAL YEARS ENDING OCTOBER 31, 2002, OCTOBER 31, 2003, AND OCTOBER 31, 2004

                             (DOLLARS IN THOUSANDS)

                                                   PROJECTED FISCAL   PROJECTED FISCAL   PROJECTED FISCAL
                                                     YEAR ENDING        YEAR ENDING        YEAR ENDING
                                                   OCTOBER 31, 2002   OCTOBER 31, 2003   OCTOBER 31, 2004
                                                   ----------------   ----------------   ----------------
Cash flows from operating activities:
Net Income allocable to common shareholder.......      $(43,834)          $  6,196           $ 19,119
Adjustments to reconcile net income to net cash:
  Depreciation, depletion and amortization.......        30,420             30,257             28,144
  Imputed interest and amortization of financing
    costs........................................         3,409              1,284              1,282
  Extraordinary loss on debt retirement..........         7,773                 --                 --
  (Gain) loss on disposal........................             6               (117)              (150)
  Increase (decrease) resulting from changes in:
    Trade accounts receivable....................        13,281             (7,697)            (2,737)
    Inventories..................................         2,334             (2,829)               915
    Prepaid expenses and other current assets....         4,802              1,101                 68
    Accounts payable.............................        (9,155)            (5,491)            (2,232)
    Accrued liabilities..........................        24,140              1,219              1,964
    Other noncurrent assets and liabilities,
      net........................................        (6,026)             3,449            (11,537)
                                                       --------           --------           --------
      Net cash provided by operating
        activities...............................        27,150             27,372             34,836

Cash flows from investing activities:
  Capital expenditures--Doe Run U.S..............        (8,937)           (11,776)           (10,825)
  Capital expenditures--Doe Run Peru.............       (16,086)           (11,000)           (18,155)
  Proceeds from asset disposals..................            58                201                200
                                                       --------           --------           --------
      Net cash used by investing activities......       (24,965)           (22,575)           (28,780)

Cash from financing activities:
  (Paid) borrowed on Congress/CIT Credit facility
    and BCP Revolving Credit Facility (Net)......       (27,055)             4,340              1,509
  Payments on Old Notes..........................            --             (2,750)                --
  Paid on Exchange Notes.........................            --             (4,918)            (5,922)
  Borrowed on New Senior Credit Facility.........        15,500                 --                 --
  Dividends......................................            --                 --                (30)
  Paid on other debt.............................        (4,251)            (4,469)            (1,613)
  Payment of financing costs.....................        (6,793)                --                 --
  Preferred stock issued.........................        20,000                 --                 --
                                                       --------           --------           --------
      Net cash provided (used) by financing
        activities...............................        (2,599)            (7,797)            (6,056)
Decrease in cash.................................          (414)            (3,000)                --
Cash at beginning of period......................         6,263              5,849              2,849
                                                       --------           --------           --------
Cash at end of period............................      $  5,849           $  2,849           $  2,849
                                                       ========           ========           ========

I. LIQUIDATION ANALYSIS

    A. INTRODUCTION

    Section 1129(a)(7)(A) of the Bankruptcy Code provides that the bankruptcy court may not confirm a plan of reorganization as to creditors and equity interest holders in impaired classes who do not vote to accept the plan, unless the plan treatment provides the non-accepting creditors and equity interest holders at least the amount or value they would receive if the debtor were liquidated on the effective date of the plan under Chapter 7 of the Bankruptcy Code. This statutory requirement is commonly referred to as the "best interests of creditors" test.

    This liquidation analysis presents estimated amounts that would be paid to creditors and the equity interest holder in impaired classes under a hypothetical Chapter 7 liquidation. The assumptions and estimates utilized in this liquidation analysis, although considered reasonable by management, are inherently subject to significant business, economic, competitive and litigation risks, uncertainties and contingencies beyond management's control. In addition, the liquidation analysis is based upon certain assumptions with respect to liquidation decisions which could be subject to change. Accordingly, there can be no assurance that the values reflected in the liquidation analysis would be realized if the Company were, in fact, to attempt to liquidate under Chapter 7, and actual results could vary materially from those shown here.

    B. LIQUIDATION ANALYSIS ASSUMPTIONS

    Management believes the Company's operating subsidiaries would have greater value to a third party, and its claimants, as continuing businesses versus a liquidation sale of the individual assets of those operations. Therefore this analysis assumes that a liquidation of the Company's assets in the event of conversion to a Chapter 7 bankruptcy proceeding would involve the sale of its operating subsidiaries and liquidation of the remaining assets. In order to maintain customer contracts and avoid the interruption of, or decline in, services provided to the operating subsidiaries' customers, which management believes is vital to retaining any meaningful value in the subsidiaries, the Company assumes the sale process would be completed on an accelerated timeframe over a 60-day period. The liquidation of the Company's assets assumes that the residual asset disposition process would also take place on an accelerated basis and that the assets would be sold on an "as is" condition without any contractual representations and warranties since there will be no one to provide indemnification after the sale. The liquidation value was therefore determined based on numerous assumptions that management believes are reasonable under such circumstances, but may not necessarily occur if the liquidation were pursued.

    OPERATING SUBSIDIARY VALUE ASSUMPTIONS. The following assumptions were used to derive a range of total enterprise values ("TEV") that could potentially be received in a sale of the Company's Doe Run Peru, Buick, and Fabricated Products operating subsidiaries.

    - TEV for each operating subsidiary was determined by multiplying each subsidiary's pro forma historical EBITDA for the latest twelve months ending July 31, 2002 by an estimated valuation multiple. For purposes of the liquidation analysis, EBITDA is defined as earnings before interest expense, interest income, income taxes, depreciation, amortization, nonrecurring items and depletion.

    - EBITDA valuation multiples used were adjusted downward to account for differences in the Company's operations and its peer group due to a significant number of qualitative factors, including:

       - Limited growth prospects of the Company relative to the peer group;

       - Foreign economics and political risk associated with Doe Run operations;

       - Uncertainty associated with environmental liabilities tied to domestic and Peruvian operations, including EPA and PAMA issues;

       - Generally higher capital expenditures associated with the Company's operations; and

       - Potential for lower or "bottom" bids resulting from a sale in distressed situation.

An accelerated sale discount of 25% was applied to the liquidation values of the operating subsidiaries to reflect the potential for lower bid prices and the potential that fewer buyers would be interested in bidding due to the abbreviated due diligence time. It is not unusual for much greater discounts to result from a Chapter 7 liquidation sale process depending, among other things, on the length of time a Chapter 7 trustee can operate a business without significant diminution in the business resulting from a loss of key employees, customers and suppliers. In addition, no assurance can be given that actual EBITDA of the operating subsidiaries would not decline by a material amount, as is often the case for businesses operating in Chapter 11 or Chapter 7 bankruptcy proceedings, and that therefore bid prices would be reduced. In addition, no assurance can be given that actual EBITDA of the operating subsidiaries would not decline by a material amount, as is often experienced by businesses operating in Chapter 11 or Chapter 7 bankruptcy proceedings, and that therefore bid prices would be reduced.

                                                                            BUICK
                                                         DOE RUN PERU,    RECYCLING       FABRICATED
                                                           S.R.A.(2)     DIVISION(2)   PRODUCTS, INC.(2)
                                                         -------------   -----------   -----------------
                                                                      (DOLLARS IN MILLIONS)
LTM EBITDA(1)..........................................      $ 24.0         $15.5            $ 3.1
Estimated Valuation Multiple...........................         5.0x          5.0x             5.0x
                                                             ------         -----            -----
  Total Enterprise Value...............................      $120.0         $77.5            $15.5
                                                             ======         =====            =====

------------------------

(1) For the last twelve months ended July 31, 2002.

(2) Excludes any allocation for corporate overhead.

    LIQUIDATION ASSUMPTIONS FOR THE DOE RUN RESOURCES CORPORATION. The following liquidation analysis is an estimate of the proceeds that may be generated as a result of a hypothetical chapter 7 liquidation of the remaining assets of Doe Run Resources, after the sale of the operating subsidiaries. The analysis is based upon a number of significant assumptions that are described. The liquidation analysis does not purport to be a valuation of the Company's assets and is not necessarily indicative of the values that would be realized in an actual liquidation.

                                             BOOK VALUE AS OF   LIQUIDATION RECOVERY   LIQUIDATION RECOVERY
                                              JULY 31, 2002          PERCENTAGE               AMOUNT
                                             ----------------   --------------------   --------------------
                                                                    ($ IN THOUSANDS)
Cash and cash equivalents (1)..............      $     --                 100%               $    --
Trade accounts receivable, net (2).........        23,635                  95%                22,453
Inventories (3)............................        35,174                  57%                19,922
Prepaid expenses and other current
  assets (4)...............................         9,708                   0%                    --
Property, plant and equipment, net (5).....        96,164                  19%                18,407
Other assets (6)...........................         5,335                   0%                    --
Special term deposit (7)...................       125,000                   0%                    --
                                                 --------                                    -------
  Total assets.............................      $295,016                                    $60,782
                                                 ========                                    =======

Proceeds available to Claims...............                                                  $60,782

------------------------

(1) "Cash and cash equivalents" consists of direct deposit accounts.

(2) The Company projects that "trade accounts receivable" are highly collectible because of the short-term need of customers to continue to receive product.

(3) "Inventories" consist of the following:

                                     BOOK VALUE AS OF   LIQUIDATION RECOVERY   LIQUIDATION RECOVERY
                                      JULY 31, 2002          PERCENTAGE               AMOUNT
                                     ----------------   --------------------   --------------------
                                                            ($ IN THOUSANDS)
Finished metals and concentrates...       $12,368                  95%               $11,750
Metals and concentrates in
  process..........................        11,781                  60%                 7,069
Materials, supplies and repair
  parts............................        11,025                  10%                 1,103
                                          -------                                    -------
  Total inventories................       $35,174                                    $19,922
                                          =======                                    =======

(4) "Prepaid expenses and other current assets" in a chapter 7 liquidation scenario are projected to be unrecoverable.

(5) "Property, plant & equipment" consist of the following categories with the following projected recoveries:

                                     BOOK VALUE AS OF   LIQUIDATION RECOVERY   LIQUIDATION RECOVERY
                                      JULY 31, 2002          PERCENTAGE               AMOUNT
                                     ----------------   --------------------   --------------------
                                                            ($ IN THOUSANDS)
Land...............................      $   6,059               30%                 $ 1,818
Buildings and improvements.........         33,373               10%                   3,337
Machinery and equipment............        124,898               10%                  12,490
Mineral interests..................         31,313                2%                     626
Construction in progress...........          6,801                2%                     136
                                         ---------                                   -------
  Gross property, plant and
    equipment......................        202,444                                    18,407
Less: Accumulated depreciation and
  depletion........................       (106,280)                                       --
                                         ---------                                   -------
  Total property, plant and
    equipment......................      $  96,164                                   $18,407
                                         =========                                   =======

(6) "Other assets" are projected to be unrecoverable.

(7) "Special term deposit" represents a deposit made in the Banco de Credito Peru as collateral for a loan made to Doe Run Peru. In a Chapter 7 liquidation of the Company, the Deposit would be used to cancel the loan to Doe Run Peru.

    ORDER OF DISTRIBUTION. The Chapter 7 liquidation assumes the following order of distribution in accordance with Section 726 of the Bankruptcy Code:

    - Secured Claims entitled to a superpriority status approved by the Bankruptcy Court;

    - Allowed Secured Claims;

    - Allowed Chapter 7 Administrative Claims;

    - Allowed Chapter 11 Administrative Claims;

    - Allowed Priority Claims;

    - Allowed General Unsecured Claims; and

    - Equity Interests.

    The Company's creditor and equity interest holder have claims that are subordinate to those at the subsidiary companies. Therefore the Company's claimants would be repaid with the remaining proceeds, if any, in the order of distribution noted above, after meeting subsidiary claims likely to require payment as a result of the sale of the subsidiary companies.

    C. OTHER LIQUIDATION ASSUMPTIONS.

    - The liquidation analysis is based on the Company's balance sheet as of July 31, 2002;

    - The Company's operating subsidiaries would be sold on an accelerated schedule within a 60-day time period. Management believes this abbreviated schedule would be necessary to maintain customer contracts and relationships and retain any meaningful value in the subsidiaries. The residual Doe Run Resources assets would also be liquidated on an accelerated schedule; and

    - No asset value has been attributed to potential preferences, fraudulent transfers or other possible recoveries through potential lawsuits.

    D. PREPACKAGED PLAN ASSUMPTIONS

    The Prepackaged Plan is expected to result in full recovery to the Credit Facilities and capital lease providers and partial recovery to all other creditors of the Company. In a Chapter 7 liquidation process, the Senior Note holders would likely be included in the pool of General Unsecured Claims and would receive their pro rata share of distributable proceeds at this pool. Assuming 100% participation in the Exchange Offer, the Prepackaged Plan provides for compensation to the Senior Note holders of $175.8 million of Exchange Notes and Warrants representing 40% of the fully diluted Common Stock of the Company.

    E. CONCLUSION

    Management believes, as a result of the liquidation analysis, that the Prepackaged Plan will provide creditors with greater value than they would receive in a Chapter 7 bankruptcy liquidation process.

    The following liquidation analysis provides a comparison of the estimated recoveries in a Chapter 7 liquidation with estimated recoveries under the Prepackaged Plan. ($ in thousands)

Potential Value of Saleable Operations (1)
  Doe Run Peru, S.R.A.......................................  $120,000
  Buick Recycling Division..................................    77,500
  Fabricated Products, Inc..................................    15,500
                                                              --------
    Total Estimated Value...................................   213,000
  Less: Forced/Accelerated Sale Discount (2)................        25%
                                                              --------
    Estimated Proceeds from Sale of Assets..................   159,750

Less: Subsidiary Debt Assumed or Repaid
  Peruvian Credit Facility..................................   (34,800)
  Sale/Leaseback Obligations................................    (6,994)
                                                              --------
    Net Subsidiary Value....................................   117,956

Plus: Liquidation Value of Doe Run Resources Assets (3)         60,782
  Less: Estimated Costs to Ready Assets for Sale............   (20,000)
                                                              --------
    Net Other Doe Run Resources Asset Value.................    40,782

TOTAL SUBSIDIARY AND DOE RUN RESOURCES NET ASSET VALUE......   158,738

Less: Costs Associated with Liquidation
  Liquidation/Asset sales costs (4).........................    (2,396)
  Domestic litigation settlement costs (5)..................    (2,000)
  Corporate overhead/administrative and employee costs
    during Chapter 7........................................    (2,500)
  Chapter 7 Trustee Fees (6)................................    (4,762)
  Chapter 7 Professional Fees...............................    (1,500)
  Chapter 11 Administrative and Professional Fees...........    (1,000)
                                                              --------
    Total Costs Associated with Liquidation.................   (14,158)

ESTIMATED PROCEEDS FOR DISTRIBUTION TO DOE RUN RESOURCES
  CLAIMANTS                                                    144,580

Less: Secured Claims of Doe Run Resources (7)                  (76,249)
                                                              --------

ESTIMATED PROCEEDS FOR DISTRIBUTION TO DOE RUN RESOURCES
  UNSECURED CLAIMANTS (8)                                     $ 68,331
                                                              ========

Unsecured Claims of Doe Run Resources
Total Unsecured Claims of Doe Run Resources (excluding
  Senior Notes Claims) (9)..................................  $ 97,694
Senior Notes Claims (10)....................................   339,350
                                                              --------
  Total Unsecured Claims of Doe Run Resources...............   437,044

ESTIMATED LIQUIDATION PROCEEDS AVAILABLE TO NOTEHOLDERS
  (77.6%)...................................................  $ 53,056
                                                              ========
ESTIMATED LIQUIDATION PROCEEDS AVAILABLE TO REMAINING
  UNSECURED CLAIMANTS (22.4%)...............................  $ 15,275
                                                              ========
ESTIMATED LIQUIDATION PROCEEDS AVAILABLE TO EQUITY INTEREST
  HOLDER....................................................  $     --
                                                              ========

ESTIMATED VALUE TO NOTEHOLDERS IN THE PREPACKAGED PLAN:
  New Exchange Notes (11)...................................  $175,800
  Warrants (12).............................................     4,000
                                                              --------
    TOTAL ESTIMATED VALUE TO NOTEHOLDERS....................  $179,800
                                                              ========

------------------------

(1) Estimated values based on assumed sale multiple of 5.0x EBITDA for latest twelve months ended July 31, 2002, excluding corporate overhead. Does not include contingent liabilities for PAMA obligations in Peru.

(2) Discount based on a maximum 60-day sale process, which management believes is necessary to preserve customer contracts and relationships and retain any meaningful value in the subsidiaries.

(3) Based on management's estimate of liquidation value.

(4) Assumes 1.5% of professional fees and expenses for sale of subsidiaries.

(5) Management's estimate of legal and other expenses associated with outstanding litigation.

(6) Based on 3% of distributable proceeds per Chapter 7 Bankruptcy Code.

(7) Includes repayment of CIT/Congress Facility of $38.0 million, property taxes of $6.1 million, and payroll, related taxes and employee benefits of $32.0 million as of July 31, 2002.

(8) Does not include any post petition bankruptcy claims that may be filed by the U.S. government for Superfund claims.

(9) Includes underfunded defined pension plan (pension benefit obligation in excess of plan assets) of $21.8 million and underfunded postretirement benefit plan of $10.7 million as of October 31, 2001, and environmental liabilities of $18.7 million, accounts payable of $40.7 million, accrued professional fees of $1.3 million and other liabilities of $4.5 million as of July 31, 2002.

(10) Includes accrued and unpaid interest at September 15, 2002.

(11) Assumes 100% participation into Exchange Offer.

(12) Based on the initial, minimum aggregate exercise price.

                       THE DOE RUN RESOURCES CORPORATION
 AMENDED AND RESTATED EXCHANGE OFFER, CONSENT SOLICITATION AND SOLICITATION OF
                              ACCEPTANCES FOR ALL
                                  OUTSTANDING
                11.25% SENIOR SECURED NOTES DUE 2005, SERIES B;
                  11.25% SENIOR NOTES DUE 2005, SERIES B; AND
             FLOATING INTEREST RATE SENIOR NOTES DUE 2003, SERIES B

Facsimile copies of the Letters of Transmittal and Ballots, properly completed and duly executed, will be accepted. The Letters of Transmittal and any other required documents should be sent or delivered by each holder or his broker, dealer, commercial bank or other nominee to the Exchange Agent and Ballot Agent at its address set forth below.

    THE EXCHANGE AGENT FOR THE EXCHANGE OFFER AND THE BALLOT AGENT FOR THE SOLICITATION OF ACCEPTANCES IS:

                      STATE STREET BANK AND TRUST COMPANY


   BY HAND DELIVERY OR OVERNIGHT COURIER:                        BY MAIL:
            2 Avenue de LaFayette                          2 Avenue de LaFayette
                  5th Floor                             Corporate Trust Department,
         5th Floor Boston, MA 02111                          Boston, MA 02111

                            FACSIMILE TRANSMISSION:
                                 (617) 662-1452

                             CONFIRM BY TELEPHONE:
                                 (617) 662-1603

    Questions or requests for assistance or additional copies of this Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances or the Letters of Transmittal and/or Ballots may be directed to the Information Agent at its address and telephone numbers set forth below. Beneficial Owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Exchange Offer or Solicitation of Acceptances.

THE INFORMATION AGENT FOR THE EXCHANGE OFFER AND SOLICITATION OF ACCEPTANCES IS:

                                     abcdef

                               105 Madison Avenue
                            New York, New York 10016
                                 (212) 929-5500
                                 (Call Collect)
                                       or
                           (800) 322-2885 (Toll Free)

                         Email: proxy@mackenziepartners.com

                                                                       EXHIBIT A

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:
                                                              Chapter 11
THE DOE RUN RESOURCES CORPORATION,
                                                              Case Nos.
                                              Debtor.

                                                              (Jointly Administered)

                        DEBTOR'S PLAN OF REORGANIZATION

                                          Submitted by:
          ----------------------------------------------------------------------
                                          [Barry N. Seidel]
                                          [CADWALADER, WICKERSHAM & TAFT]
                                          [100 Maiden Lane]
                                          [New York, NY 10038]
                                          [(212) 504-6000]

Dated:    October   , 2002

    The above-captioned debtor and debtor-in-possession, The Doe Run Resources Corporation (the "Debtor"), proposes the following plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code.

                                   ARTICLE 1
                                  DEFINITIONS

    The following terms used in the Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires. Any terms defined in the Solicitation Document and not otherwise defined herein shall have the meanings set forth in the Solicitation Document when used herein. Any term used in the Plan, whether or not capitalized, that is not defined in the Plan or in the Solicitation Document, but that is defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meaning set forth in the Bankruptcy Code or the Bankruptcy Rules.

    1.1. ADMINISTRATIVE CLAIMS: The collective reference to all Claims for costs and expenses of administration of these Cases with priority under Bankruptcy Code Section 507(a)(1), costs and expenses allowed under Bankruptcy Code Section 503(b), the actual and necessary costs and expenses of preserving the estate of the Debtor and operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor pursuant to Bankruptcy Code Section 365 or otherwise, professional fees and expenses of the Debtor and any official committee appointed in this Case pursuant to Bankruptcy Code Section 1102, in each case to the extent allowed by a Final Order of the Bankruptcy Court under Bankruptcy Code SectionSection 330(a) or 331.

    1.2. AFFILIATE: This term shall have the meaning assigned to it in Bankruptcy Code Section 101(2).

    1.3.  ALLOWANCE DATE:  The date a Claim becomes an Allowed Claim.

    1.4. ALLOWED ADMINISTRATIVE CLAIM: Any Administrative Claim that is an Allowed Claim; PROVIDED, HOWEVER, that, unless an extension of time is granted in writing by the Debtor, a Holder of any Administrative Claim arising prior to the Confirmation Date--other than for goods or non-professional services provided to the Debtor during the bankruptcy proceedings in the ordinary course of business--must file a request for payment on or before the thirtieth (30th) day following the Confirmation Date in order to have such Administrative Claim eligible to be considered an Allowed Administrative Claim.

    1.5.  ALLOWED CLAIM:  Any Claim against the Debtor to the extent that
(i) such Claim has not been withdrawn, paid in full, or otherwise deemed satisfied in full, (ii) proof of such Claim was filed on or before the Claims Filing Bar Date (or, if not filed by such date, proof of such Claim was filed with leave of the Bankruptcy Court, after notice and a hearing) or, if no proof of claim is so filed, which Claim, as of the Confirmation Date, is listed by the Debtor in its Schedules as liquidated in amount, not disputed, and not contingent, and (iii) no objection to the allowance of such Claim has been interposed on or before the Claims Objection Bar Date or such an objection having been so interposed, to the extent that such Claim is allowed by a Final Order; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained herein, any Claim specifically deemed allowed or disallowed in this Plan shall be, or not be (as the case may be), an Allowed Claim to the extent so specifically provided in this Plan. Unless otherwise ordered by the Bankruptcy Court prior to Confirmation, or as specifically provided to the contrary in this Plan with respect to any particular Claim, an "Allowed Claim" shall not include
(i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive or exemplary damages, or (iii) any fine, penalty, or forfeiture.

    1.6.  ALLOWED CLASS   CLAIM:  Any Allowed Claim in the particular Class
described.

    1.7.  ALLOWED PRIORITY CLAIM:  Any Priority Claim that is an Allowed Claim.

    1.8.  ALLOWED REJECTION CLAIM:  Any Rejection Claim that is an Allowed
Claim.

    1.9.  ALLOWED TAX CLAIM:  Any Tax Claim that is an Allowed Claim.

    1.10. AMENDED BY-LAWS: The Reorganized Debtor's by-laws, on or after the Effective Date, in substantially the form to be attached to the Plan Supplement.

    1.11. ASSETS: All of the right, title, and interest of the Debtor in and to any and all assets and property, whether tangible, intangible, real, or personal, that constitute property of the Debtor's Estate within the purview of Bankruptcy Code Section 541, including without limitation, any and all claims, causes of action, or rights of the Debtor under federal or state law.

    1.12. BANKRUPTCY CLAIMS: All claims, rights, and causes of action created in favor of the Debtor under the Bankruptcy Code, including, but not limited to, all preference, fraudulent conveyance, and other avoidance claims, rights, and causes of action arising under Bankruptcy Code SectionSection 542 through 553.

    1.13. BANKRUPTCY CODE: The Bankruptcy Reform Act of 1978, Title 11, United States Code, as amended from time to time, and made applicable to this Case.

    1.14. BANKRUPTCY COURT: The United States Bankruptcy Court for the Southern District of New York or any other court of competent jurisdiction exercising jurisdiction over this Case.

    1.15. BANKRUPTCY RULES: The Federal Rules of Bankruptcy Procedure, promulgated under Section 2075, Title 28, United States Code, as amended from time to time, and made applicable to this Case.

    1.16.  BUICK:  The Buick Resources Recycling Facility, LLC.

    1.17. BUICK ASSET TRANSFER AGREEMENT: That certain Asset Transfer Agreement between Doe Run and Buick, together with all documents ancillary thereto, pursuant to which Reorganized Doe Run will transfer to Buick certain assets relating to its Buick division, all as more fully described in the Solicitation Document.

    1.18. BUSINESS DAY: A day other than a Saturday, Sunday, "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks in New York, New York are authorized or required by law to close.

    1.19. CASE: The case under chapter 11 of the Bankruptcy Code commenced by the Debtor on the Petition Date, styled IN RE THE DOE RUN RESOURCES CORPORATION.

    1.20. CASH: legal tender of the United States of America and equivalents thereof.

    1.21.  CIT:  The CIT Group/Business Credit, Inc.

    1.22. CLAIM: Any right to payment from the Debtor arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or any right arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date to an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

    1.23. CLAIMS FILING BAR DATE: The date designated by Final Order of the Bankruptcy Court as the last date for filing Proofs of Claim (other than with respect to Administrative Claims and Rejection Claims), if any such date is so designated by the Bankruptcy Court.

    1.24. CLAIMS OBJECTION BAR DATE: With respect to any Claim, the 60th day following the later of the Effective Date, the date such Claim is filed, and such later date as may be established from time to time by the Bankruptcy Court as the last date for filing objections to Claims.

    1.25. CLASS: A category, designated herein, of Claims or Interests that are substantially similar to the other Claims or Interests in such category as specified in Article II of the Plan.

    1.26. CONFIRMATION: The entry by the Bankruptcy Court on the docket of the Bankruptcy Court of the Confirmation Order.

    1.27.  CONFIRMATION DATE:  The date upon which Confirmation occurs.

    1.28. CONFIRMATION ORDER: The order of the Bankruptcy Court confirming the Plan.

    1.29.  CONGRESS:  Congress Financial Corporation

    1.30. CONGRESS SECURED CLAIMS: All Claims against Doe Run arising under the Existing Congress Facility.

    1.31. CREDITOR: Any Holder of any Allowed Claim against the Debtor that arose (or is based on an obligation incurred) on or before the Petition Date, including, without limitation, any Allowed Claim against the Debtor's Estate of a kind specified in Bankruptcy Code Section 502(g), (h), or (i).

    1.32.  DEBTOR:  Doe Run.

    1.33. DISPUTED CLAIM: A Claim as to which a Proof of Claim has been filed, or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn and has not been overruled or denied by a Final Order. Prior to the Claims Objection Bar Date, for the purposes of the Plan, a Claim shall be considered a Disputed Claim in its entirety if: (i) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtor in its Schedules; (ii) any corresponding Claim scheduled by the Debtor in its Schedules has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by the Debtor in its Schedules.

    1.34. DISTRIBUTION RECORD DATE: The record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated as such in the Confirmation Order.

    1.35.  DOE RUN:  The Doe Run Resources Corporation, the Debtor herein.

    1.36.  EFFECTIVE DATE:  The first Business Day: (a) that is at least
11 days after the Confirmation Date; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all conditions in Article 8 of the Plan have been satisfied or have been waived in accordance with the Plan.

    1.37. ESTATE: The estate of the Debtor in this Case, created pursuant to Bankruptcy Code Section 541.

    1.38. EXCHANGE NOTES: The new notes due 2008 of Doe Run, having substantially the terms described in the Solicitation Document.

    1.39. EXECUTORY CONTRACT: Any executory contract or unexpired lease, subject to Bankruptcy Code Section 365, between the Debtor and any other Person or Persons, specifically excluding contracts and agreements entered into pursuant to the Plan.

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    1.40.  EXISTING CONGRESS FACILITY:  Loan and Security Agreement among Doe
Run and FPI as Borrowers and Congress, as Lender (as amended, supplemented and modified to the date of the Plan) and all documents executed ancillary thereto.

    1.41.  FPI:  Fabricated Products, Inc.

    1.42. FINAL ORDER: An order or judgment entered by the Bankruptcy Court that has not been reversed, stayed, modified, or amended and that has not been and may no longer be appealed from or otherwise reviewed or reconsidered, as a result of which such order or judgment shall have become final and non-appealable in accordance with Bankruptcy Rule 8002.

    1.43. FLOATERS: The Floating Interest Rate Senior Notes due 2003, Series B, issued pursuant to the Senior Notes/Floaters Indenture.

    1.44. FLOATING NOTE CLAIMS: All Claims against Doe Run on account of, or relating to the Floaters or arising under the Senior Notes/Floaters Indenture, but only insofar as they relate to the Floaters.

    1.45. GENERAL UNSECURED CLAIMS: All Claims which are not Secured Claims, Priority Claims, Tax Claims or Administrative Claims and are not otherwise entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court.

    1.46. GUARANTORS: FPI, Doe Run Peru S.R.L., DR Land Holdings, LLC, Doe Run Cayman Ltd., and Doe Run Development S.A.C.

    1.47. HOLDER: The record owner of any Claim or Interest, unless the text otherwise specifies the beneficial owner thereof.

    1.48. INDENTURE TRUSTEE: State Street Bank and Trust Company, the entity currently serving as indenture trustee under the Old Notes Indenture.

    1.49. INITIAL DISTRIBUTION DATE: The Effective Date (or as soon thereafter as is practicable) or such other date as the Bankruptcy Court may order.

    1.50. INTERCREDITOR AGREEMENT: That certain agreement between Congress and the Lenders under the Senior Loan Agreement, setting forth certain priorities pertaining to the security interests granted under the Senior Loan Agreement and the New Congress/CIT Facility, all as more fully described in the Solicitation Document.

    1.51. INTEREST: An ownership interest in the Debtor as evidenced by an equity security (as such term is defined in Bankruptcy Code Section 101(16)) of the Debtor, any rights to any dividends or distributions as a result of such ownership, and any option, warrant, or right to acquire any such ownership interest.

    1.52. INVESTOR RIGHTS AGREEMENT: That certain Investor Rights Agreement among Reorganized Doe Run, Renco, DR Acquisition Corporation and State Street, as Warrant Agent, all as more fully described in the Solicitation Document.

    1.53. JUNIOR PARTICIPATION AGREEMENT: That certain Junior Participation Agreement among Renco, the lenders under the New Congress/CIT Facility and Congress, as Agent for the Lenders, pursuant to which Congress shall, under certain circumstances, make advances to Doe Run in an aggregate amount of up to $15 million, all as more fully described in the Solicitation Document as the Renco Credit Support.

    1.54. LIEN: Any lien, security interest, or other charge or encumbrance of any kind, or any other type of preferential arrangement, easement, right of way, or other encumbrance on title to real property.

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    1.55.  NWAPAS:  The Net Worth Appreciation Agreements between Doe Run and certain of its employees, all as more fully described in the Solicitation Document.

    1.56. NEW CONGRESS/CIT FACILITY: That certain Amended and Restated Loan and Security Agreement by and among Reorganized Doe Run, Buick and FPI as Borrowers, DR Land Holdings LLC as Guarantor, Congress as Agent, CIT, as Co-Agent, and the Financial Institutions named therein as Lenders, all as more fully described in the Solicitation Document.

    1.57. NEW DOE RUN WARRANTS: Warrants to purchase shares of Old Doe Run Common Stock as more fully described in the Solicitation Document, to be issued and distributed in the manner provided by the Plan.

    1.58. NEW INDENTURE: The indenture pursuant to which the Exchange Notes will be issued, and all documents executed ancillary thereto including those pursuant to which the collateral securing Reorganized Doe Run's obligations under the New Indenture shall be granted, all as more fully described in the Solicitation Document.

    1.59.  NEW SECURITIES:  The Exchange Notes and Warrants, collectively.

    1.60. NOMINEE: For any Holder of a Claim or Interest, the designated representative of any such Holder.

    1.61. OLD DOE RUN COMMON STOCK: The common stock, par value $.10 per share, of Doe Run, and any options, warrants, or rights, contractual or otherwise, to acquire shares of such common stock, existing prior to the Effective Date.

    1.62.  OLD NOTEHOLDERS:  Collectively, the Holders of the Old Notes.

    1.63. OLD NOTES: The Senior Notes, Floaters and the Senior Secured Notes, collectively.

    1.64. OLD NOTES INDENTURE: The Senior Notes/Floaters Indenture and Senior Secured Notes Indenture, collectively.

    1.65. PERSON: An individual, a corporation, a partnership, limited liability company, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.

    1.66. PETITION DATE: The day upon which the petition for relief under Chapter 11 with respect to the Debtor was filed.

    1.67. PLAN: This Plan of Reorganization and all supplements and exhibits hereto, as the same may be amended or modified by the Debtor from time to time pursuant to and in accordance with the Plan, the Bankruptcy Code, and the Bankruptcy Rules.

    1.68. PLAN DOCUMENTS: The documents and forms of documents specified or referenced in, and/or to be executed by Reorganized Doe Run pursuant to the terms of, the Plan, as such documents and forms of documents may be amended and/or supplemented from time to time in accordance with their respective terms, including any and all documents and instruments necessary for any to become effective.

    1.69. PLAN SUPPLEMENT: The supplement, containing copies of the Plan Documents, which shall be filed with Bankruptcy Court. The Plan Supplement is incorporated into, and is a part of, this Plan as if set forth in full herein and all references to this Plan shall refer to this Plan together with all documents contained in the Plan Supplement. The Plan Supplement (containing drafts or final versions of the Plan Documents) will be filed with the Bankruptcy Court at least three (3) Business Days prior to the deadline fixed for filing objections to confirmation of this Plan.

    1.70. PREFERRED STOCK PURCHASE AGREEMENT: That certain Stock Purchase Agreement between Reorganized Doe Run and Renco, pursuant to which Renco shall agree to purchase from Reorganized Doe Run and Reorganized Doe Run will agree to sell Renco $20 million aggregate liquidation preference of the Series A Redeemable Preferred Stock of Reorganized Doe Run, all as more fully described in the Solicitation Document.

    1.71. PRIORITY CLAIMS: All Claims that are entitled to priority pursuant to Bankruptcy Code Section 507(a) or (b) and that are not Administrative Claims or Tax Claims.

    1.72. PROFESSIONAL[S]: Any professional(s) employed in this Case pursuant to Bankruptcy Code Section 327 or Section 1103 or otherwise, and any professional(s) seeking compensation or reimbursement of expenses in connection with this Case pursuant to Bankruptcy Code SectionSection 330, 331, and/or 503(b)(4).

    1.73. PROFESSIONAL FEES: All fees due and owing to any Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

    1.74. PROOF OF CLAIM: Any written statement filed under oath in this Case by a Creditor in which such Creditor sets forth the amount owed and sufficient detail to identify the basis for a Claim.

    1.75. PRO RATA: Proportionately, so that a Pro Rata distribution with respect to an Allowed Claim of a particular Class bears the same ratio to all distributions on account of a particular Class or Classes, as the dollar amount of such Allowed Claim bears to the dollar amount of all Allowed Claims and Disputed Claims in such Class or Classes.

    1.76. REINSTATED OR REINSTATEMENT: Either (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim unimpaired in accordance with Bankruptcy Code
Section 1124 or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code Section365(b)(2); (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim; PROVIDED, HOWEVER, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish the Reinstatement.

    1.77. REJECTION CLAIMS: All Claims arising as a result of the Debtor's rejection of Executory Contracts pursuant to Bankruptcy Code SectionSection 365 and 1123, subject to the limitations provided in Bankruptcy Code Section 502(b).

    1.78.  RENCO:  The Renco Group, Inc.

    1.79. REORGANIZED DOE RUN: Doe Run, as reorganized on and after the Effective Date.

    1.80. RESTATED CERTIFICATE OF INCORPORATION: Reorganized Doe Run's certificate of incorporation, on or after the Effective Date, in substantially the form to be attached to the Plan Supplement.

    1.81. SCHEDULES: The schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtor, if any, as such schedules or statements may be amended

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or supplemented from time to time in accordance with Federal Rule of Bankruptcy
Procedure 1009 or orders of the Bankruptcy Court.

    1.82. SECURED CLAIMS: All Claims that are secured by a valid, perfected, enforceable, and non-avoidable Lien on any of the Assets of the Debtor or that are subject to setoff under Bankruptcy Code Section 553, to the extent of the value of the interest of each Holder of such Claim in such Debtor's interest in the liened Assets or to the extent of the amount of the setoff, as applicable; PROVIDED, HOWEVER, that if the Holder of a Secured Claim elects application of Bankruptcy Code Section 1111(b)(2), then such Holder's Claim shall be a Secured Claim to the extent such Claim is Allowed.

    1.83. SENIOR LOAN AGREEMENT: That certain Credit Agreement and all documents ancillary thereto, among Reorganized Doe Run and the Lenders signatory thereto, pursuant to which Reorganized Doe Run will be able to borrow up to an aggregate principal amount of $35.5 million, all as more fully described in the Solicitation Document, which shall be in form and substance satisfactory to the lenders signatory thereto.

    1.84. SENIOR NOTES: The 11.25% Senior Notes due 2005, Series B, issued pursuant to the Senior Notes/Floaters Indenture.

    1.85. SENIOR NOTES CLAIMS: All Claims against Doe Run on account of, or relating to, the Senior Notes or arising under the Senior Notes/Floaters Indenture, but only insofar as they relate to the Senior Notes.

    1.86.  SENIOR NOTES/FLOATERS INDENTURE:  That certain indenture dated
March 12, 1998 among Doe Run, the Guarantors named therein and State Street Bank and Trust Company, as trustee.

    1.87. SENIOR SECURED NOTES: The 11.25% Senior Secured Notes due 2005, Series B, issued pursuant to the Senior Secured Notes Indenture together with all documents, instruments and agreements related thereto or entered into in connection therewith.

    1.88. SENIOR SECURED NOTES CLAIMS: All Claims against Doe Run on account of, or relating to, the Senior Secured Notes or arising under the Senior Secured Notes Indenture.

    1.89. SENIOR SECURED NOTES INDENTURE: The certain indenture dated September 1, 1998 among Doe Run, the Guarantors named therein and State Street Bank and Trust Company, as trustee.

    1.90. SOLICITATION DOCUMENT: The Amended and Restated Exchange Offer, Consent Solicitation and Solicitation of Acceptances dated September 20, 2002 pursuant to which Doe Run is offering Holders of all of its outstanding Senior Secured Notes, Senior Notes and Floaters, the opportunity to exchange such notes for other debt securities and warrants of Doe Run as well as seeking the consents of such holders to certain amendments to the Old Indentures and seeking such holder's votes accepting the Plan and all supplements and exhibits thereto, as the same may be amended or modified.

    1.91.  STATE STREET:  State Street Bank and Trust Company.

    1.92. TAX CLAIMS: All Claims that are entitled to priority under Bankruptcy Code Section 507(a)(8).

    1.93. TAX SHARING AGREEMENT: That certain Amended Tax Sharing Agreement among Reorganized Doe Run and Renco, pursuant to which Reorganized Doe Run and Renco will agree to allocate certain tax liabilities, all as more fully described in the Solicitation Document.

    1.94. WARRANT AGREEMENT: That certain Warrant Agreement between Reorganized Doe Run and State Street, as Warrant Agent, pursuant to which Reorganized Doe Run shall issue the New Doe Run Warrants, all as more fully described in the Solicitation Document.

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                                   ARTICLE 2
                     CLASSIFICATION OF CLAIMS AND INTERESTS

    2.1. In accordance with Bankruptcy Code Section 1123(a)(1), Administrative Claims and Tax Claims have not been classified and are excluded from the following Classes. (Article 3 describes the treatment of Administrative Claims and Tax Claims.) For the purposes of the Plan, Claims against, or Interests in, the Debtor are grouped as follows in accordance with Bankruptcy Code Section 1122(a):

    2.2. CLASS 1--PRIORITY CLAIMS. Class 1 consists of all Allowed Priority Claims.

    2.3. CLASS 2A--CONGRESS SECURED CLAIMS. Class 2A consists of all Allowed Congress Secured Claims.

    2.4. CLASS 2B--SENIOR SECURED NOTE CLAIMS. Class 2B consists of all Allowed Senior Secured Note Claims.

    2.5. CLASS 2C OTHER SECURED CLAIMS. Class 2C consists of all Allowed Secured Claims, other than the Old Note Claims.

    2.6. CLASS 3A SENIOR NOTE CLAIMS. Class 3A consists of all Allowed Senior Note Claims.

    2.7. CLASS 3B--FLOATER CLAIMS. Class 3B consists of all Allowed Floater Claims.

    2.8. CLASS 3C--GENERAL UNSECURED CLAIMS. Class 3C consists of all Allowed General Unsecured Claims other than Class 3A and Class 3B Claims.

    2.9. CLASS 4--OLD DOE RUN COMMON STOCK INTERESTS. Class 4 consists of all Interests arising under or in connection with Old Doe Run Common Stock.

                                   ARTICLE 3
   TREATMENT OF ADMINISTRATIVE AND TAX CLAIMS AND STATUTORY U.S. TRUSTEE FEES

    3.1. ADMINISTRATIVE CLAIMS. Each Holder of an Allowed Administrative Claim as of the Distribution Record Date shall receive in full satisfaction of such Allowed Claim Cash equal to the amount of such Claim on the later of (i) the Initial Distribution Date and (ii) the date that is ten (10) days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim; PROVIDED, HOWEVER, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business and assumed by the Debtor shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Nothing herein shall be deemed to accelerate the Debtor's obligation to make payment on account of any Administrative Claim that is not due and owing as of the Confirmation Date or is subject to ongoing objections in the Bankruptcy Court or other court of competent jurisdiction.

    3.2. TAX CLAIMS. Each Holder of an Allowed Tax Claim as of the Distribution Record Date shall receive in full satisfaction of such Allowed Claim, at the election of the Debtor, in its sole discretion, either (i) Cash equal to the amount of such Claim on the later of (1) the Initial Distribution Date and (2) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim, or
(ii) in accordance with Bankruptcy Code Section 1129(a)(9)(C), deferred Cash payments over a period not exceeding six (6) years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the allowed amount of such Allowed Tax Claim.

    3.3. U.S. TRUSTEE FEES. Statutory fees payable to the Office of the United States Trustee pursuant to 28 U.S.C. Section1930 shall be timely paid by Reorganized Doe Run.

                                   ARTICLE 4
           TREATMENT OF CLASSES THAT ARE NOT IMPAIRED UNDER THE PLAN

    4.1. UNIMPAIRED CLASSES. Classes 1, 2C and 3C are unimpaired. Therefore, pursuant to Bankruptcy Code Section1126(f), the Holders of Allowed Claims in such Classes are conclusively presumed to have accepted the Plan. Nothing herein shall be deemed to accelerate the Debtor's obligation to make payment on account of any Claim in a Class which is not impaired under the Plan or affect the

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timing of payment under applicable nonbankruptcy law. Additionally, the Debtor shall retain all rights to dispute or challenge any Claim asserted hereunder which shall constitute a Claim in a Class which is not impaired under the Plan.

    4.2. CLASS 1--PRIORITY CLAIMS. Each Holder of an Allowed Class 1 Claim as of the Distribution Record Date shall receive, in full satisfaction of such Allowed Claim, Cash equal to the amount of such Allowed Claim on the latest of
(i) the Initial Distribution Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions. The Plan shall not alter the legal, equitable and contractual rights to which each Class 1 Claim shall be entitled.

    4.3. CLASS 2C--OTHER SECURED CLAIMS. Each Allowed Class 2C Claim shall be Reinstated such that each Allowed Class 2C Claim shall be unimpaired.

    4.4.  CLASS 3C--GENERAL UNSECURED CLAIMS.  Each Holder of an Allowed
Class 3C Claim as of the Distribution Record Date shall receive, in full satisfaction of such Allowed Claim, Cash equal to the amount of such Allowed Claim on the latest of (i) the Initial Distribution Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions. The Plan shall not alter the legal, equitable and contractual rights to which each Class 3C Claim shall be entitled.

                                   ARTICLE 5
             TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN

    5.1. IMPAIRED CLASSES. Classes 2A, 2B, 3A, 3B and 4 are impaired. Holders of Allowed Claims in Classes 2A, 2B, 3A and 3B and Holders of Allowed Interests in Class 4 are entitled to vote to accept or reject the Plan.

    5.2. CLASS 2A--CONGRESS SECURED CLAIMS. On the Effective Date, Reorganized Doe Run shall assume and pay in full when due all of the Congress Secured Claims in accordance with the terms and conditions of the New Congress/CIT Facility.

    5.3. CLASS 2B--SENIOR SECURED NOTE CLAIMS. On the Effective Date, Senior Secured Note Claims shall be deemed Allowed Class 2B Claims in the amount of $50 million and each Holder of a Senior Secured Note Claim shall be deemed to hold an Allowed Class 2B Claim in the amount of $50 million multiplied by a fraction, the numerator of which is the aggregate principal face amount of such Holder's Senior Secured Notes, and the denominator of which is $50 million. Unless a particular Holder agrees in writing to less favorable treatment of its Allowed Senior Secured Note Claims, on the Effective Date or as soon thereafter as is practicable, each Holder of an Allowed Senior Secured Note Claim shall receive from the Debtor: (a) for each $1,000 of Allowed Senior Secured Note Claim, $660 aggregate principal amount of Exchange Notes; and (b) such Holder's PRO RATA portion (sharing with all other Holders of Old Notes) of Warrants to purchase up to 40% of the aggregate outstanding Old Doe Run Common Stock. Unless such Holder indicates on its ballot or otherwise in writing prior to the Effective Date that such Holder assigns its rights and claims under all guarantees of the Senior Secured Note Claims to Reorganized Doe Run, subject to Reorganized Doe Run's agreement to forbear from seeking to enforce such guarantees against the respective makers thereof unless and until any Holder seeks to enforce such guarantees, the Exchange Notes distributed under the Plan to such Holder shall not be guaranteed by the Guarantors.

    5.4. CLASS 3A--SENIOR NOTE CLAIMS. On the Effective Date, Senior Note Claims shall be deemed Allowed Class 3A Claims in the amount of $200 million and each Holder of a Senior Note Claim shall be deemed to hold an Allowed Class 3A Claim in the amount of $200 million multiplied by a fraction, the numerator of which is the aggregate principal face amount of such Holder's Senior Notes, and the denominator of which is $200 million. Unless a particular Holder agrees in writing to less favorable treatment of its Allowed Senior Note Claim on the Effective Date or as soon thereafter as is practicable, each Holder of an Allowed Senior Note Claim shall receive from the Debtor: (a) for each

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$1,000 of Allowed Senior Note Claim, $560 aggregate principal amount of Exchange
Notes; and (b) such Holder's PRO RATA portion (sharing with all other Holders of Old Notes) of Warrants to purchase up to 40% of the aggregate outstanding Old
Doe Run Common Stock. Unless such Holder indicates on its ballot or otherwise in writing prior to the Effective Date that such Holder assigns its rights and claims under all guarantees of the Senior Note Claims to Reorganized Doe Run, subject to Reorganized Doe Run's agreement to forbear from seeking to enforce such guarantees against the respective makers thereof unless and until any Holder seeks to enforce such guarantees, the Exchange Notes distributed under the Plan to such Holder shall not be guaranteed by the Guarantors.

    5.5. CLASS 3B--FLOATING NOTE CLAIMS. On the Effective Date, Floating Note Claims shall be deemed Allowed Class 3B Claims in the amount of $55 million and each Holder of a Floating Note Claim shall be deemed to hold an Allowed
Class 3B Claim in the amount of $55 million multiplied by a fraction, the numerator of which is the aggregate principal face amount of such Holder's Floating Notes, and the denominator of which is $55 million. Unless a particular Holder agrees in writing to less favorable treatment of its Allowed Floating Note Claims, on the Effective Date or as soon thereafter as is practicable, each Holder of an Allowed Floating Note Claim shall receive from the Debtor: (a) for each $1,000 of Allowed Floating Note Claim, $560 aggregate principal amount of Exchange Notes; and (b) such Holder's PRO RATA portion (sharing with all other Holders of Old Notes) of Warrants to purchase up to 40% of the aggregate outstanding Old Doe Run Common Stock. Unless such Holder indicates on its ballot or otherwise in writing prior to the Effective Date that such Holder assigns its rights and claims under all guarantees of the Floating Note Claims to Reorganized Doe Run, subject to Reorganized Doe Run's agreement to forbear from seeking to enforce such guarantees against the respective makers thereof unless and until any Holder seeks to enforce such guarantees, the Exchange Notes distributed under the Plan to such Holder shall not be guaranteed by the Guarantors.

    5.6. CLASS 4--OLD DOE RUN COMMON STOCK INTERESTS. Holders of Class 4 Interests shall retain their equity interests in Doe Run but shall be subject to dilution as provided herein.

    5.7. DISTRIBUTION LIMITATIONS. Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made under the Plan on account of any Claim, or part thereof, (i) that is not an Allowed Claim, (ii) that has been avoided or is subject to any objection, or (iii) that would result in the Holder of such Claim receiving property having a value, as of the Effective Date, of more than 100% of the Allowed Amount of such Claim.

                                   ARTICLE 6
                      MEANS FOR IMPLEMENTATION OF THE PLAN

    6.1. AGREEMENTS ON THE EFFECTIVE DATE. In order to implement the Plan, the Debtor anticipates that the following agreements (each of which shall be a Plan Document) will be executed:

       (a) the New Congress/CIT Facility;

       (b) the Junior Participation Agreement;

       (c) the Preferred Stock Purchase Agreement;

       (d) the Senior Loan Agreement;

       (e) the New Indenture;

       (f) the Intercreditor Agreement;

       (g) the Investor Rights Agreement;

       (h) the Buick Asset Transfer Agreement;

       (i) the Tax Sharing Agreement;

       (j) the Warrant Agreement; and

       (k) the NWAPAs.

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    6.2.  EFFECTIVE DATE LIQUIDITY.  The Debtor anticipates that it will have sufficient cash from its operations, from the sale of preferred stock pursuant to the Preferred Stock Purchase Agreement, and from borrowings under the New Congress/CIT Facility and Senior Loan Agreement to make cash distributions to Creditors on the Effective Date in accordance with the Plan and to continue to operate its business.

    6.3. ISSUANCE OF NEW SECURITIES; EXECUTION OF RELATED DOCUMENTS. On the Effective Date, Reorganized Doe Run shall issue the Exchange Notes and Warrants. The issuance of New Securities by Reorganized Doe Run is hereby authorized without the need for any further corporate action. The execution and delivery by Reorganized Doe Run of all Plan Documents is hereby authorized without the need for any further corporate action. All such Plan Documents shall also become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously.

    6.4.  CORPORATE GOVERNANCE AND CORPORATION ACTION.

        (a) AMENDED BY-LAWS, AND RESTATED CERTIFICATES OF INCORPORATION. The Restated Certificate of Incorporation and Amended By-Laws shall become effective as of the Effective Date and shall, among other things:
    (i) prohibit the issuance of nonvoting equity securities, as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law and (ii) effectuate the provisions of the Plan, in each case without any further action by the shareholders or directors of the Debtor or Reorganized Doe Run.

        (b) CORPORATE ACTION. On the Effective Date, the adoption of the Restated Certificates of Incorporation or similar constituent documents, the adoption of the Amended By-Laws, the execution and delivery of each Plan Document and any other document necessary to effectuate the events contemplated herein and therein, and all other actions contemplated by the Plan, the Plan Documents, or such other documents shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Debtor or Reorganized Doe Run, and any corporate action required by the Debtor or Reorganized Doe Run in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtor or Reorganized Doe Run. On the Effective Date, the appropriate officers of Reorganized Doe Run and members of the Boards of Directors of Reorganized Doe Run are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of, and on behalf of, Reorganized Doe Run.

    6.5. NEW GUARANTEES. Each of the Guarantors and Buick shall execute a guarantee of Doe Run's obligations under the Exchange Notes in favor of each Holder who assigns its rights and claims against the Guarantors arising under their respective guarantees of the Old Notes to Reorganized Doe Run, subject to Reorganized Doe Run's agreement to forbear from seeking to enforce such guarantees against the respective makers thereof unless and until any Holder seeks to enforce such guarantees made with respect to the Old Notes.

    6.6. BOARDS OF DIRECTORS. The number of directors shall be increased on the Effective Date from one (1) to three (3). Such directors shall be selected as follows: two (2) directors shall be selected by the Holders of Class 4 Interests, and one (1) director shall be nominated by Holders of the New Doe Run Warrants, on or after the Effective Date, in accordance with the provisions of the Investor Rights Agreement. Under certain circumstances set forth in the Investor Rights Agreement and more fully described in the Solicitation Document, the holders of the New Doe Run Warrants will be entitled to elect a fourth director. At least three (3) Business Days prior to the deadline for filing objections to

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confirmation of the Plan, the Debtor shall file a certificate with the
Bankruptcy Court identifying those individuals who the Holders of Class 4 Interests propose as board members.

    6.7. OFFICERS. The officers of the Debtor immediately prior to the Effective Date shall serve as the officers of the Debtor in accordance with applicable nonbankruptcy law

    6.8.  ADMINISTRATION OF THE PLAN.

        (a) After the Effective Date, Reorganized Doe Run shall perform those responsibilities, duties, and obligations set forth herein, including without limitation, to make distributions as provided under the Plan, to object to the Allowance of any Claim and to prosecute any litigation pertaining thereto, to pay such Claims as may be later Allowed, all as contemplated by the dispute resolution procedures contained in Section 6.12 of the Plan, and to oversee and govern the continuing affairs and operations of Reorganized Doe Run on a going forward basis. Reorganized Doe Run shall not be required to be bonded with respect to making distributions to creditors under the Plan.

        (b) From and after the Effective Date, Reorganized Doe Run may retain such management, law firms, accounting firms, experts, advisors, agents, consultants, investigators, appraisers, auctioneers, or other professionals as it may deem necessary, including without limitation a disbursing agent, to aid it in the performance of its responsibilities pursuant to the terms of the Plan. It shall not be a requirement that any such parties retained by Reorganized Doe Run be a "disinterested person" (as such term is defined in Bankruptcy Code Section 101(14)), and such retained parties may include Professionals or other Persons who had previously been active in this Case on behalf of any Creditor, Interest Holder or other constituency herein.

        (c) The Board of Directors and the management of the Debtor and Reorganized Doe Run shall perform the duties and obligations imposed on them by the Plan with reasonable diligence and care under the circumstances.

        (d) The Board of Directors and management of the Debtor as of the Petition Date and Reorganized Doe Run, and any of the professionals employed or engaged by such entities, shall be defended, held harmless, and indemnified by Reorganized Doe Run, against any and all losses, claims, costs, expenses, and liabilities to which such indemnified parties may be subject by reason of such indemnified parties' execution of the duties of the Debtor and Reorganized Doe Run under the Plan, except for any claims arising against any such person or entity in connection with such person's or entity's bad faith or willful misconduct for personal monetary gain. Notwithstanding the foregoing, any action performed or undertaken by any individual shall not be directly attributable to any institution or entity with which such individual is associated or employed.

        (e) Reorganized Doe Run shall be responsible for filing any federal, state, and local tax returns for the Debtor and for Reorganized Doe Run.

        (f) To the extent the manner of performance is not specified, the Debtor and Reorganized Doe Run will have the discretion to carry out and perform all other obligations or duties imposed on them by the Plan or by law in any manner its Board of Directors so chooses, as long as such performance is not inconsistent with the intents and purposes of the Plan.

    6.9.  PROVISIONS RELATING TO OLD NOTES.

    On the Effective Date, the Old Notes shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the distributions to be made to Holders of such instruments under this Plan. After the Indenture Trustee or its agents perform their obligations under the Plan, the Plan Documents (if any), and the Old Note Indentures, the

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Indenture Trustee and its agents, successors and assigns shall be discharged of all of their obligations associated with the Old Note Indentures and related agreements and released from all Claims arising in this Case, and as of the Effective Date, such Old Note Indentures shall be deemed canceled, except that such cancellation shall not impair the rights of the Holders of the Old Notes to receive distributions under the Plan or the rights of the Indenture Trustee under its charging liens, if any, pursuant to the Indenture to the extent that the Indenture Trustee has not received payment.

    6.10. DELIVERY OF DISTRIBUTIONS; UNCLAIMED PROPERTY; UNDELIVERABLE DISTRIBUTIONS.

        (a) Except as provided in Section 6.10(c), distributions to Holders of Allowed Claims shall be made: (i) at the addresses set forth on the Debtor's Schedules, or on the respective Proofs of Claim filed by such Holders in the event that the address indicated thereon differs from that set forth on such Schedules; or (ii) at the addresses set forth in any written notices of address change delivered to the Debtor or Reorganized Doe Run (if after the Effective Date) after the date of any related Proof of Claim.

        (b) If the distribution to the Holder of any Allowed Claim is returned to Reorganized Doe Run as undeliverable, no further distribution shall be made to such Holder unless and until Reorganized Doe Run is notified in writing of such Holder's then current address. Reorganized Doe Run shall retain undeliverable distributions to be redistributed in accordance with the provisions of the Plan.

        (c) Any Holder of an Allowed Claim who does not assert a claim for an undeliverable distribution within one (1) year after the date by which such Holder was first entitled to such distribution shall no longer have any claim to or interest in such undeliverable distribution and shall be forever barred from receiving any distribution under the Plan.

        (d) Nothing contained in the Plan shall require the Debtor or Reorganized Doe Run to attempt to locate any Holder of an Allowed Claim.

    6.11. MANNER OF PAYMENTS UNDER THE PLAN. Any Cash payment to be made by Reorganized Doe Run pursuant to the Plan may be made by a check or wire transfer on a United States bank selected by Reorganized Doe Run; PROVIDED, HOWEVER, that payments made to foreign Holders of Allowed Claims may be paid, at the option of Reorganized Doe Run, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

    6.12.  DISPUTED CLAIMS.

        (a) No distribution or payment shall be made on a Disputed Claim until such Disputed Claim becomes an Allowed Claim. Except as otherwise ordered by the Bankruptcy Court or as determined by Reorganized Doe Run, Reorganized Doe Run shall reserve for the account of any Holder of a Disputed Claim any property that would be distributable to such Holder on the Effective Date in accordance with the Plan if such Disputed Claim were an Allowed Claim. Unless required to do so pursuant to an Order of the Bankruptcy Court, Reorganized Doe Run shall not post a bond pending the allowance or disallowance of a Disputed Claim.

        (b) As to any Disputed Claim (including, without limitation, any unliquidated Claim), the Bankruptcy Court shall, upon motion by the Debtor or Reorganized Doe Run, estimate the maximum allowable amount of such Disputed Claim. Any Creditor whose Claim is so estimated by an Order of the Bankruptcy Court shall not have recourse to the Debtor or to Reorganized Doe Run, or their assets, any assets theretofore distributed on account of any Allowed Claim, or any other Person or property to the extent the finally Allowed Claim of that Creditor exceeds that maximum.

        (c) After the Effective Date, Reorganized Doe Run shall have the authority to object to, settle, compromise, withdraw, or litigate Disputed Claims without Bankruptcy Court approval.

    6.13. BAR DATE FOR OBJECTIONS TO CLAIMS. Unless an earlier time is set by Final Order of the Bankruptcy Court, all objections to Claims (other than with respect to Administrative Claims and Rejection Claims) must be filed by the Claims Objection Bar Date; PROVIDED, HOWEVER, that no such objections may be filed against any Claim after the Bankruptcy Court has determined by entry of a Final Order that such Claim is an Allowed Claim. The failure by any party in interest, including the Debtor, to object to any Claim, whether or not unpaid, for purposes of voting shall not be deemed a waiver of such party's rights to object to, or re-examine, any such Claim in whole or in part.

    6.14. DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the transfer records for the Old Notes shall be closed, and there shall be no further changes in the record holders of the Old Notes. Reorganized Doe Run, any disbursing agent, and the Indenture Trustee shall have no obligation to recognize any transfer of Old Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

    6.15. WARRANTS. On the Effective Date, Reorganized Doe Run shall issue Warrants to purchase 667 shares of Old Doe Run Common Stock (representing 40% of the aggregate outstanding shares of Old Doe Run Common Stock), which shall be distributed as provided in this Plan.

    6.16. DIRECTION TO PARTIES. From and after the Effective Date, Reorganized Doe Run may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to Bankruptcy Code Section 1142(b).

    6.17. SETOFFS. The Debtor shall, pursuant to Bankruptcy Code Section 553, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, all claims, rights, and causes of action of any nature that the Debtor may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; PROVIDED, HOWEVER, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claims, rights, and causes of action that the Debtor may possess against such Holder.

    6.18. PRESERVATION OF RIGHTS OF ACTION. Except as otherwise specified in the Plan, in accordance with Bankruptcy Code Section 1123(b), as of the Effective Date, Reorganized Doe Run shall have the power (i) to institute and present in the name of the Debtor, or otherwise, all proceedings which it may deem proper in order to collect, assert, or enforce any claim, right, or title of any kind in or to any of the Debtor's Assets, and (ii) to defend and compromise any and all actions, suits, or proceedings in respect of such Assets.

                                   ARTICLE 7
                              EXECUTORY CONTRACTS

    7.1. ASSUMPTION OF EXECUTORY CONTRACTS. As of the Confirmation Date, but subject to the occurrence of the Effective Date, all Executory Contracts will be deemed assumed by the Debtor and retained by Reorganized Doe Run in accordance with the provisions and requirements of Bankruptcy Code SectionSection 365 and 1123, except those Executory Contracts that (i) have been rejected by order of the Bankruptcy Court or (ii) are the subject of a motion to reject pending on the Confirmation Date which is granted by the Bankruptcy Court, subject to the occurrence of the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to

Bankruptcy Code SectionSection 365(a) and 1123, subject to the occurrence of the Effective Date. Each Executory Contract assumed pursuant to this Article 7 shall revest in and be fully enforceable by Reorganized Doe Run in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of the Bankruptcy Court approving and authorizing its assumption, or
(iii) applicable federal law.

    7.2. CURE OF DEFAULTS OF ASSUMED EXECUTORY CONTRACTS. Any monetary amounts by which each Executory Contract to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to Bankruptcy Code Section 365(b)(1) of the Bankruptcy Code, by the Debtor, by payment of the default amount (as such amount has been agreed upon by Reorganized Doe Run, or in the event of a dispute regarding such default amount, as such amount has been determined by a Final Order of the Bankruptcy Court) in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts may otherwise agree. Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of Reorganized Doe Run or any assignee to provide "adequate assurance of future performance" (within the meaning of Bankruptcy Code Section 365) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by Bankruptcy Code Section 365(b)(1) shall be made following the entry of a Final Order resolving the dispute and approving the assumption. The Debtor shall provide notice to any non-Debtor party to any Executory Contract to be assumed pursuant to the Plan of the last date by which such party may file a Claim with respect to any default amount owed under the applicable Executory Contract. Any non-Debtor party that fails to respond or object in a timely manner to such notice of proposed default amount owed shall be deemed to have consented to such proposed amount.

    7.3. REJECTION CLAIMS. Each Person who is a party to an Executory Contract rejected pursuant to this Article 7 shall be entitled to file, not later than thirty (30) days after such rejection (or as otherwise provided by Final Order of the Bankruptcy Court), a Proof of Claim for alleged Rejection Claims. If no such Proof of Claim for Rejection Claims is timely filed, any such Claim shall be forever barred and shall not be enforceable against the Debtor, its Estate, or Reorganized Doe Run.. Objections to any such Proof of Claim shall be filed not later than ninety (90) days after such Proof of Claim is filed (or as otherwise provided by Final Order of the Bankruptcy Court), and the Bankruptcy Court shall determine any such objections. Payment of such Claims (consistent with the payments received by Holders of other Claims in the Class into which such Claims fall, as determined by Section 7.4 hereof) shall be made no earlier than the later of (a) ten (10) days after the expiration of the 90-day period for filing an objection in respect of any Proof of Claim filed pursuant to this
Section 7.3 and (b) ten (10) days after the Claim has been allowed by a Final Order, provided that no such payments shall be made before the Effective Date.

    7.4. CLASSIFICATION OF REJECTION CLAIMS. Except as otherwise provided under the Plan, Rejection Claims against the Debtor shall be treated as Allowed General Unsecured Claims against the Debtor to the extent they are treated as Allowed Claims, and shall be satisfied in accordance with the Plan and the Confirmation Order.

    7.5. INSURANCE POLICIES. All insurance policies of the Debtor providing coverage to the Debtor's directors, officers, shareholders, agents, employees, representatives, and others for conduct in connection with the Debtor, to the extent such policies are Executory Contracts, shall be deemed assumed by the Debtor and its business as of the Confirmation Date. Whether such policies are Executory Contracts or not, if they have not done so already, on or prior to the Effective Date, the Debtor shall cure any defaults under such insurance policies.

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                                   ARTICLE 8
             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

    8.1. CONDITIONS PRECEDENT TO EFFECTIVENESS. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur, and the Plan shall not be binding on any party, unless and until each of the following conditions has been satisfied or waived, in accordance with Section 8.3, in writing by the Debtor:

        (a) The Confirmation Order shall have been entered on the docket by the Clerk of the Bankruptcy Court, and shall not have been reversed, stayed, modified, or amended, and as to which the time for filing a notice of appeal, or petition for certiorari, or request for reargument or further review or rehearing shall have expired;

        (b) All authorizations, consents, and regulatory approvals required (if any) in connection with the effectiveness of this Plan shall have been obtained; and

        (c) all Plan Documents shall be satisfactory in form and substance to the lenders under the Senior Loan Agreement.

    The Confirmation Order shall be deemed annulled at such time as a condition to the Effective Date that has not been waived in a writing executed by the necessary party can no longer occur. If the Effective Date does not occur for any reason, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings (whether or not such proceedings involve the Debtor). If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall:
(1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor; (2) prejudice in any manner the rights of the Debtor; or
(3) constitute an admission, acknowledgement, offer or undertaking by the Debtor in any respect.

    8.2. EFFECT OF FAILURE OF CONDITIONS. In the event that one or more of the conditions set forth in Section 8.1 has not occurred or duly been waived by the Debtor pursuant to Section 8.3 of the Plan on or before sixty (60) days after the Confirmation Date, upon notification submitted by the Debtor to the Bankruptcy Court, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though Confirmation never occurred, and (d) the Debtor's obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtor or any other person in any further proceeding involving the Debtor.

    8.3. WAIVER OF CONDITIONS. The Debtor may, but shall have no obligation to, waive any conditions set forth in Section 8.1 with the consent of the lenders under the Senior Loan Agreement at any time, without notice, without leave of or order of the Bankruptcy Court. To be effective, any such waiver shall be in writing and signed by the Debtor, or shall be a stipulation on the record in this Case of which a transcript is made.

                                   ARTICLE 9
                         TITLE TO PROPERTY AND RELEASES

    9.1. VESTING OF PROPERTY. Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date, but retroactive to the Confirmation Date, (a) Doe Run shall continue to exist, with all the powers of corporations under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and
(b) all
property of the Estate of the Debtor, wherever situated, shall vest in Reorganized Doe Run, subject to the provisions of the Plan and the Confirmation Order. Thereafter, Reorganized Doe Run may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. After the Effective Date, but retroactive to the Confirmation Date, all property retained by Reorganized Doe Run pursuant hereto shall be free and clear of all claims, debts, Liens, security interests, encumbrances, and interests of creditors and security holders of the Debtor, except as contemplated hereby and except for the obligation to perform according to the Plan and the Confirmation Order, and except for the claims, debts, Liens, security interests, encumbrances, and interests of Holders of Allowed Class 2C Claims arising in connection with or preserved by the Plan.

    9.2. DISCHARGE AND INJUNCTION. Except as may otherwise be provided herein or in the Confirmation Order, the rights afforded and the payments and distributions to be made under this Plan shall be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge, and release of any and all existing debts and Claims and Interests of any kind, nature, or description whatsoever against the Debtor or its Assets or property, and shall effect a full and complete release, discharge, and termination of all Liens, security interests, or other claims, interests, or encumbrances upon all of the Debtor's Assets and property. All Persons are precluded from asserting, against any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, causes of action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, other than as expressly provided for in the Plan, or the Confirmation Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Bankruptcy Code Section 501;
(b) a Claim based upon such debt is allowed under Bankruptcy Code Section 502; or (c) the Holder of a Claim based upon such debt has accepted the Plan. Except as otherwise provided in the Plan, or the Confirmation Order, all Holders of Allowed Claims and Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against the Debtor, its successors, or the Assets, any of the following actions on account of such Allowed Claim or Interest: (a) commencing or continuing in any manner any action or other proceeding on account of such Claim or Interest against property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any of the property to be distributed under the terms of the Plan, other than as permitted under sub-paragraph (a) above; (c) creating, perfecting, or enforcing any Lien or encumbrance against any property to be distributed under the terms of the Plan; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtor or Reorganized Doe Run, the Warrants, the Assets or any other property of the Debtor or Reorganized Doe Run, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.

    9.3. NO WAIVER OF DISCHARGE. Except as otherwise specifically provided herein, nothing in this Plan shall be deemed to waive, limit, or restrict in any way the discharge granted to the Debtor upon Confirmation of the Plan by Bankruptcy Code Section 1141.

    9.4. POST-CONSUMMATION EFFECT OF EVIDENCES OF CLAIMS. Notes and other evidences of Claims against the Debtor shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan, if any.

    9.5. TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in this Case pursuant to Bankruptcy Code
Section 105, Section 362, or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date.

    9.6.  RELEASE BY HOLDERS OF CLAIMS AND INTERESTS.

        (a) In consideration for (i) the obligations of the Debtor and Reorganized Doe Run under the Plan and the Plan Documents, and except as otherwise provided herein, on the Effective Date, (i) all Holders of Allowed Claims and Interests that are impaired by and in the Plan, and (A) who vote in favor of the Plan or (B) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, who either do not vote in favor of the Plan or vote against the Plan (collectively, the "Releasing Parties"), shall be deemed to have completely released any and all claims of any kind or nature relating to the Debtor arising on or prior to the Effective Date, against (y) shareholders, directors, and officers of the Debtor (in their capacity as such and not in any other capacity), and (z) shareholders, directors, officers, employees, agents, advisors, attorneys, or representatives, in their capacity as such and not in any other capacity relating to the entities identified in clause (y) above (collectively, the "Representatives"), and all of their respective heirs, representatives, predecessors, successors, and assigns (in their capacity as such and not in any other capacity) (collectively, the "Released Parties"), including, without limitation, any claims arising from their ownership of securities of the Debtor under fraudulent conveyance or other laws relating to creditors' rights generally, claims with respect to violations of federal securities laws, and claims related to breaches of fiduciary obligations, but excluding (y) any claims arising against any such person or entity in connection with such person's or entity's willful misconduct for personal monetary gain, and (z) only with respect to officers of the Debtor, claims for gross negligence as well; (ii) the Releasing Parties shall be forever precluded from asserting any claims released pursuant to clause (i) hereof against any of the Released Parties, or any of their assets; and (iii) to the extent that any of the Releasing Parties receives monetary damages on account of any claim released pursuant to this paragraph from any of the Released Parties, whether brought by one or more of the Releasing Parties or by any other party, such Releasing Parties hereby assign all of their right, title, and interest in and to such recovery to the Released Parties against whom such money is recovered.

        (b) Notwithstanding any provision of the Plan to the contrary, the releases contained in this Section 9.6 shall not be construed as or operate as a release of or limitation on (i) claims by the Releasing Parties against the Released Parties that do not relate to or involve the Debtor, or
    (ii) objections to Claims.

    9.7. RELEASE BY DEBTOR. On the Effective Date, the Debtor, on its own behalf, and on behalf of its shareholders and Creditors derivatively, hereby waive, release, and discharge all of the Released Parties, solely in their capacity as such and not in any other capacity, from all liability based upon any act or omission related to past service with, for, or on behalf of the Debtor or its Affiliates through and including the Effective Date. The immediately preceding sentence shall not, however, apply to (i) any indebtedness of any Person to the Debtor for money borrowed by such Person, or (ii) any setoff or counterclaim that the Debtor may have or assert against any Person, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Person against the Debtor. Holders of Claims and Interests against the Debtor shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset, or recover any such claim that could be brought on behalf of or in the name of the Debtor.

    9.8. PRESERVATION OF INSURANCE. Notwithstanding anything provided herein to the contrary, the Plan shall not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against the Debtor or any other Person.

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                                   ARTICLE 10
                 MODIFICATION AND RESERVATION OF RIGHTS IN THE
                       EVENT OF NONACCEPTANCE OF THE PLAN

    The Debtor hereby reserves the right to request that the Bankruptcy Court confirm the Plan over the objection of any impaired Class in accordance with the applicable provisions of Bankruptcy Code Section 1129(b). In the event that any impaired Class or Classes of Allowed Claims shall not accept the Plan, upon the written request of the Debtor filed with the Bankruptcy Court, the Plan shall be modified, revised, and amended to provide such treatment as set forth in such request, to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, to provide the treatment necessary to meet the requirements of Bankruptcy Code SectionSection 1129(a) and (b) with respect to (i) the rejecting Classes and
(ii) any other Classes adversely affected by the modifications caused by this Article.

                                   ARTICLE 11
                           RETENTION OF JURISDICTION

    11.1. CLAIMS AND ACTIONS. Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over this Case as is legally permissible, including without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out. The Bankruptcy Court shall also expressly retain jurisdiction: (a) to hear and determine all Claims against the Debtor; and (b) to enforce all causes of action that may exist on behalf of the Debtor.

    11.2. RETENTION OF ADDITIONAL JURISDICTION. Following the Effective Date, the Bankruptcy Court shall also retain jurisdiction for the purpose of classification of Claims and Interests, the re-examination of Claims that have been allowed, and the determination of such objections as may be filed to any Claims, including Bankruptcy Code Section 502(c) proceedings for estimation of Claims. The Bankruptcy Court shall further retain jurisdiction for the following additional purposes:

        (a) to determine all questions and disputes regarding title to the Assets of the Debtor, all causes of action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between the Debtor and any other party, including, without limitation, any right to recover assets pursuant to the provisions of the Bankruptcy Code;

        (b) to modify the Plan after the Effective Date in accordance with the terms of the Plan and pursuant to the Bankruptcy Code and the Bankruptcy Rules;

        (c) to enforce and interpret the terms and conditions of the Plan;

        (d) to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtor, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

        (e) to enter an order closing this Case;

        (f) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

        (g) to determine any and all objections to the allowance of Claims;

        (h) to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

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        (i) to determine any applications or motions pending on the Effective
    Date for the rejection of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

        (j) to determine any and all applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

        (k) to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the Bankruptcy Court;

        (l) to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan;

        (m) to consider and act on the compromise and settlement of any Claim against or cause of action by or against the Debtor arising under or in connection with the Plan;

        (n) to issue such orders in aid of execution of the Plan as may be authorized by Bankruptcy Code Section 1142; and

        (o) to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan or the Confirmation Order.

    11.3. FAILURE OF BANKRUPTCY COURT TO EXERCISE JURISDICTION. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of this Case, including the matters set forth in this Article, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

    12.1. GOVERNING LAW. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of the Plan Documents and any other contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

    12.2. REVOCATION OR WITHDRAWAL OF THE PLAN. The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor so revokes or withdraws the Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

    12.3. SUCCESSORS AND ASSIGNS. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.

    12.4. TIME. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rules 9006(a) shall apply, and, among other things, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the

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
period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than eight calendar days, intermediate days that are not Business Days shall be excluded in the computation.

    12.5. MODIFICATION OF THE PLAN. The Debtor reserves the right to alter, amend, or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtor or Reorganized Doe Run, as the case may be, upon order of the Bankruptcy Court, may amend or modify the Plan in accordance with Bankruptcy Code Section 1127(b), or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan.

    12.6. NO PENALTY OR LATE CHARGES. Except as expressly stated in the Plan, or allowed by a Final Order of the Bankruptcy Court, no penalty or late charge is to be allowed on any Claim subsequent to the Petition Date.

    12.7. PROFESSIONALS' FEES. No Professionals' Fees shall be paid with respect to any Claim or Interest except as specified herein or as allowed by a Final Order of the Bankruptcy Court. All final applications for Professional Fees for services rendered in connection with these Cases prior to the Confirmation Date shall be filed with the Bankruptcy Court not later than thirty
(30) days after the Effective Date.

    12.8. AMOUNTS OF CLAIMS. All references to Claims and amounts of Claims refer to the amount of the Claim allowed by Final Order of the Bankruptcy Court or by the Plan; PROVIDED, HOWEVER, that Claims that have been objected to and that have not been allowed or disallowed prior to the day set for return of ballots shall be voted and counted at the amount as estimated by the Bankruptcy Court. The Debtor and other interested parties reserve the right, both before and after Confirmation, to object to Claims so as to have the Bankruptcy Court determine or estimate the Allowed amount of such Claim under the Plan.

    12.9. EXCULPATION. The Debtor, Reorganized Doe Run, the Indenture Trustee, and their respective members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any Person for any act or omission made in good faith in connection with, or arising out of the Plan, (and any Bankruptcy Court orders related thereto), the Plan Documents, the solicitation of votes for the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

    12.10. WAIVER OF SUBORDINATION. Except as provided in the Plan, all Creditors and Interest Holders shall be deemed to have waived any and all equitable and contractual subordination rights that they may have with respect to the distributions made pursuant to the Plan, and the Bankruptcy Court in the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Creditors and Interest Holders from enforcing or attempting to enforce any such rights against any Person receiving distributions under the Plan.

    12.11. DELETION OF CERTAIN CLASSES. Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for all purposes.

    12.12. SECTION 1145 EXEMPTION. Pursuant to Bankruptcy Code Section 1145(a)(1) or otherwise, the issuance of any securities under the Plan, including, without limitation, the Warrants and Exchange

Notes, shall be exempt from the registration requirements of the Securities Act of 1933, as amended, and any state or local laws requiring registration for the sale of securities. Such securities, when issued or sold, shall be freely transferable by the recipients thereof, subject to: (i) the provisions of Bankruptcy Code Section 1145(b) relating to "underwriters," as defined therein,
(ii) any restrictions contained in the terms of the securities themselves; and
(iii) any restrictions on the securities that have been agreed to by the holder of the securities with respect thereto. Any securities to be issued under the Plan shall be issued without further act or action under applicable law, regulation, order, or rule.

    12.13. SECTION 1146 EXEMPTION. Pursuant to Bankruptcy Code Section 1146(c), the issuance, transfer, or exchange of any security under the Plan; the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan; and the revesting, transfer, or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee.

    12.14. RULES OF INTERPRETATION. For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such from or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified, or supplemented in accordance with its terms;
(iv) unless otherwise specified, all references in the Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vii) the rules of construction set forth in Bankruptcy Code Section 102 shall apply.

    12.15. SEVERABILITY. Except as to terms which, if unenforceable, would frustrate the overall purposes of this Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

    12.16. IMPLEMENTATION. The Debtor shall take all steps, and execute all documents including appropriate releases, necessary to effectuate the provisions contained in this Plan.

    12.17. INCONSISTENCY. In the event of any inconsistency between the Plan and the Solicitation Documents, the provisions of the Plan shall govern, and in the event of any inconsistency between the Plan and any Plan Document, the provisions of such Plan Document shall govern.

    12.18. SERVICE OF DOCUMENTS. Any pleading, notice or other document required by the Plan to be served on or delivered to the following parties shall be sent by first class U.S. mail, postage prepaid to:

    Reorganized Doe Run:

    The Doe Run Resources Corporation
    1801 Park 270 Drive
    Suite 300
    St. Louis, MO 63146
    Attn: Marvin K. Kaiser
    with copies to:

    The Renco Group, Inc.
    30 Rockefeller Center
    42nd Floor
    New York, NY 10112
    Attn: Ira L. Rennert

    and

    Cadwalader, Wickersham & Taft
    100 Maiden Lane
    New York, NY 10038
    Attn: Michael Ryan, Esq.

    12.19. COMPROMISE OF CONTROVERSIES. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtor, Reorganized Doe Run, the Estate, and any Person holding Claims against the Debtor.

    12.20. NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by an Person with respect to any matter set forth herein.

    12.21. FILING OF ADDITIONAL DOCUMENTS. On or before the Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

    12.22. FURTHER ACTIONS. The Debtor and Reorganized Doe Run shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and to take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

Dated: October   , 2002

                                                       THE DOE RUN RESOURCES CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                            An Authorized Officer

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